Exhibit 10.14

LEASE AGREEMENT

BELTWAY BUSINESS PARK OFFICE NO. 2, LLC

A Nevada Limited Liability Company

(Landlord)

INNEVATION L.L.C.

A Nevada Limited Liability Company

(Tenant)

dated

April 24, 2012

Multi-Tenant – G-2

Modified Gross Lease

TABLE OF CONTENTS

1.	BASIC LEASE TERMS	1

2.	PREMISES	4

3.	TERM	5

4.	RENT AND OPERATING EXPENSES	6

5.	USE	10

6.	PREMISES FACILITIES, BUILDING & PROJECT COMMON AREAS	12

7.	MAINTENANCE, REPAIRS AND ALTERATIONS	14

8.	TAXES AND ASSESSMENTS ON TENANT’S PROPERTY	17

9.	UTILITIES AND SERVICES	17

10.	SUBLETTING AND ASSIGNMENT	20

11.	INSURANCE AND INDEMNITY	23

12.	DAMAGE OR DESTRUCTION	25

13.	EMINENT DOMAIN	26

14.	SUBORDINATION; ESTOPPEL CERTIFICATE	27

15.	DEFAULTS AND REMEDIES	28

16.	END OF TERM	32

17.	PAYMENTS AND NOTICES	32

18.	LIMITATION OF LIABILITY	33

19.	TRANSFER OF LANDLORD’S INTEREST	33

20.	MISCELLANEOUS	33

EXHIBIT A-1	PROJECT SITE PLAN

EXHIBIT A-2	BUILDING AREA

EXHIBIT A-3	COMPLEX AREA

EXHIBIT B	PREMISES FLOOR PLAN

EXHIBIT C	INTENTIONALLY OMITTED

EXHIBIT D	RULES AND REGULATIONS

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EXHIBIT E	MASTER SIGN PLAN

EXHIBIT F	PARKING

EXHIBIT G	GUARANTY

EXHIBIT H	INTENTIONALLY OMITTED

EXHIBIT I	RENEWAL OPTIONS

EXHIBIT J	INTENTIONALLY OMITTED

EXHIBIT K	INTENTIONALLY OMITTED

EXHIBIT L	SUBORDINATION AND NON-DISTURBANCE AGREEMENT

EXHIBIT M	MASTER LEASE

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LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”), dated April 24, 2012, is made by and between Beltway Business Park Office No. 2, LLC, a Nevada limited liability company (“Landlord”) and InNEVation L.L.C., a Nevada limited liability company (“Tenant”), and constitutes a lease between the parties of the “Premises” as identified in Section 1.1 hereof on the terms and conditions and with and subject to the covenants and agreements of the parties hereinafter set forth below. The Premises are located within the Building and Project described in Sections 1.3 and 1.4.

1. Basic Lease Terms

1.1.	Premises Address:

6795 Edmond Street, Suite 300

Las Vegas, NV 89139

1.2.	Rental Area & Parking Allocation:

Premises Rentable Sq. Ft.: 24,967 RSF

Parking Allocation: Subject to Exhibit F, 85 standard parking spaces, which includes 70 standard parking spaces (uncovered/unreserved) and 15 covered/reserved parking spaces, free of charge, for the duration of the Lease. The parties also acknowledge that Tenant may require (and shall be able to use, if available) additional parking during events taking place at the Premises. Tenant will coordinate with Landlord as necessary when additional parking is required.

1.3.	Building Designation:

Building Number: Building G-2 (“Building”)

Building Rentable Sq. Ft.: 72,302 RSF

Building Area Acreage: 4.23+/- acres (est.)

1.4.	Project and Complex:

The Project is defined in Section 2.1 and is a subdivided portion of the Beltway Business Park, a master-planned office/light industrial park. The Project acreage, Complex acreage, Building acreage and total square foot area contained within the Building may be altered by Landlord. The Complex is a portion of the Project as shown on Exhibit A-2.

Project Area Acreage: 320+/- acres (est.)

Complex Area Acreage: 8.403+/- acres (est.).

1.5.	Project Site Plan:

EXHIBIT A-1

1.6.	Premises Floor Plan:

EXHIBIT B

1.7.	Term:

The Initial Term of this Lease is sixty (60) months.

1.8.	Commencement Date:

The Commencement Date is: May 17, 2012.

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1.9.	Operating Expense Base Year:

The Base Year referred to in Section 4.2.a. is 2012.

1.10.	Option to Renew:

EXHIBIT I: One (1) Renewal Term(s), of thirty-six (36) months.

1.11.	Base Rent/Abatement:

Commencing on the Commencement Date and continuing for the remainder of the Initial Term, the monthly Base Rent for the Premises shall, on a modified gross basis, be as follows:

Term	Rate/Month
Months 1 - 5	Abated
Months 6 - 12	$42,943.24 per month ($1.72 per RSF)
Months 13 – 24	$44,191.59 per month ($1.77 per RSF)
Months 25 – 36	$45,439.94 per month ($1.82 per RSF)
Months 37 – 48	$46,937.96 per month ($1.88 per RSF)
Months 49 – 60	$48,435.98 per month ($1.94 per RSF)

Provided Tenant is not in default under this Lease, beyond any applicable notice and cure period, Tenant shall be entitled to an abatement of Base Rent (the “Abated Base Rent”) for months: 1-5 (the “Abated Base Rent Period”) of the Initial Term. The Abated Rent shall be amortized over the Initial Term. In the event Tenant defaults (at any time following all applicable notice and cure periods), all unamortized Abated Base Rent shall immediately become due and payable. The payment by Tenant of the unamortized portion of the Abated Base Rent in the event of a default shall not limit or affect any of Landlord’s other rights, pursuant to this Amendment, the Lease or at law or in equity. Only Base Rent, as set forth above, during the Abated Base Rent Period, shall be abated and all other additional rent, Operating Expense and other costs and charges specified in the Lease (not to exceed $0.25 per RSF) shall remain as due and payable pursuant to the provisions of this Lease.

Concurrent with the mutual execution and delivery of this Lease Agreement, Tenant shall provide Landlord with the sixth month’s Base Rent, which shall be applied at the beginning of the 6th month of the Initial Term.

1.12.	Base Rent Adjustments:

None.

1.13.	Rules and Regulations:

EXHIBIT D

1.14.	Operating Expenses:

The Operating Expenses and Tenant’s responsibility for reimbursement over the Base Year are set forth in Section 4.2. Tenant is solely responsible for the cost of in-suite janitorial, HVAC and electrical services supplied to the Premises.

Tenant acknowledges that Operating Expenses (as defined in Section 4.2) are, in part, calculated as follows:

“Project Common Area Expenses:” Consists of the maintenance and up-keep of developed perimeter Landscaping areas (generally located parallel to the public streets within the Project), security and general and administrative costs, monuments and those other costs associated with the common areas of the Project. Tenant shall initially be responsible for Project Common Area

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Expenses equal to: 3.388%.

[The method for calculation of the Building’s prorata share of Project Common Area Expenses shall be based on the number of acres of land assigned to the Building divided by the total number of acres in the Project. The calculation for the Premises prorata share of the Buildings Operating Expenses shall be based on the square feet of the Premises divided by the total square feet in the Building]

“Complex Common Area Expenses.” Consists of Operating Expense obligations of that certain block of buildings set forth in Exhibit A-3 attached hereto and incorporate herein (the “Complex”); including, but not limited to expenses shared by multiple buildings within the Complex, such as shared utilities, parking lot sweeping etc. Tenant shall initially be responsible for Complex Common Area Expenses equal to: 17.38%.

[The method for calculation of the prorata share of the Complex Common Area Expenses shall be based upon the acreage of the Building Area divided by the acreage of the Complex. The calculation for the Premises prorata share of the Buildings Operating Expenses shall be based on the square feet of the Premises divided by the total square feet in the Building]

“Building Common Area Expenses:” Consists of Operating Expense obligations of the Building including, but are not limited to: (i) Real Property Taxes, (ii) All Risk Property Insurance, and (iii) Property Management and maintenance/repair expenses. Tenant shall initially be responsible for Building Common Area Expenses equal to: 34.532%.

[The calculation for the Premises prorata share of the Buildings Operating Expenses shall be based on the square feet of the Premises divided by the total square feet in the Building].

1.15.	Security Deposit:

Waived.

1.16.	Permitted Use:

Commercial office use subject to Section 5.1 and operation as an executive suite location for the use of and occupancy by third parties which use and occupancy shall not be a Transfer or a Sublease as contemplated under Article 10.

1.17.	Addresses for Payments, Notices and Deliveries:

Landlord:

BELTWAY BUSINESS PARK OFFICE NO. 2, LLC

2300 W. Sahara, Suite 530

Las Vegas, NV 89102

Tenant:

InNEVation L.L.C.

7135 So. Decatur Blvd.

P.O. Box 42250

Las Vegas, NV 89116

1.18.	Brokers:

None.

1.19.	Landlord’s Improvements:

None. Tenant accepts the Premises in its “as-is” condition; provided, however, Landlord’s service, maintenance and repair obligations under the Lease shall remain in full force and effect.

1.20.	Tenant’s Improvements:

None.

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1.2I.	Guaranty:

The obligations of Tenant pursuant to this Lease shall be fully guaranteed by: Switch Communications Group, LLC, a Nevada limited liability company, as more specifically set forth on Exhibit G, attached hereto and incorporated herein.

2. Premises

2.1.	Leased Premises:

Landlord leases to Tenant the Premises at the address set forth in Section 1.1 and containing the rentable area set forth in Section 1.2. The Premises are located in the “Building”, which together with underlying real property is called the “Building Area” and is located within the master-planned Las Vegas Digital Exchange Campus (the “DEC”) a segregated portion of which is set forth herein as the “Project” as described in Section 1.4. The Project is located within the Cooperative Management Area (“CMA”) formed by an agreement between the U.S. Department of Interior’s Bureau of Land Management and Clark County, Nevada. The CMA is designated for non-residential uses and lies within the Airport 60 and above day-night average decibel level noise contours. The CMA is subject to a perpetual avigation easement for the free and unobstructed passage of aircraft above the Project and shall comply with the rules, regulations and operating directives of McCarran Airport, as more fully set forth in the McCarran International Airport Operating Directives. This Lease is subject and subordinate to a ground lease agreement (the “Master Lease”), by and between Landlord, as tenant, and the County of Clark, a political subdivision of the State of Nevada, as landlord (the “Master Landlord”), as more fully described in Section 20.21. Landlord warrants that the Building, Building Area and Project are currently and shall remain in compliance with such rules, regulations and operating directives and that tenant’s use of the Premises for commercial office or light industrial uses are permitted under the Master Lease. The Project, Building Complex and Premises are depicted in Exhibits A-1, A-2, A-3 and B, respectively. The parties stipulate and agree that the rentable area of the Premises is as set forth in Section 1.2.

Tenant shall also have access to any use of (without additional charge): (i) telecommunications closets and facilities within or associated with the Building to support Tenant’s Permitted Use of the Premises; and (ii) conduit and similar telecommunications transmission infrastructure (such as conduit) located within the DEC to interconnect with Tenant’s other facilities. Landlord shall not permit any third parties to utilize any telecommunications assets installed by Tenant for their benefit without Tenant’s prior written consent. Notwithstanding the above to the contrary, Landlord and Tenant acknowledge and agree that access and use of the Landlord owned/installed conduit (together with all easements and pathways relating thereto) (collectively the “Landlord Conduit”): (i) is solely owned by Landlord, and (ii) any use thereof, by Tenant, shall be governed by a separate agreement between Landlord and Tenant.

Subject to Landlord’s review and approval (which approval may be conditioned as to the location and nature of installation of the receiving/broadcasting equipment), Tenant, at Tenant’s sole cost and expense, shall be allowed to install receiving/broadcasting equipment in a secure area on the roof of the Building. The equipment shall be for Tenant’s (and other occupants of the Premises) exclusive use and shall in no way interfere with existing equipment on the roof of the Building. Tenant shall provide Landlord, for Landlord’s review and approval, (which approval shall not be unreasonably withheld) with specifications for any receiving/broadcasting equipment required by Tenant. The equipment shall be installed on a non-penetrating foundation, with installation approved by Landlord and shall not be visible from ground level. Tenant shall keep the receiving equipment in good repair at Tenant’s sole cost and expense.

2.2.	Delivery and Acceptance of Premises:

Landlord shall use commercially reasonable efforts to deliver the Premises to Tenant, on or before the Commencement Date as set forth in Section 1.8 with the Building Common Areas (defined in Section 6) in good operating condition.

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Except as otherwise provided in this Lease, Tenant accepts the Premises in their existing condition as of the Commencement Date. Landlord warrants that the Premises are zoned for commercial office use, and that on the date of delivery of possession of the Premises to Tenant, the Premises shall be in compliance with applicable laws, ordinances, regulations and governmental requirements relating to commercial office use. Tenant receives the Premises subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating Tenant’s use of the Premises. Tenant is responsible for determining the functionality, design and compatibility of the Premises for its intended use. Landlord reserves the right to control the use of the exterior walls, roof, and areas above and below the Building, and retains the right to install, maintain, use, repair, and replace structural elements and utility equipment, including, but not limited to, pipes, ducts, conduits, wires, and appurtenant fixtures in, under, over, and through the Premises, but only to the extent that such activity will not materially interfere with Tenant’s quiet use and enjoyment of the Premises.

2.3.	Building Name and Address:

Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant’s corporate or trade name. Landlord shall have the right to change the name of the Project or the address of the Building without notice or liability. However, Landlord shall only change the address of the Building if reasonably required by governmental authority. Landlord agrees not to utilize the name or trademark of Tenant, its subsidiaries or affiliates without Tenant’s written approval.

3. Term

3.1.	Initial Term and Commencement Date:

The term of occupancy shall be for the period shown in Section 1.7 (“Initial Term”). Subject to the provisions of Section 3.3, the Initial Term shall begin on the “Commencement Date”, defined in Section 1.8 above.

3.2.	Intentionally Omitted.

3.3.	Early Occupancy:

Tenant shall be allowed access to the Premises (without charge and without affecting the Lease Commencement Date) 30 days before the Lease Commencement Date for the limited purpose of installing wiring, telephone service and furniture and for performing other work as Tenant deems necessary; provided such access is in an orderly manner so as to avoid unreasonably interfering with or interrupting the Landlord’s construction of the Building/Premises or normal business operations and quiet enjoyment of the other occupants in the Building, in full compliance with all Building rules and regulations (as reasonably adopted by Landlord for the construction of the Building) and all applicable governmental laws, rules, regulations, and codes. Tenant’s access and use of the Premises, for any reason (including but not limited to the performance of Tenant’s Work), shall be subject to Tenant’s compliance with every provisions of this Lease, except that Tenant shall not be liable for the payment of Rent until the Lease Commencement Date. Tenant shall obtain any and all permits, licenses, and approvals that may be required in order to make lawful Tenant’s entry onto the Building/Premises and performance of the Tenant’s Work. The rights granted to Tenant by this paragraph shall be restricted solely to the Premises and shall not extend to any other portion of the Building without Landlord’s prior written consent. Neither Landlord nor Landlord’s contractors shall have any responsibility or liability whatsoever for the maintenance of the Premises or any work performed by Tenant prior to the Lease Commencement Date. Tenant’s activities within the Building/Premises prior to the Lease Commencement Date shall be at its sole risk, and neither Landlord nor Landlord’s contractors shall be responsible for the safety of Tenant or its agents or employees, or for the condition or loss of any items of personal property brought onto the Building/Premises. Tenant assumes full responsibility for any work performed and for all damages or losses arising from Tenant’s entry on the Building/Premises or performance of any work suffered by Tenant, Landlord, or either party’s agents, contractors, employees, or invitees, whether such damage or loss occurs in the Premises or in any other part of the Building. Tenant shall defend, indemnify, protect,

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and hold harmless Landlord, its heirs, successors, assigns, and Landlord’s Affiliates, against and from all liabilities, obligations, losses, damages, penalties, claims, liens, costs, and expenses (including, without limitation, attorney’s fees) paid, suffered, or incurred by Landlord as a result of any breach by Tenant of any covenant or condition of this paragraph, arising from Tenant’s early entry onto the Building/Premises.

3.4.	Renewal Term:

Tenant’s exercise of a Renewal Term to extend the term of the Lease, as set forth in Exhibit I, is conditioned as follows:

Uncured Defaults: No uncured default of Tenant shall exist at the time of the exercise of a Renewal Term.

Written Notice: Tenant shall give written notice of the exercise of a Renewal Term no later than six (6) months prior to the expiration of the immediately preceding term. If said notification is not timely given, all Renewal Terms shall automatically expire without further notice.

3.5	Right of First Offer:

Provided there is no uncured default of this Lease by Tenant, Tenant shall have a “Right of First Offer” with respect to any previously occupied space in the Building (“First Offer Space”). The Right of First Offer is subject to all options/extensions/renewals previously granted by Landlord (including but not limited to: any expansion right and renewal options) (collectively the “Superior Rights”). In the event any First Offer Space becomes available (and is not subject to any Superior Rights), Landlord shall provide written notice to Tenant (“First Offer Notice”). The First Offer Notice shall contain the following “Material Terms:” a description of the First Offer Space, the date on which the Landlord expects the First Offer Space to become available, the lease term, tenant improvement allowance, if any, concessions, if any, and the Base Rent. If Tenant declines or fails to duly and timely exercise its Right of First Offer within 14 days following receipt of the First Offer Notice, Landlord shall thereafter be free to lease the Premises to any third-party, at any time, without regard to the restrictions in this Section and on whatever terms and conditions Landlord may decide, in its sole discretion, provided the Material Terms, are not more favorable to such third-party purchaser than those set forth in the First Offer Notice, without again complying with all the provisions of this Section.

4. Rent and Operating Expenses

4.1.	Base Rent/Additional Rent:

From and after the Commencement Date, Tenant shall pay without deduction or offset the Base Rent set forth in Section 1.11, including subsequent adjustments and additions as called for herein. The Base Rent shall be due and payable on the first day of each month. If the Commencement Date occurs on a day other than the first day of the month, the first installment of Base Rent shall include rent for both the fractional month, if any, starting with the Commencement Date and the following calendar month. No demand, notice or invoice shall be required. As used herein, “rent” or “Rent” shall mean Base Rent and Additional Rent, all as hereinafter defined. All rent shall be paid, to Landlord, in lawful money of the United States of America without demand, deduction or offset of any kind. No payment by Tenant or receipt by Landlord of lesser amounts of rent than those herein stipulated shall be deemed to be other than on account of the earliest unpaid stipulated rent. No endorsement or statement on any check or any letter accompanying any check or payment as rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease. Any credit due to Tenant hereunder by reason of overpayment of additional rent shall first be applied to any damages or rent owed to Landlord by Tenant if Tenant shall be in default beyond applicable notice and cure periods, when said credit shall be owed.

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All other charges or payments of whatever nature required to be paid by Tenant to Landlord under this Lease, except Base Rent, including the Exhibits attached hereto, shall be referred to as “Additional Rent”. Base Rent shall be paid in the manner specified in the Section above; all other charges of whatever kind required to be paid by Tenant under this Lease, including the Exhibits attached hereto, shall, unless otherwise specified, be due and payable fifteen (15) days after demand, without any deductions or set-off whatsoever, in the manner and at the place where Base Rent is payable.

4.2.	Operating Expenses and Rent Adjustments:

a.	Payment of Operating Expenses

From and after the last day of the “Base Year”, as set forth in Section 1.9, Tenant shall pay, in addition to the Base Rent, an amount equal to the “Excess” of the annual budget for Operating Expenses (defined in Section 4.2.c), over and above the realized Operating Expenses for the Base Year (“Base Year Operating Expenses”). The “Excess” shall equal: (i) the difference between the annual budgeted Operating Expenses for the operative calendar lease year and the Base Year Operating Expenses (stated in terms of rentable sq. ft.), multiplied by (ii) the rentable sq. ft. area of the Premises.

The Base Year Operating Expenses and the Operating Expenses for each subsequent calendar lease year shall be “grossed up” to reflect the greater of: (i) the actual Building occupancy, or (ii) ninety-five percent (95%) Building occupancy.

Tenant shall pay to Landlord one-twelfth (1/12th) of the amount of the Excess for the operative calendar lease year in question on each monthly rent payment date of such calendar lease year. Landlord’s determination of the annual budget for Operating Expenses and the Excess following the Base Year shall be provided to Tenant after the commencement of the calendar lease year and within a commercially reasonable period of time. Until such determination is provided, Tenant shall pay the Excess, if any, for the prior calendar year on each monthly rent payment date. Following the determination and presentation to Tenant of the budget for Operating Expenses and the Excess for the operative calendar lease year, Tenant shall pay the amount of any unpaid Excess attributable to such operative calendar lease year on the next monthly rent payment date. During a lease year, Landlord may reasonably adjust Tenant’s monthly payment of the Excess to reflect the then current Operating Expenses and actual expenditures made during the elapsed portion of the operative lease year.

Tenant may conduct business operations in the Premises twenty-four (24) hours per day, seven (7) days per week as part of its Permitted Use and without incurring any additional charges for Additional Rent; except, for any charges associated with such extended operations, including without limitation, a reasonable charge for the increased use, repair and maintenance of the Building Systems or Building Common Areas and the wear and tear of the Building, its fixtures and equipment.

Any costs or expenses for services or utilities in excess of the standard services identified in Section 9.1 which are attributable to Tenant’s use or occupancy of the Premises shall be paid in full by Tenant as Additional Rent.

b.	Tenant’s Prorata Share

See Section 1.14 above.

c.	Operating Expenses

The term, “Operating Expenses” shall mean all costs of any kind paid or incurred by Landlord in connection with the operating, management, cleaning, protecting, lighting, repairing, replacing and maintaining the Building, the Project Common Area, the Building Common Area and the Complex Common Area in a first class condition, and allocated to Tenant on a prorata basis or otherwise reasonably determined by Landlord, including by way of illustration but not

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limitation: (i) the cost of supplies, equipment, labor, maintenance and service contracts in connection with Landlord’s obligations set forth in Section 7.1.a.; (ii) the cost of repairs and general maintenance of all landscaping, parking areas, covered parking structures and signs, and trash removal; (iii) the cost of “all risk” property insurance, including fire, extended coverage, sprinkler, apparatus, public liability, property damage, and other insurance as Landlord or any mortgagee deems necessary and prudent; (iv) wages, salaries and other labor costs including taxes, insurance, retirement, medical and other reasonable employee benefits for individuals providing direct repair, maintenance and upkeep services to the Building and Project on either a part or full time basis; (v) a management fee consistent with the industry standard for office park management by a national or regional office management company providing such services in Clark County whether such management services are provided by Landlord or a third party; (vi) the cost of supplying, replacing and cleaning employee maintenance uniforms; (vii) a pro rata portion of the actual cost of the Project manager’s office or maintenance space in the Project provided said allocated space is devoted solely to the management, operation, maintenance or repair of the Building or Project and the costs of such space are shared by all occupied Buildings receiving the benefits of management and maintenance services therefrom; (viii) costs levied, assessed or imposed due to applicable laws, including, without limitation the cost of business licenses, fees, assessments and similar taxes levied against Landlord relating to the Project; (ix) fees or charges which are payable by Landlord pursuant to a service agreement with a government provider for services to the Building or Project; (x) the reasonable costs of contesting the validity or applicability of any governmental enactment which would increase Operating Expenses; (xi) personal property taxes and the cost of depreciation or the rental expense of personal property used in the maintenance, operation and repair of the Building and Project and, (xii) the Real Property Taxes attributed to the Building and Project. For purposes of computing rent adjustments pursuant to this Section, Operating Expenses for the Building and Project shall be allocated and charged to Tenant in accordance with generally accepted accounting standards and expressed as an amount per square foot of Rentable Area. Landlord shall have the right, employing generally accepted accounting standards, to amortize any of the costs of repair or maintenance of the Building over such period as Landlord reasonably determines together with interest at the “Prime Rate” as quoted by Bank of America, N.A., plus two percent (2%) on the unamortized balance, in lieu of including the entire amount of such costs in the Operating Expenses of the year such costs are incurred.

Exclusions from Operating Expenses

The following items shall not be included in Operating Expenses: (i) maintenance or repair expenses which under generally accepted accounting standards would not be considered a maintenance or repair expense for a commercial office/light industrial facility, excluding therefrom the Special Improvements set forth in subsection 4.2.d, (ii) costs associated with the operation of the business of the entity which constitutes the “Landlord”, including, but not limited to, the legal and accounting costs associated with the leasing, selling, syndicating, financing, mortgaging, or hypothecating of any of Landlord’s interest in the Building or Project, the costs of disputes between Landlord and its tenants, (iii) costs of any services provided to tenants in the Building for which Landlord is entitled to reimbursement, (iv) expenses in connection with services provided solely to the premises of other tenants which are of no benefit to Tenant, (v) depreciation and/or amortization of the Building, except as set forth in subsection 4.2.d, (vi) the cost of repairs or other work incurred by reason of fire, windstorm or other casualty, but only to the extent reimbursed by insurance, (vii) Landlord’s personal and corporate taxes, inheritance and estate taxes, franchise, gift or transfer taxes, (viii) the cost of preparing any space for any tenant or prospective tenant of the Project or costs associated with any space presently deemed to be rentable space; (ix) costs incurred in leasing or obtaining new tenants or retaining existing tenants, including leasing commissions, attorneys’ fees, or the cost of advertising and promotion; (x) attorneys’ fees incurred in enforcing the terms of any lease; (xi) any amount paid to an entity or individual affiliated with Landlord which exceeds the amount which would be paid for similar goods or services on an arms-length basis between unrelated parties; (xii) capital improvements, except those in subsection 4.2.d below; (xiii) expenses resulting from any violation by Landlord of

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the terms of any lease of space in the building or of any ground or underlying lease or mortgage to which this Lease is subordinate; (xiv) except as otherwise set forth in the Lease to the contrary, costs of compliance with the Americans with Disabilities Act, as from time to time amended, and the rules and regulations thereunder; and (xv) except as otherwise set forth in the Lease to the contrary, any cost and expense incurred by or on behalf of Landlord in removing and disposing or causing to be removed or disposed hazardous or toxic substances or materials, or any cooling or chiller system and the chemicals used in such system from any part of the Building.

Landlord shall have the right, from time to time, to allocate some or all of the Operating Expenses for the Building/Project to a tenant’s premises, (on a non-discriminatory pro rata basis, using either an acreage or square foot formula), as may be determined, by Landlord, in a commercially reasonable manner.

d.	Special Improvements

During the term of the Lease, Tenant shall pay as Additional Rent an amount equal to the product of (i) the Special Improvement Amortization per square foot of Rentable Area in the Building, multiplied by (ii) the square feet of Rentable Area in the Premises.

“Special Improvements” shall mean any equipment, device or other improvement acquired or installed subsequent to the date the Building was fully assessed as a completed and occupied unit, or other relevant portion of the Project, and this Lease was signed, which benefits all tenants of the Building and is necessary (i) to achieve direct cost savings in the operation, maintenance and repair of the Building or such relevant portion of the Project, but only to the extent of the savings, or (ii) to comply with any government mandated statute, ordinance, code, controls or guidelines enacted subsequent to the date the Building was fully assessed as a completed and occupied unit, or other relevant portion of the Project, and this Lease was signed, if the cost thereof is capitalized on the books of Landlord in accordance with generally accepted accounting standards.

“Special Improvement Amortization” shall mean the actual cost, including reasonable financing costs, of each Special Improvement, but only to the extent of the savings for Special Improvements intended for cost savings measure, acquired by Landlord multiplied by the constant annual percentage required to fully amortize such cost on a straight line basis over the useful life of the Special Improvement. The Special Improvement Amortization shall be allocated to the Operating Expenses in accordance with generally accepted accounting standards and as an amount per square foot of rentable area.

e.	Real Property Taxes

Tenant shall pay as an Operating Expense the product of (i) the Real Property Taxes per square foot of Rentable Area in the Building for each lease year, multiplied by (ii) the number of square feet of Rentable Area in the Premises.

“Real Property Taxes” shall mean all taxes, assessments (special or otherwise) and charges levied upon or with respect to the Project and Building Area as explained in Exhibit E. Real Property Taxes shall include, without limitation, any tax, fee or excise on the act of entering into this Lease, on the occupancy of Tenant, the Base Rent hereunder or in connection with the business of owning and/or renting space in the Project which are now or hereafter levied or assessed against Landlord by the United States of America, the State of Nevada or any political subdivision, public corporation, district or other political or public entity having jurisdiction over the Building and Project, and shall also include any other tax, assessment, fee or excise, however described (whether general or special, ordinary or extraordinary, foreseen or unforeseen), which may be levied or assessed in lieu of, as a substitute for, or as an addition to, any other Real Property Taxes. Landlord may pay any such special assessments in installments when allowed by law, in which case Real Property Taxes shall include any interest charged thereon. Real Property Taxes shall also include reasonable legal fees, costs and disbursements incurred in

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connection with proceedings to contest, determine or reduce Real Property Taxes. Real Property Taxes shall not include any Federal, state, or local income, franchise, transfer, conveyance, gift, inheritance or capital stock taxes, unless, due to a change in the method of taxation, any of such taxes are levied or assessed against Landlord in lieu of, or as a substitute for, or as an addition to, any other tax, which would otherwise constitute a Real Property Tax.

f.	Annual Statement: Project Operating Expenses

Following the conclusion of each calendar year, but no later than April 1st, Landlord shall furnish to Tenant a statement showing the actual Operating Expenses for the previous calendar year, and any charge or credit to Tenant necessary to reflect the actual Operating Expenses. If the statement reveals an underpayment, Tenant shall pay Landlord the amount of the underpayment (whether or not the Lease has expired or been terminated) within thirty (30) days of written notice. If the statement shows an overpayment, Landlord shall credit the next monthly rent payment of Tenant, or, if the term of the Lease has expired, refund the overpayment to Tenant within thirty (30) days of this determination.

In the event Tenant’s pro rata share of Operating Expenses increases by more than five (5) percent in any Lease Year, Tenant shall be entitled to notify Landlord of amounts in the Operating Expense statement it disputes, not later than one hundred twenty (120) days following the receipt of the Operating Expense statement in question, and thereafter of its interest, upon ten (10) days notice, to retain an independent certified public accountant or other competent real estate professional applying generally accepted industry practices, who is not contracted or compensated on a contingency fee basis, to audit Landlord’s Operating Expense records for the calendar year in question at Landlord’s business office and during regular business hours. The Operating Expenses of any calendar year shall be subject to audit not more than once with such audit occurring not more than two (2) years after the expiration of such calendar year. Tenant shall deliver to Landlord a copy of the results of such audit within ten (10) days of its receipt by Tenant. Should the audit determine, to the reasonable satisfaction of Landlord, that Tenant was over-charged, then, within fifteen (15) days of Landlord’s inspection of the audit, Landlord shall credit Tenant the amount of such over-charge toward the payments of Base Rent and Additional Rent next coming due under the Lease or if the Lease has terminated, send Tenant payment for the over-charge amount. Should the audit determine that Tenant has been undercharged, Tenant shall reimburse Landlord for such amount as Additional Rent next coming due under the Lease. Tenant agrees to pay the cost of the audit, unless the audit determines that Landlord’s calculation of all Operating Expenses was in error by more than four percent (4%) for the period audited, in which case Landlord shall pay for the audit. Subtenants shall not be permitted to conduct an audit and Landlord approved assignees may only conduct audits for their specific period of possession.

4.3.	Intentionally Omitted.

4.4.	Security Deposit:

Waived.

5. Use

5.1.	Use:

Tenant shall use the Premises for commercial office purposes only or such other purposes as stated in Section 1.16. Tenant shall not use or occupy the Premises in violation of the rules and regulations set forth in Exhibit D. Tenant shall not do or permit anything within the Premises that will cause the cancellation of or increase the existing rate of fire or other insurance upon the Premises or Building. Tenant shall not obstruct or interfere with the reasonable rights of other tenants or occupants of the Building or Project. Tenant shall prevent odors, emissions, fumes, liquids or other substances or excessive noise from extending beyond the Premises. Tenant shall refrain from using or permitting the

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use of the Premises or any portion thereof as living quarters, sleeping quarters or for lodging purposes. Tenant shall at its sole cost and expense, comply in all material respects with all applicable laws, ordinances, and regulations related to its occupancy and use of the Premises now or hereafter in force. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated such applicable laws, ordinances and regulations shall be conclusive of that fact as between Landlord and Tenant. Tenant shall have access to the Premises, Building and parking facilities twenty-four (24) hours per day, seven (7) days per week.

5.2.	Hazardous Materials:

Neither party to this Lease shall cause or knowingly permit any Hazardous Materials (as defined below) to be brought upon, kept or used in or about the Building, Project or Premises unless such Hazardous Materials are (i) necessary for that parties business or for the maintenance, repair or cleaning of the Project and Buildings situated therein, and (ii) will be used, kept and stored in a manner that complies with all Hazardous Material Laws (as defined below). Should a party fail to fulfill its obligations as stated herein with regard to Hazardous Materials, then such party shall indemnify, defend and hold harmless the other party, including its partners, affiliates, employees, contractors, representatives, lenders, successors and assigns (collectively, the “Indemnified Parties”), from any and all claims, judgments, penalties, fines, and losses including reasonable attorneys’ fees, consultant and expert fees. This indemnification includes, without limitation, the costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision or required to return the property to the condition existing prior to the introduction of any such Hazardous Materials. The obligations of the parties hereunder shall survive the expiration or earlier termination of the Lease.

Tenant and Landlord shall comply in all material respects with all applicable federal, state and local laws, ordinances and regulations (“Hazardous Materials Laws”) relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any oil or petrochemical products, PCB, flammable materials, explosives, asbestos, urea formaldehyde, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including, without limitation, any substances defined as or included in the definition of “Hazardous Materials”, “toxic substances” or “chemicals known to the State to cause cancer or reproductive toxicity” under any such Hazardous Materials Laws (collectively, “Hazardous Materials”).

Landlord represents and warrants that as of the Commencement Date the Building does not contain toxic or hazardous materials or substances in violation of any applicable Hazardous Material Laws and Landlord agrees to use reasonable efforts to cause other tenants at the Building to comply, with all Hazardous Material Laws concerning the proper storage, handling and disposal of any toxic or hazardous materials or substances.

5.3.	Signs:

Tenant shall place a Building standard/ADA acceptable sign at the main entrance of the Premises (“Premises Signage”). Tenant’s name, allotted employees and suite number shall be listed upon the Building’s lobby directory, at Tenant’s expense. At Tenant’s sole cost and expense, Tenant shall be permitted to place one (1) panel on any monument sign constructed at the Building. Except that Tenant shall have the right to place a sign on the third floor parapet of the exterior of the Building facing and visible to Highway 215 (the exact location and nature of such sign shall be mutually agreed to by Tenant and Landlord), Tenant shall not place any signs, awnings or advertising matter on the exterior walls, exterior doors/windows, or roof of the Building (“Building Signage”) without Landlord’s prior written consent. Building Signage shall conform to the “Master Sign Plan” set forth in Exhibit E, (subject to government amendment). Tenant’s right to locate signage, antennas, or satellite dishes on the Building (if granted) is exclusive to Tenant, non-transferable and may only be used for Tenant’s operations within the Building. The cost of Premises Signage and Building Signage shall be Tenant’s sole responsibility, including: (i) the cost of installation and electrical connections thereto, (ii) the cost of reasonable periodic

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maintenance, (iii) the cost of removal upon the termination of the Lease, and (iv) the cost of repairing or repainting any visible impairment to the Building resulting from the installation or removal of Tenant’s Building Signage. Landlord hereby reserves the exclusive right to control the use of the roof and exterior walls of the Building. Landlord reserves the right to remove any Building Signage not in compliance with the Master Sign Plan. All reasonable costs and expenses incurred by Landlord due to such removal shall be paid by Tenant in the next month’s Additional Rent. Landlord reserves the right to remove Building Signage during any period of Building repair, restoration or construction, provided that Landlord immediately restores such signage, at its expense, upon completion of Landlord’s work.

6. Premises Facilities, Building & Project Common Areas

6.1.	Operation and Maintenance:

During the Initial Term and any renewals thereof, Tenant shall, at Tenant’s expense, maintain and operate the Premises Facilities in a commercially reasonable manner. The term “Premises Facilities” shall mean the plumbing, HVAC ductwork and units exclusive to the Premises, electrical, lighting facilities, plate glass and interior glass, entry and exit doors, and Tenant’s fixtures and equipment within the Premises. As an Operating Expense, Landlord shall maintain the Building’s heating and air conditioning units under a full service maintenance program. Landlord shall operate and maintain all of the Building Common Areas within the Project as an Operating Expense. The term “Building Common Areas” shall mean all areas outside of the exterior walls, exterior glass or partitions of the Premises and the Building and other buildings in the Project which are not held for the exclusive use of other tenants or entities entitled to occupy space, and all other appurtenant areas and improvements provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, including, without limitation, parking areas and covered parking structures, exterior lighting, driveways, sidewalks, landscaped and planted areas and common entrances not located within the premises of any tenant.

6.2.	Use of Building Common Area:

Tenant’s right of occupancy of the Premises shall include the non-exclusive use of the Building Common Areas in common with Landlord and other tenants, subject to compliance with the rules and regulations set forth in Exhibit D or as otherwise reasonably prescribed from time to time by Landlord. Landlord shall operate and maintain the Building Common Areas in a commercially reasonable manner consistent with other similar master planned parks in Clark County, Nevada. Landlord shall have exclusive control over the Building Common Areas, and may restrain any unreasonable use or occupancy thereof, except as authorized herein. Tenant shall keep the Building Common Areas clear of any obstruction or unauthorized use related to Tenant’s operations. Tenant, its employees, customers and invitees utilize the Building Common Areas at their own risk. Except in the event of Landlord’s negligence or willful misconduct, Landlord is not responsible for any damage or injury to or loss of the property of, Tenant, its employees, customers or invitees. Provided the Tenant’s access to the Premises and use of the Building’s parking area is not unreasonably denied or hindered, Landlord may temporarily close any portion of the Building Common Areas for repairs or alterations, or to prevent a public dedication or the accrual of prescriptive rights. Under no circumstances shall the right herein granted to use the Building Common Areas be deemed to include the right to store any property, temporarily or permanently, on the Building Common Areas which includes the installation or storage of any tenant system, equipment, including but not limited to HVAC or telephone systems, in any common electric, telephone, or mechanical room without the prior written consent of Landlord and pre-payment of storage fees. In the event of any unauthorized storage, Landlord shall have the right, without notice, in addition to any other rights and remedies, to remove the property and charge the reasonable cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

6.3.	Project and Complex Common Areas:

The Premises and Building share in certain repair, maintenance, management and related expenses for areas in common with other buildings within the Project commonly referred to as the Beltway Business Park (“Project Common Areas”) and with other buildings within the Complex (“Complex Common Areas”). The Project Common Areas are generally comprised of the shrubbery, trees,

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walkways, pavement, fencing, and streetscape lighting within the set backs (typically 20 feet) along the public roadways serving or bordering those areas of the Project in common with the Building. As an Operating Expense, the Building will be allocated its prorata share of the expenses. Landlord shall determine the allocation of Project acreage to Building Acreage based upon the commonality of improvements and services enjoyed by the Building and other buildings serviced thereby. The Complex Common Areas are generally comprised of block of buildings which incur expenses shared by the multiple buildings within the Complex, such as shared utilities, parking lot sweeping etc. As an Operating Expense, the Complex will be allocated its prorata share of the expenses. The calculations made pursuant to this Section shall be in accordance with Sections 1.14 and 4.2.

6.4.	Parking & Security:

Subject to Landlord’s right to adopt reasonable, nondiscriminatory modifications and additions to the rules and regulations set forth in Exhibit D, Tenant shall have the parking rights set forth in Exhibit F and this subsection.

a.	Parking Maintenance

Landlord shall maintain, as an Operating Expense, an automobile parking area (“Parking Area”) within the Project for the benefit and use of the visitors, customers and employees of Tenant, and other tenants and occupants of the Project. The Parking Area shall include the parking stalls, driveways, sidewalks, pedestrian passageways and other areas designated for parking and access thereto. Provided that Tenant’s reasonable and adjacent access and use of the Parking Allocation set forth in Section 1.2 is not denied or unreasonably hindered, Landlord reserves the right to make changes to the Parking Area from time to time. Landlord shall not be responsible for any damage to motor vehicles or the property contained therein of Tenant’s visitors, customers or employees, unless such damage was directly caused by the negligence or willful misconduct of Landlord, its agents or employees. Landlord shall also have the right to establish, amend and enforce reasonable rules and regulations, as Landlord may deem necessary for the proper operation and maintenance of the Parking Area.

b.	Security Personnel

The Landlord may, as an Operating Expense, contract for security personnel to monitor the Building Common Areas of the Project. The scope and frequency of the use of security personnel shall be based upon reasonable commercial standards and under Landlord’s sole control. The use of security personnel shall be for the general protection of the Building Common Areas and shall not impose upon Landlord or its agents an obligation or duty to protect or defend the property or personal well being of Tenant, its employees, customers or agents.

6.5.	Changes and Additions by Landlord:

Landlord reserves the right to make alterations or additions to the Project, Complex, Building, Building Common Areas Complex Common Areas and/or Project Common Areas, or to the fixtures and equipment within the Project/Complex/Building. Landlord may relocate or remove any of the various buildings (other than the Building), Parking Area and other Project/Complex/Building Common Areas, and may add buildings, land and amenities to the Project/Complex. Except for those portions of the Premises physically affected by a change or alteration, no change shall entitle Tenant to any abatement of rent or other claim against Landlord, provided that the change does not deprive Tenant of reasonable access to or the use and quiet enjoyment of the Premises and Tenant’s Parking Allocation. All such alterations or additions made available to Tenant under this Lease shall be in conformance with applicable local codes and regulations and Federal law.

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7. Maintenance, Repairs and Alterations

7.1.	Landlord’s Obligations:

a.	Project and Building Common Areas

Except for damage caused by any negligent or wrongful act or omission of Tenant, Tenant’s employees, suppliers, customers or invitees, (in which event Tenant shall repair the damage), Landlord shall keep in good condition and repair the foundations, exterior walls, structural condition of interior bearing walls, other structural components, floor slabs, the roof structure, and the utility main connections (plumbing, sewer, gas and electrical) to the Building (“Utility Mains”), all building systems (including without limitation HVAC and sprinklers) and common facilities (including without limitation elevators, common restrooms and common areas) of the Building to keep them in serviceable condition, as well as providing the other services for which there is an Operating Expense pursuant to Section 4. Landlord contracts for full service HVAC maintenance programs. Landlord shall not be obligated to paint the Premise’s interior walls, repair or replace (i) windows damaged or broken by Tenant, (ii) the entry/exit doors of the Premises, (iii) Tenant’s signs, or (iv) the interior plate glass of the Premises. Should the exterior plate glass of the Premises be damaged and such damage: (i) occurs on more than two occasions within a sixty (60) day period, and (ii) only affects the plate glass of the Tenant’s Premises and (iii) is during Tenant’s physical occupancy, then Tenant shall be responsible for the payment of all insurance deductibles associated with such plate glass damage occurring within sixty (60) days of any prior occurrence of damage against the Premises. Landlord shall have no obligation to begin repairs under this Section 7.1 until ten (10) days after receipt of written notice from the Tenant, except for repairs of which Landlord is aware, and for the operations of the HVAC and Utility Mains, which shall be repaired on an emergency basis. If Landlord has not performed or undertaken to perform the maintenance or repair services required under this Lease within ten (10) days of such notice from Tenant and such failure has a materially adverse affect upon Tenant’s business operations within the Premises, Tenant may take reasonable action as necessary to make repairs or perform such services and thereafter invoice Landlord for the reasonable cost of such repairs. In case of emergencies, the ten (10) day notice period shall be reduced to such period as is reasonable under the circumstances and Tenant shall only be required to provide oral notice to Landlord. In case of emergencies, the ten (10) day notice period shall be reduced to such period as is reasonable under the circumstances and Tenant shall only be required to provide oral notice to Landlord. Landlord shall not be liable for damage or loss of any kind or nature by reason of Landlord’s failure to furnish any such service when such failure is caused by governmental mandate, strikes, lockout, Tenant interference or other disturbances beyond the reasonable control of Landlord.

b.	ADA and Health Laws

Landlord warrants that upon the Commencement Date, the Premises and Building Common Areas shall be in compliance with the requirements of Title III of the Americans with Disabilities Act as of 1994 and the regulations and rules promulgated thereunder, as all of the same may be amended and supplemented from time to time (“ADA”) and other Federal, State or local laws relating to environmental and health matters (“Health Laws”). Landlord further warrants that all future construction, repairs or alterations to the Building or Project performed by Landlord shall be in compliance with the requirements of the ADA and Health Laws, as then recognized and applied. If alterations to the Premises, Building, or Project are required due to Landlord’s failure to comply with the ADA, as it was applied at the time of the Commencement Date or later alteration, then Landlord shall be responsible for compliance at Landlord’s sole cost and expense. However, should Federal, State or Local Authorities enact changes to the ADA or Health Laws such that alterations to the Building or Project are required to accommodate Tenant, its employees and/or visitors, as opposed to Building tenants generally, those necessary and required alterations shall be made by Landlord and amortized as an Operating Expense under commercially reasonable accounting practices. However, Landlord shall be responsible for the

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cost of efforts to ensure a readily accessible ADA Title III “path of travel,” whether within the Premises or not, when such efforts are required as the result of alterations made at the request of Landlord. Any modifications to the interior of the Premises to ensure a readily accessible ADA Title III “path of travel” which are required under the ADA or Health Laws due to Tenant’s Construction Drawings or specific use thereof shall be charged against the Tenant Improvement Allowance, if any, or made by Tenant, at Tenants sole cost and expense, in an expeditious and commercially reasonable manner.

7.2.	Tenant’s Obligations:

a.	Premises Repair and Maintenance

Except for damage caused by any negligent or wrongful act or omission of Landlord, At Tenant’s expense, Tenant shall keep in good order, condition and repair the Premises and every part thereof, including, without limitation, all window treatments, entry and exit doors, plumbing fixtures, electrical and lighting facilities and equipment within the Premises, fixtures, ductwork, interior walls and interior surfaces of exterior walls, ceiling tiles and grid, windows and doors (including glass and casings) and plate glass located within the Premises, together with any supplemental HVAC equipment servicing only the Premises. Tenant shall not be responsible for structural repairs to the Premises or for replacement of the Utility Mains unless such repairs or replacements are necessitated by the negligent acts or willful misconduct of Tenant, its agents or employees. Tenant shall not make any alterations to the Premises affecting fire/life safety systems without: (i) submitting plans from a qualified engineer certifying the systems, and (ii) written notification to, and written consent from, Landlord. Tenant shall immediately notify Landlord in case of fire or accident in the Premises, Building or the Project, and of defects in any of the improvements or equipment. Tenant shall do all acts required to comply with all applicable laws, ordinances, and rules of any public authority relating to its maintenance obligations as set forth herein.

b.	Remedy for Failure to Perform

If Tenant fails to perform its obligations under this Section 7.2, Landlord may enter upon the Premises, provided within ten (10) days’ prior written notice to Tenant, Tenant shall fail to commence a cure through completion (except in the case of emergency, in which event, no notice shall be required), perform such obligations on Tenant’s behalf and put the Premises in good order, condition and repair, and the cost thereof shall be due and payable as additional rent together with Tenant’s next Base Rent installment plus an administrative fee equal to five percent (5%) of the cost incurred by Landlord.

7.3.	Alterations and Additions:

a.	Landlord’s Consent

Without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed, Tenant shall not make any alterations, improvements or additions to the Premises except for nonstructural alterations to the interior of the Premises not exceeding Ten Thousand Dollars ($10,000) annually during the term. Without Landlord’s prior written consent, Tenant shall not make any alterations or improvements to the Building, the Utility Mains, Utility Installations, the Premises Facilities or Building Common Areas. As used in this Lease, the term “Utility Installations” shall mean air lines, power panels, Building electrical distribution systems, lighting fixtures, space heaters, air conditioning and plumbing within the Building. If Tenant makes any Tenant alterations or commences Tenant’s Work without the prior written approval of Landlord, Landlord shall have the right to require that Tenant remove any or all of such Tenant alterations or Tenant’s Work and repair and any restore damage to the Premises caused by such removal at Tenant’s sole expense. Provided that notice is given at the time of Landlord’s consent, if necessary, Landlord may require that Tenant remove any Tenant installed alterations or improvements at the expiration of the term, and restore the Premises and the Building to their prior condition, normal wear and tear excepted. Tenant shall comply with the requirements and

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procedures for Tenant’s construction of improvements set forth in Exhibit C. Landlord may require that Tenant provide a lien and completion bond in an amount equal to the estimated cost of such improvements. At Landlord’s discretion, Tenant’s failure under this subsection to obtain Landlord’s prior written approval, if necessary, may result in the removal of the alteration or improvement at Tenant’s sole expense. During the Lease term, should either Landlord or Tenant be required by court order, governmental authority or a newly enacted law, code or ordinance, to alter or improve any part of the Premises due to Tenant’s specific use, interior space plan or alteration of the Premises, then Tenant shall make or permit Landlord to make such alterations or improvements at Tenant’s sole cost and expense, and the parties shall cooperate with each other to minimize disruption to Tenant’s business operations and Tenant hereby waives all claims for damages or abatement of rent because of such mandated alteration or improvement. Under no circumstances shall Tenant enter upon the Project/Building roof or make any roof penetrations without the prior written consent of Landlord. Any consent of Landlord shall be conditioned upon Landlord’s review and approval of plans satisfactory to Landlord for the repair of the roof. At Landlord’s option, any roof penetrations shall be performed by Landlord’s roofing contractor, and Tenant shall reimburse Landlord for the cost thereof and any necessary repair work within fifteen (15) days after Tenant’s receipt of an invoice therefore.

b.	Plans and Procedures

All alterations, improvements or additions in or about the Premises or the Building shall be performed in compliance with Exhibit C. Tenant shall comply with all local requirements and codes for construction and provide Landlord with a complete set of “as built” drawings upon completion.

c.	Payment of Labor

Tenant shall pay, when due, all claims for labor or materials associated with Tenant’s alterations or improvements. Tenant shall give Landlord not less than ten (10) days’ notice prior to the commencement of any work in the Premises, and Landlord shall have the right to post and record notices of non-responsibility on the Premises or the Building as provided by law. If Tenant shall in good faith contest the validity of any lien, claim or demand, then Tenant shall, at its sole expense, defend itself and Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon, before the enforcement thereof, against Landlord, the Premises, Building or Project. Should Landlord require, Tenant shall furnish a surety bond reasonably satisfactory to Landlord in an amount equal to such contested lien or claim, indemnifying Landlord against liability and holding the Premises and the Project free from the effect of such lien or claim. Without limiting the foregoing, Tenant shall comply with all applicable provisions of Nevada Revised Statutes Chapter 108 before commencing any work related to such alterations, improvements or additions.

d.	Alterations Property of Landlord

All alterations, improvements or additions to the Premises shall be surrendered with the Premises at the expiration of the Term, unless Landlord required their removal at the time of consent. Notwithstanding the provisions of this paragraph, Tenant’s furniture, equipment and trade fixtures, other than that which is affixed to the Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Section 7.2.

7.4.	Utility Additions:

Landlord reserves the right to install new or additional utility facilities throughout the Building and the Premises for the benefit of Landlord or Tenant, or any other tenant of the Project, including, but not limited to, such utilities as plumbing, electrical systems, security systems, communication systems and fire protection and detection systems, so long as such installations do not unreasonably interfere with Tenant’s use of the Premises or Building Common Areas.

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7.5.	Entry and Inspection:

Landlord shall have the right, provided reasonable prior notice of at least 48 hours is given to Tenant, except where Landlord determines an emergency exists, (i) to enter the Premises to inspect, repair and supply services in accordance with this Lease, (ii) during the last one hundred eighty (180) days of the term to show the Premises to prospective tenants, all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. If Tenant abandons the Premises and fails to pay rent for a period of fifteen (15) consecutive days after the rent due date, Landlord may enter the Premises and take such action as reasonably necessary to mitigate damages, without the abatement of rent and without liability to Tenant. Landlord shall be provided keys or codes which unlock all of the doors in the Premises, excluding Tenant’s vaults and safes, and Landlord shall have the right to use any means reasonably necessary in an emergency to obtain entry to the Premises. Any entry to the Premises properly obtained by Landlord herein shall not be deemed an unlawful entry, a detainer, or an eviction of Tenant from the Premises.

7.6.	Improvements Installed by Tenant:

Tenant shall immediately undertake the installation of Tenant’s furniture, fixtures and equipment (“Tenant’s Work”) and shall diligently pursue such work to completion. All of Tenant’s Work shall be at Tenant’s sole cost and expense and carried out in a commercially reasonable manner. Tenant shall keep the Premises and Building Common Area free of all construction debris and in a broom clean condition. Tenant shall provide trash containers as and if needed, in a location reasonably designated by Landlord and shall remove such trash containers prior to opening for business. Tenant’s contractors shall name Landlord as an additional insured on contractor’s insurance policies and provide evidence of such insurance coverage prior to the commencement of any construction. Tenant’s Work shall comply with all governmental statutes, ordinances, rules and regulations pertaining thereto. Tenant covenants that no work by Tenant’s employees, agents or contractors, shall disrupt or cause a slowdown or stoppage of any work conducted by Landlord on the Premises or Project of which it is a part except in cases of “Force Majeure” as set forth in Section 20.12.

8. Taxes and Assessments on Tenant’s Property

Taxes on Tenant’s Property:

Tenant shall be liable for and shall pay all taxes and assessments levied against all personal property of Tenant located in the Premises. If any taxes on Tenant’s personal property are levied against Landlord or Landlord’s property is increased by the inclusion of a value placed upon the personal property of Tenant, and if Landlord pays the taxes based upon the increased assessment, Tenant shall pay to Landlord the taxes so levied against Landlord or the proportion of the taxes resulting from the increase in the assessment.

9. Utilities and Services

9.1.	Utility Services:

Landlord shall use commercially reasonable efforts to cause public utilities to furnish, as appropriate, electricity, gas, water and sewage (“Building Systems”) utilized in operating the Premises. The cost of transforming the power from the power panel to the Premises (if required by Tenant’s specific use), is a Tenant Improvement expense.

a.	Heating.

As a separately metered or allocated Tenant expense (except as to the Building Common Areas), the Premises is served by an individual packaged-unit mechanical system providing direct control of Tenant’s work space environments.

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b.	Cooling.

Tenant shall have direct control over the individual packaged-unit mechanical system serving Tenant’s work space environments. The cooling capacity of the system may be adversely impacted due to the rearrangement, partitioning or other alterations made or performed by or on behalf of Tenant. Tenant agrees to cooperate fully with Landlord and to abide by the reasonable regulations and requirements which the system service contractor or Landlord may prescribe for the proper functioning and protection of the air cooling system.

c.	Cleaning.

Tenant contracts directly for janitorial services within the Premises. As an Operating Expense, Landlord shall cause the Building Common Areas to be cleaned daily, Monday through Friday, during evening hours. Tenant shall pay any additional trash removal costs imposed upon Landlord due to Tenant’s excessive trash or large items. Tenant shall have the option of independently contracting for the removal of such items.

d.	Sprinkler System.

If the sprinkler system, and or any of its appliances shall be damaged or injured or not in proper working order by reason of Tenant’s alterations of the Premises or any willful misconduct of Tenant’s agents, employees or visitors, Tenant shall forthwith restore the same to good working condition at its sole expense. If a government entity having jurisdiction over the Premises shall require any modifications to the sprinkler system by reason of Tenant’s business, or the location of trade fixtures or other contents within the Premises, Tenant shall, at Tenant’s expense, promptly make such modifications and supply Landlord with approved as-built drawings of same. Subject to the foregoing and as an Operating Expense, Landlord shall maintain any sprinkler system now or hereafter installed in the Premises in good working order.

e.	Water.

As an Operating Expense, Landlord shall provide on demand water service to the Premises.

f.	Electricity.

Tenant’s Premises are individually metered for electrical service and Tenant shall be responsible for contracting directly with the electrical utility provider for such service. If either the quantity or character of electrical service is changed by the public utility or other company supplying electrical service to the Premises and is therefore no longer suitable for Tenant’s requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part. Landlord makes no warranty or representation as to the compatibility of the Premises electrical distribution system with Tenant’s modular furniture systems.

g.	Interruption of Services.

Landlord reserves the reasonable right, without liability to Tenant, except as otherwise expressly provided in this Lease, and without being in breach of any covenant of this Lease, to interrupt service of the HVAC System, the elevator, electrical, plumbing or other mechanical systems or facilities in the Building (“Essential Services”) as may be required by law, casualty, accident or emergency, or for reasonable repairs, alterations, or replacements. Landlord shall use its best efforts to limit the interruption of Essential Services to cause as little interference to Tenant’s business operations as is reasonably possible and provide prior notice of such interruption when practicable. Landlord shall have no responsibility or liability for interruption, curtailment or failure to supply cooled or outside air, heat, elevator, plumbing or electricity when prevented from supplying such Essential Services by reason of governmental act or intervention, labor strikes, power surges or causes reasonably beyond Landlord’s control, including without limitation (i) the presence of biological or other airborne agents within or outside of the Building, (ii) the disruption of telephone or mail delivery services to the Building resulting from a casualty

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or, (iii) the blockage of access to the Building resulting from a casualty. Notwithstanding any other provisions of this Lease, in the event there is an interruption of Essential Services due to Landlord’s performance of repairs or alterations, which interruption of Essential Services prevents Tenant from using all or a portion of the Premises for the conduct of its business for a period in excess of three (3) business days, and provided Tenant does not occupy such unusable portion of the Premises during such period, then Tenant shall be entitled to abate the payment of Base Rent and additional rent for that proportion of the Premises rendered unusable for the period commencing on the fourth (4th) business day of the interruption of such Essential Services and ending on the earlier of (i) the date Tenant reoccupies the unusable portion of the Premises for the conduct of its business therein or (ii) the date Landlord shall have restored the Essential Services so interrupted.

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10. Subletting and Assignment

10.1.	Transfers:

Subject to Section 10.7 below and Section 1.16, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, encumber or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, or sublet the Premises or any part thereof (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). To request Landlord’s consent to any Transfer requiring such consent under the provisions of this Section 10, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than twenty (20) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the “Transfer Premium,” as that term is defined in Section 10.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) in the event of an assignment, current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information reasonably required by Landlord, which will enable Landlord to determine the financial capacity, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space. Any Transfer requiring but made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a material default by Tenant under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay Landlord’s review and processing fees, as well as any reasonable legal fees incurred by Landlord in connection with such review, within thirty (30) days after written request by Landlord, which fees shall not exceed $1,000.

10.2.	Landlord’s Consent:

Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

i. The Transferee’s business or use of the Subject Space is not permitted under this Lease;

iii. The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under this Lease on the date consent is requested;

iv. The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party; or

v. The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, signage rights, or other similar “personal” right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right).

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If Landlord consents to any Transfer pursuant to the terms of this subsection (and does not exercise any recapture rights Landlord may have under Section 10.4 of this Lease), Tenant may within one hundred eighty (180) days after Landlord’s consent, but not later than the expiration of such 180-day period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 10.1 of this Lease.

10.3.	Transfer Premium:

In the event of a Transfer requiring Landlord’s consent, if Landlord consents to such a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 10.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred. “Transfer Premium” shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for the use of Tenant Improvements, generators, fiber optics or communications facilities in the Premises in connection with such Transfer. The Transfer Premium payable by Tenant shall expressly exclude and be reduced by (a) any improvement allowance or other economic concession (planning allowance, moving expenses, etc.), paid by Tenant to sublessee or assignee; (b) brokers commissions; (c) reasonable attorneys fees; (d) lease takeover payments; (e) costs of advertising the space for sublease or assignment, and (f) unamortized cost of initial and subsequent improvements to the Premises made by Tenant.

10.4.	Intentionally Omitted.

10.5.	Effect of Transfer:

If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer or designee, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of Tenant’s obligations under this Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to request a copy of the books, records and papers of Tenant relating to any Transfer, and shall have the right to make a copy thereof, provided Landlord shall maintain the confidentiality thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord’s costs of such audit, and if understated by more than ten percent (10%), Tenant shall pay a deficiency premium of fifteen percent (15%) of the total Transfer Premium owed during the period of such deficiency.

10.6.	Additional Transfers:

For purposes of this Lease, the term “Transfer” shall also include: (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of thirty-three percent (33%) or more of the partners, or transfer of thirty-three percent (33%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof; (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of twenty-five percent (25%) of the voting shares of Tenant (other than to immediate family members by reason of gift, transfer or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate

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of twenty-five percent (25%) of the value of the unencumbered assets of Tenant within a twelve (12) month period; and (iii) if Tenant is a limited liability company, any cumulative transfer of more than thirty-three percent (33%) of the membership interests. In addition to those types of Transfers specified above in this Section 10, any change to the form of tenant entity or any use of the Premises by an individual or entity other than Tenant, whether pursuant to a license or concession, or otherwise, shall be deemed a Transfer requiring Landlord’s consent.

10.7.	Tenant Affiliate:

Notwithstanding anything to the contrary contained in Section 10.1 of this Lease, a Transfer of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant) or to any corporation or other entity resulting from a merger of, or consolidation with Tenant (collectively, “Tenant Affiliate”), shall not be deemed a Transfer under Section 10 for which (a) consent is required, or (b) any Transfer Premium is payable, provided that: (i) Tenant promptly notifies Landlord of any such Transfer; (ii) promptly supplies Landlord with any non confidential documents or information reasonably requested by Landlord regarding such Transfer; (iii) if such Transfer is an assignment, Tenant Affiliate assumes in writing all of Tenant’s obligations under this Lease; and i(v) such Transfer is not a subterfuge by Tenant to avoid its obligations under this Lease. “Control,” as used herein, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

10.8	Transfer Involving Sublease:

Every approved sublease transaction shall be evidenced by a written sublease (the “Sublease”) between Tenant and Subtenant (the “Subtenant”). The Sublease or, where applicable, Landlord’s written consent required under Section 10.1 above, to which Tenant and Subtenant shall be parties (the “Consent”), shall comply with the following requirements:

i. The Sublease shall be subject to, and shall incorporate by reference, all of the terms and conditions of this Lease, except those terms and conditions relating to Base Rent, Additional Rent, and any other amount due under this Lease. Subtenant shall acknowledge in the Sublease or Consent that it has reviewed and agreed to all of the terms and conditions of this Lease. Subtenant shall agree in the Sublease or Consent not to do, or fail to do, anything that would cause Tenant to violate any of its obligations under this Lease.

ii. The Sublease or Consent shall require that: (1) Subtenant shall have no right to exercise any option to extend the Lease Term, utilize Tenant’s signage rights, or any right of first refusal (or similar right) granted to Tenant in this Lease; and (2) the Sublease shall require Tenant to agree that it shall neither exercise on behalf of, nor assign to, Subtenant any such option or right.

iii. The Sublease or Consent shall contain, in full, any use restrictions or other provisions of this Lease that affect the use of the Premises, and any other provisions that Landlord otherwise requires be contained in the Sublease.

iv. The Sublease or Consent shall contain a waiver of subrogation against Landlord and shall require Subtenant’s insurance policies to acknowledge such a waiver of subrogation.

v. The Sublease or Consent shall prohibit a sub-subletting of the Premises or the assignment of the Sublease by Subtenant, without first obtaining Landlord’s consent, which consent may be granted or withheld in Landlord’s sole and absolute discretion.

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vi. The Sublease or Consent shall require Subtenant, acting through Tenant, to obtain Landlord’s prior written consent to any alterations to the Premises, to the extent Tenant is required by this Lease to obtain such consent.

vii. The Sublease or Consent shall require: (1) Subtenant to send Landlord copies of any and all notices concerning the Premises that Subtenant is obligated to provide to Tenant; and (2) Tenant to send Landlord copies of any and all notices concerning the Premises that Tenant is obligated to provide to Subtenant.

viii. The Sublease or Consent shall provide that Subtenant shall have no right (and shall waive any rights it may have) to hold Landlord responsible for any liability in connection with the Premises, including, without limitation, any liability arising from the noncompliance with any federal, state, or local laws applicable to the Premises.

ix. The Sublease or Consent shall provide that: (1) Nothing in the Sublease shall amend or shall be construed or deemed to amend this Lease; and (2) Tenant and Subtenant shall not amend the Sublease, without Landlord’s prior written consent.

x. The Sublease or Consent shall contain such other terms as Landlord may reasonably require to maintain the use of the Premises as contemplated in the Lease.

10.9.	No Merger:

No merger shall result from Tenant’s sublease of the Premises under this Section 10, Tenant’s surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

11. Insurance and Indemnity

11.1.	Tenant’s Insurance:

Beginning on the date Tenant is given access to the Premises for any purpose and continuing until the expiration of the Lease term, including extensions or holdovers thereof, Tenant shall maintain policies of insurance covering loss or damage to Tenant’s trade fixtures, merchandise, equipment and improvements installed by Tenant and not covered by a Tenant Improvement Allowance, and other personal property in or about the Premises, in commercially reasonable amounts relative to the value of the property insured and providing protection against any peril included within the classification “Causes of Loss-Special Form” (or comparable coverage), together with insurance against sprinkler damage, vandalism and malicious mischief. As an Operating Expense, Tenant shall be liable for its prorata share of any deductible amount under Landlord’s insurance policies required to be maintained pursuant to Section 11.2 (in an amount not to exceed $10,000 per occurrence), provided that if the loss or damage results directly from the negligent act or omission of Tenant, its employees, contractors or agents, then Tenant shall be solely responsible for the payment of such deductible.

Beginning on the date Tenant is given access to the Premises for any purpose, and continuing until expiration of the Term (and any Extensions thereto), Tenant shall provide, pay for and maintain in effect during Tenant’s occupancy of the Premises, worker’s compensation insurance as required by law and commercial general liability insurance on the Premises and the operations of Tenant in, on or about the Premises, providing personal injury and broad form property damage coverage for not less than Two Million Dollars ($2,000,000) combined single limit for bodily injury, death and property damage liability. The deductibles or self-insurance portion under any such insurance policies to be carried by Tenant shall be in a commercially reasonable amount. The commercial general liability insurance policy shall name Landlord, and, upon Landlord’s request, Landlord’s mortgagee, as an additional insured and Tenant shall submit proof of such insurance to Landlord in the form of an industry standard “Additional Insured

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Endorsement” not less than five (5) business days prior to Tenant’s occupancy of the Premises for business operations and not less than fifteen (15) days prior to the expiration of any operative endorsement. Tenant shall also procure adequate insurance to cover all of Tenant’s obligations under this lease, including, but not limited to, Tenant’s obligations to indemnify Landlord as set forth in Section 11.5 below. If Tenant carries any of the insurance required hereunder in the form of a blanket policy, any certificate required hereunder shall make specific reference to the Premises, provided, however, the blanket policy carried with respect to the insurance required by Tenant hereunder shall contain a “per location” endorsement assuring that any aggregate limit under such blanket policy shall apply separately to the Premises and that the insurer thereunder shall provide written notice to Landlord if the available portion of such aggregate is reduced to less than the minimum amounts required under this Article by either payment of claims or the establishment of reserves for claims, (whereupon Tenant shall be obligated to take immediate steps to increase the amount of its insurance coverage in order to satisfy the minimum requirements set forth in Section 11.2). The policy evidencing insurance required to be carried by Tenant pursuant to this Article shall provide coverage on an occurrence basis. The limits of the insurance coverage required by Landlord or the unavailability of certain types of coverage shall not limit or release Tenant from any of its obligations under this Lease and the existence of such insurance in no way changes Tenant’s obligations to Landlord.

Tenant shall not use, or allow the Premises to be used for any purpose which may be prohibited by the form of property insurance policy required to be carried under this Lease. Tenant shall pay any increase in premiums for liability and property (including all risk coverage) insurance that may be charged during the Term of this Lease on the amount of such insurance which may be carried by Landlord on the Premises, the Building or the Project resulting from Tenant’s occupancy, whether or not Landlord has consented thereto. In such event, Tenant shall also pay any additional premium on the insurance policy that Landlord may carry for its protection against rent loss through fire or casualty. In determining whether increased premiums are the result of Tenant’s use of the Premises, a schedule, issued by the organization setting the insurance rate on the Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the casualty and fire insurance rate on the Premises. Landlord shall deliver invoices for such additional premiums to Tenant at such times as Landlord may elect, and Tenant shall immediately reimburse Landlord therefore.

11.2.	Landlord’s Insurance

At all times during Tenant’s occupancy of the Premises, Landlord shall maintain commercial general liability and “all risk” property insurance, subject to standard exclusions, covering the Project, Building, the Tenant Improvements covered by a Tenant Improvement Allowance, and such other risks as Landlord or its mortgagees may from time to time reasonably deem appropriate. Such insurance shall be reasonable in relation to the value of the Building and Project, and the common practice of landlord’s of comparable properties in Clark County and utilizing commercially reasonable deductibles. Landlord shall have the right to obtain terrorism, flood and earthquake insurance and other forms of insurance required by any lender holding a security interest in the Building or any ground lessor. Landlord shall not be required to carry insurance of any kind on (i) leasehold improvements paid for by Tenant, (ii) Tenant’s trade fixtures, furnishings, and equipment, (iii) Tenant’s signs, whether attached to the Premises or Building, (iv) and any other items of Tenant’s personal property, hereafter “Tenant’s Property”, and shall not be obligated to repair or replace Tenant’s Property should damage occur, except to the extent caused by the negligent acts of Landlord. All proceeds of insurance maintained by Landlord upon the Premises (including the Tenant Improvements) and Project shall be the property of Landlord.

11.3.	Waiver of Subrogation:

Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, or to the Premises or the Building, or any improvements thereto, or its contents, and which may arise out of or incident to the perils insured against under Sections 11.1 and 11.2, which perils occur in or about the Premises or the Building, whether due to the negligence of Landlord or Tenant or their agents, employees and/or invitees to the extent of such insurance (including deductibles). The parties shall obtain from their respective insurance companies insuring the property a waiver of any right of subrogation which said insurance companies may have against Landlord or Tenant, as the case may be.

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11.4.	Policies:

All insurance to be maintained by Tenant and Landlord under this Lease shall be procured from an insurance company or companies rated at least “A-/VII” or better in “Best’s Insurance Guide” and admitted in the State of Nevada, and Tenant shall deliver to Landlord, prior to taking occupancy of the Premises, Certificates of Insurance required to be maintained by Tenant hereunder. The certificates evidencing such insurance shall provide that the insurance shall not be canceled except after thirty (30) days prior written notice of intention to modify or cancel has been given to Landlord and any encumbrancer named as beneficiary thereunder. Tenant shall deliver to Landlord evidence of renewal at least fifteen (15) days prior to the expiration date of any policy to be maintained by Tenant hereunder. If Tenant fails to deliver evidence of insurance required hereunder within the prescribed period or if such policy is canceled during the operative term of the Lease without Landlord’s consent, Landlord may (but is not required to) obtain such insurance and the costs thereof shall be reimbursed by Tenant within thirty (30) days of receipt of invoice together with a twenty-five percent (25%) handling charge.

11.5.	Tenant’s Indemnity:

Subject to Section 11.3, Tenant shall defend, indemnify and hold harmless Landlord, its agents, affiliates, partners, or other entities controlling, controlled by, or under common control with, Landlord, from and against any claims or liabilities arising during anytime Tenant is in, using and/or occupying the Premises, Building or Project, from; (i) Tenant’s use or occupancy of the Premises, the Building or the Project, including those arising from accident, injury, or damage, to the extent caused by Tenant (except to the extent of any claim arising out of Landlord’s negligence or willful misconduct), (ii) a breach or default in the performance of Tenant’s obligations under the Lease (following any applicable notice and cure period), or (iii) from any negligent act or willful misconduct of Tenant, its agents, employees, contractors, invitees or licensees. In case Landlord, its agents or affiliates are made a party to any litigation commenced against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all reasonable costs, expenses and reasonable attorneys’ fees incurred or paid by Landlord in connection with the litigation. The indemnity herein provided shall be for the exclusive benefit of the Landlord, its agents and employees, successors and assigns, and shall not inure to the benefit of any third party.

11.6.	Landlord’s Indemnity:

Subject to Section 11.3, Landlord shall defend, indemnify and hold harmless Tenant, its agents, affiliates, partners, or other entities controlling, controlled by, or under common control with, Tenant, from and against any and all claims or liabilities arising either before or after the Commencement Date from the negligent acts or willful misconduct of Landlord, its agents or affiliates. In case Tenant, its agents or affiliates are made a party to any litigation commenced against Landlord, then Landlord shall protect and hold Tenant harmless and shall pay all reasonable costs, expenses and reasonable attorneys’ fees incurred or paid by Tenant in connection with the litigation. In case Tenant, its agents or affiliates are made a party to any litigation commenced against Landlord, then Landlord shall protect and hold Tenant harmless and shall pay all reasonable costs, expenses and reasonable attorneys’ fees incurred or paid by Tenant in connection with the litigation.

12. Damage or Destruction

12.1.	Restoration:

a.	Damage Repair

If the Building is damaged, through no fault of Tenant, or its employees, customers or invitees, Landlord shall repair that damage as soon as reasonably possible to the condition immediately preceding the damage, within one hundred eighty (180) days after the date of the casualty (excluding permitting time), unless: (i) Landlord reasonably determines that the cost of

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repair would exceed ten percent (10%) of the full replacement cost of the Building (“Replacement Cost”) and the damage is not covered by Landlord’s property insurance or (ii) Landlord reasonably determines that the cost of repair would exceed fifty percent (50%) of the Replacement Cost; or (iii) Landlord reasonably determines that the cost of repair would exceed twenty percent (20%) of the Replacement Cost and the damage occurs during the final twelve (12) months of the term.

Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in writing within sixty (60) days after the damage occurs and this Lease shall terminate as of the date of that notice and the obligations of the parties shall terminate as if the Lease term had naturally expired.

b.	Rent Abatement

Commencing on the date that damage renders the Premises unusable for Tenant’s business operations, and ending on the date the damage is repaired or this Lease is terminated, whichever occurs first, the Rent to be paid under this Lease shall be abated in the same proportion that the floor area of the Premises that is rendered unusable by the damage bears to the total floor area of the Premises.

c.	Cost of Repair

Notwithstanding the provisions of the above subsections of this Section, if the damage is due to the negligence, willful misconduct of Tenant or its employees, subtenants, invitees or representatives, the cost of any repairs not covered by Landlord’s insurance on the Building shall be borne by the Tenant, and Tenant shall not be entitled to rental abatement or termination rights. In addition, the provisions of this Section shall not be deemed to require Landlord to repair any improvements or fixtures installed by Tenant or that Tenant is obligated to repair or insure pursuant to any other provision of this Lease.

13. Eminent Domain

13.1.	Total or Partial Taking:

If all or a material portion of the Premises is taken by any lawful authority by exercise of the right of eminent domain, or sold to prevent a taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to the authority. In the event title to a portion of the Building or Project, other than the Premises, is taken or sold in lieu of taking, and if Landlord elects to restore the Building in such a way as to materially alter the Premises or Tenant’s reasonable use thereof, Landlord or Tenant may terminate this Lease, by written notice to the other, effective on the date of vesting of title. In the event neither party has elected to terminate this Lease as provided above, then Landlord shall promptly, after receipt of a sufficient condemnation award, proceed to restore the Premises to substantially their condition prior to the taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of the taking and restoration. In the event of a taking, Landlord shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority, so long as Landlord’s award is not diminished thereby.

13.2.	Temporary Taking:

No temporary taking of the Premises shall terminate this Lease or give Tenant any right to abatement of rent, and any award specifically attributable to a temporary taking of the Premises shall belong entirely to Landlord. A temporary taking shall be deemed to be a taking of the use or occupancy of the Premises for a period not to exceed fifteen (15) days.

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13.3.	Taking of Parking Area:

In the event there shall be a taking of Tenant’s Parking Area such that Tenant’s allocation falls below that set forth in Section 1.2, Landlord shall substitute reasonably equivalent parking in a location adjacent to the Parking Area or Building; provided that if Landlord fails to make that substitution within fifteen (15) days following the taking and if the taking materially impairs Tenant’s use and enjoyment of the Premises, Tenant may, at its option, terminate this Lease by notice to Landlord. If this Lease is not so terminated by Tenant, there shall be no abatement of rent and this Lease shall continue in effect.

14. Subordination; Estoppel Certificate

14.1.	Subordination:

a.	Subordinate to Underlying Encumbrances

At the option of Landlord, this Lease shall be either superior or subordinate to all ground or underlying Leases, mortgages, deeds of trust and conditions, covenants and restrictions, reciprocal easements and rights of way, if any, which may hereafter affect the Premises or Project, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, that so long as Tenant is not in default under this Lease, this Lease shall not be terminated nor shall Tenant’s quiet enjoyment of the Premises be disturbed. Tenant shall also, upon written request of Landlord, execute and deliver all instruments as may be required from time to time to subordinate the rights of Tenant under this Lease to any ground or underlying Lease or to the lien of any mortgage or deed of trust (using a document materially similar as to form and substance as Exhibit L, attached hereto), provided the holder of such lease, mortgage or deed of trust agrees not to disturb Tenant’s quiet enjoyment (so long as Tenant is not in default under this Lease), or if requested by Landlord, to subordinate, in whole or in part, any ground or underlying Lease or the lien of any mortgage or deed of trust to this Lease. Should Tenant wrongfully fail to reasonably provide the instruments set forth in this subsection 14.1(a), Tenant appoints Landlord as its special attorney-in-fact to execute such instruments.

b.	Attornment

Tenant covenants and agrees to attorn to any successor to Landlord’s interest in any ground or underlying lease, and in the event, this Lease shall continue as a direct lease between Tenant herein and such landlord or its successor.

c.	Failure to Perform

Failure of Tenant to execute any statements or instruments prepared by Landlord materially true in form and fact as to the provisions of the Lease and necessary or desirable to effectuate the provisions of this Section within two (2) business days reminder notice following an initial twenty one (21) day written request by Landlord shall constitute a default under this Lease. In that event, Landlord’ shall have the right, by written notice to Tenant, to terminate this Lease as of a date not less than twenty one (21) days after the date of Landlord’s notice provided Tenant has not cured said default within the twenty one (21) day additional notice period. Landlord’s election to terminate shall not release Tenant of any liability for its default.

14.2.	Estoppel Certificate:

a.	Time Limits

Tenant shall, within fifteen (15) days after prior written notice from Landlord, execute and deliver to Landlord, a statement, in writing (materially similar in form and substance to Exhibit N, attached hereto); (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease is otherwise unmodified and in full force and effect) and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and (ii) acknowledging that, to Tenant’s knowledge,

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there are no uncured defaults on the part of Landlord, or specifying each default if any are claimed, and (iii) setting forth such other information that the parties may reasonably agree upon. Tenant’s statement may be relied upon by a prospective purchaser or encumbrancer of all or any portion of the Building or Project.

b.	Failure to Perform

Tenant’s failure to deliver any Landlord estoppel statement within the provided time shall be deemed a material breach of this Lease (provided Landlord shall provide Tenant with a additional ten (10) days prior written notice before Landlord exercises any of its Lease remedies for such a material breach).

15. Defaults and Remedies

15.1.	Tenant’s Default

In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events shall constitute a default by Tenant:

a.	Abandonment

The abandonment of the Premises by Tenant—Abandonment is defined to include, but not limited to, any absence by Tenant from the Premises for thirty (30) consecutive calendar days (or longer) or sixty (60) business days (whether consecutive or not) in any calendar year accompanied by Tenant’s failure to pay rent during the abandonment period.

b.	Failure to Pay Rent

The failure by Tenant to make any payment of Base Rent or Additional Rent required to be made by Tenant, where the failure continues for a period of seven (7) days after notice thereof by Landlord. Notwithstanding the above to the contrary, Tenant shall be allowed, but not more than two (2) times during any 365-day period, to cure any late payment within fourteen (14) days after notice by Landlord, of Tenant’s failure to timely make any payment of Base Rent or Additional Rent.

c.	Assignment

The assignment, sublease, encumbrance or other transfer of the Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution transfer by intestacy or testacy, or other means, without the prior written consent of Landlord, if necessary.

d.	Materially False Financial Statements

The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant was materially and adversely false.

e.	Failure to Observe Covenants

The failure or inability by Tenant to observe or perform any of Tenant’s express or implied covenants or provisions of this Lease, other than as specified in any other subsection of this Section, where the failure continues for a period of thirty (30) days after written notice from Landlord to Tenant. However, if the nature of the failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences the cure within thirty (30) days and thereafter diligently pursues the cure to completion.

f.	Assignment to Creditors/Bankruptcy

The making by Tenant of any general assignment for the benefit of creditors; the filing by Tenant of a petition to have Tenant adjudged a debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to

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bankruptcy; the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets or of Tenant’s interest in this Lease, if possession is not restored to Tenant within sixty (60) days; the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interests in this Lease where the seizure is not discharged within sixty (60) days; or Tenant’s convening of a meeting of its creditors for the purpose of effecting a moratorium upon or consolidation of its debts.

Landlord shall not be deemed to have knowledge of any event described in this subsection unless notification in writing is received by Landlord, nor shall there be any presumption attributable to Landlord of Tenant’s insolvency. In the event that any provision of this subsection is contrary to applicable law, the provision shall be of no force or effect.

15.2.	Landlord’s Remedies:

a.	Landlord Declares Breach:

Should Landlord declare a breach of this Lease after Tenant’s failure to cure a default within the applicable cure period after notice from Landlord, Landlord may, at its option, give Tenant notice of the intention to terminate this Lease and, after such cure period as may be applicable, the operative term shall expire as if it were the day herein established for the expiration of the Lease and Tenant shall quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided. If Tenant fails to quit and surrender the Premises, Landlord may exercise its legal rights to evict the Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, and remove their effects and regain possession of the Premises.

b.	Breach by Tenant:

Notwithstanding Tenant’s breach, this Lease shall not terminate unless Landlord elects, at any time during the period of breach, to terminate Tenant’s right to possession. For so long as this Lease continues in effect, Landlord may enforce all of Landlord’s rights and remedies hereunder, including the right to recover all rent as it becomes due. The following shall not constitute a termination of Tenant’s right to possession (i) reasonable acts of maintenance or repair to the Premises, Building or Project, (ii) commercially reasonable efforts to relet the Premises, or (iii) the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease.

c.	Termination of Lease:

Upon the termination of this Lease, or the termination of Tenant’s right to possession as the result of Tenant’s breach of this Lease, Landlord may exercise any or all of the following rights:

i. To relet the Premises for such rent and terms as are commercially reasonable under the circumstances. If the rent and additional rent reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for the damages sustained by Landlord, including without limitation, deficiency in rent, reasonable attorneys’ fees and collection costs, brokerage fees, and expenses of placing the Premises in good order. Landlord’s putting the Premises in good order or preparing the same for rental shall not release Tenant from this Lease. Landlord shall not be required to relet the Premises in advance of or for more favorable terms than available space within the Building or Project. Tenant shall not be entitled to receive any excess of net rent collected over the sums due hereunder. Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord’s option, at the time of the first reletting, in separate actions thereafter, or deferred until the expiration of the term of this Lease. All rights and remedies of Landlord under this Lease shall be cumulative and shall not be exclusive of any other rights and remedies provided to Landlord under applicable law. Notwithstanding the above to the contrary, Landlord shall use commercially reasonable efforts to relet the Premises for such rent and terms as are commercially reasonable under the circumstances.

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ii. To remove any and all persons and property from the Premises pursuant to such rights and remedies as the laws of the State of Nevada shall then provide. Said property may, at Landlord’s option, be stored or otherwise dealt with as such laws may then provide or permit, including but not limited to the right of Landlord to store the same, or any part thereof, in a warehouse or elsewhere at the expense and risk of and for the account of Tenant. Landlord shall not be liable for damage to or the loss of such property.

iii. To enforce any other rights or remedies set forth in this Lease or otherwise applicable hereto by operation of law or contract.

d.	Right of Injunction:

Upon Tenant’s breach of the Lease, Landlord shall have the right to seek an injunction, which right shall not preclude Landlord from any other remedy, at law or in equity.

e.	Tenant Abandons Premises:

Upon Tenant’s abandonment of the Premises, any property of Tenant left behind may either be retained as Landlord’s property or disposed of at public or private sale in accordance with applicable law. The proceeds of any sale of Tenant’s property, or the then current fair market value of any property retained by Landlord shall be applied by Landlord against (i) the expenses of Landlord for removal, storage or sale of the property; (ii) the arrears of rent or future rent payable under this Lease; and (iii) any other damages to which Landlord may be entitled hereunder. Landlord may, upon presentation of a third party ownership claim or security interest in abandoned property, turn over such property to the claimant with no liability to Landlord.

f.	Bankruptcy of Tenant:

The following shall be Events of Bankruptcy under this Lease: (i) Tenant’s becoming insolvent, as that term is defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S.C. Sec 101 et seq. (the “Bankruptcy Code”), or under the insolvency laws of any State, District, Commonwealth or territory of the United States (“Insolvency Laws”); (ii) The appointment of a receiver or custodian for any or all of Tenant’s property or assets, or the institution of a foreclosure action upon any of Tenant’s real or personal property which is not dismissed within sixty (60) days; (iii) The filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws which is either not dismissed within sixty (60) days of filing, or results in issuance of an order for relief against the debtor, whichever is later; (iv) The filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within sixty (60) days of filing, or results in the issuance of an order for relief against the debtor, whichever is later; or (v) Tenant’s making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

Upon occurrence of an Event of Bankruptcy, Landlord shall have the right to terminate this Lease by giving written notice to Tenant, provided, however, that this section shall have no effect while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending, unless Tenant or its Trustee is unable to comply with the provisions below. At all other times this Lease shall automatically cease and terminate, and Tenant shall be immediately obligated to quit the Premises upon the giving of notice pursuant to this section. Any other notice to quit, or notice of Landlord’s intention to re-enter is hereby expressly waived.

If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject, however, to the rights of Landlord to recover from Tenant all rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later, and any other monetary damages or loss of reserved rent sustained by Landlord.

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Without regard to any action by Landlord as authorized above, Landlord may at its discretion exercise all the additional provisions set forth below.

In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord’s right to terminate this Lease pursuant to this section shall be subject to the rights of the Trustee in Bankruptcy to assume or assign this Lease. The Trustee shall not have the right to assume or assign this Lease unless the Trustee (i) promptly cures all defaults under this Lease, (ii) properly compensates Landlord for monetary damages incurred as a result of such default, and (iii) provides adequate assurance of future performance on the part of Tenant as debtor in possession or on the part of the assignee Tenant.

g.	Adequate Performance:

Following the occurrence of an Event of Bankruptcy Landlord and Tenant hereby agree, in advance, that adequate assurance of future performance, as used in the preceding subsection, shall mean that all of the following minimum criteria must be met; (i) Tenant must pay its estimated pro rata share of Operating Expenses in advance of the performance such services, (ii) The Trustee must agree that Tenant’s business shall be conducted in a first class manner, and that no liquidating sales, auctions, or other non-first class business operations shall be conducted in the Premises; (iii) The Trustee must agree that the use of the Premises as stated in this Lease will remain unchanged and that no prohibited use shall be permitted; and (iv) The Trustee must agree that the assumption of this Lease will not violate or affect the right of other tenants in the Project.

In the event Tenant is unable to (i) cure its defaults, (ii) reimburse Landlord for its monetary damages, (iii) pay the rent due under this Lease, and all other payments required by Tenant under this Lease on time, or (iv) meet the criteria and obligations imposed above, Tenant agrees in advance that it has not met its burden to provide adequate assurance of future performance and this Lease may be terminated by Landlord.

15.3.	Expenses and Legal Fees:

Each party shall reimburse the other upon demand, for any reasonable expenses incurred in connection with any breach or default of such other party under this Article 15. Such expenses shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Consistent with Section 18 below, in no event shall Landlord be permitted to recover consequential, punitive, or exemplary damages from Landlord based on any such uncured default of Tenant, or otherwise.

15.4.	Default by Landlord:

Landlord shall be in default in the performance of any obligation required to be performed by Landlord under this Lease if Landlord has failed to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be deemed in default if it shall commence such performance within thirty (30) days and thereafter diligently pursues the same to completion. Tenant shall have no rights as a result of any default by Landlord until Tenant gives thirty (30) days notice to any person who has a recorded interest pertaining to the Building, specifying the nature of the default. Such person shall then have the right to cure such default, and Landlord shall not be deemed in default if such person cures such default within thirty (30) days after receipt of notice of the default, or within such longer period of time as may reasonably be necessary to cure the default. Tenant shall have no right to terminate this Lease nor withhold/offset any rant payment based upon an uncured default by Landlord in the performance of Landlord’s obligations under this Lease; provided, however, that Tenant may seek to recover from Landlord an amount representing appropriate actual, compensatory damages for breach of contract

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based on any such uncured default by Landlord, but not otherwise. Consistent with Section 18 below, in no event shall Tenant be permitted to recover consequential, punitive, or exemplary damages from Landlord based on any such uncured default of Landlord, or otherwise.

16. End of Term

16.1.	Holding Over:

This Lease shall terminate without further notice upon the Expiration Date and any holding over by Tenant after such date shall not constitute a renewal or extension of this Lease or give Tenant any rights under this Lease, except when signed in writing, by both parties. Upon Tenant’s holding over, Landlord may treat Tenant as a tenant at sufferance only, commencing on the first (1st) day following the termination or expiration of this Lease and subject to all of the terms of this Lease, except that the monthly Base Rent during the hold over period shall be one hundred fifty percent (150%) of the last monthly rent installment paid prior to such hold over period (“Holdover Rent”).

If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability payable to any succeeding tenant arising from any reasonable claims made by such succeeding tenant relating to such failure to surrender. During any holdover period, Landlord will use reasonable efforts to notify Tenant of any written agreements for leasing of the Premises following Tenant’s move-out there from. Acceptance by Landlord of rent after the termination shall not constitute consent to a holdover or result in a renewal of this Lease.

16.2.	Merger on Termination:

The voluntary or other surrender of this Lease by Tenant, or mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

16.3.	Surrender of Premises and Removal of Property:

Upon the Expiration Date or upon an earlier termination of the Lease, Tenant shall surrender possession of the Premises in the same condition as received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear and damage by fire or other casualty excepted, and shall remove all personal property and debris. Tenant shall repair all damage to the Premises resulting from the removal, which repair shall include the patching and filling of holes and repair of structural damage, leaving the Premises in a broom clean condition. If Tenant shall fail to comply with the provisions of this Section, Landlord may effect the removal and/or make any repairs, and the reasonable cost shall be additional rent payable by Tenant upon demand. If requested by Landlord, upon Tenant’s vacation, abandonment or the expiration of this Lease, Tenant shall execute an instrument in writing releasing and quitclaiming to Landlord, all right, title and interest of Tenant in the Premises.

16.4.	Termination; Advance Payments:

Upon termination of this Lease under Section 12 (Damage or Destruction), Section 13 (Eminent Domain) or any other termination not resulting from Tenant’s default, and after Tenant has vacated the Premises in the manner required by this Lease, an equitable adjustment shall be made concerning advance rent, and any other advance payments made by Tenant or Landlord.

17. Payments and Notices

All sums payable by Tenant to Landlord shall be paid, without deduction or offset, in lawful money of the United States to Landlord at its address set forth in Section 1.18. Unless this Lease expressly provides otherwise, as for example in the payment of rent, all payments shall be due and payable within ten (10) business days after demand. All payments requiring proration shall be prorated on the basis of a thirty (30) day month and

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a three hundred sixty (360) day year. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other, may be delivered in person to an officer or duly authorized representative of the other party, or may be sent by certified mail or with a nationally recognized overnight carrier to the address set forth in Section 1.18. Either party may, by written notice to the other, designate a different address. If any notice or other document is sent by mail, it shall be deemed served or delivered when received.

18. Limitation of Liability

In the event of any actual or alleged failure, breach or default of this Lease by Landlord, Tenant’s sole remedy shall be against the Project, its rents, and other assets, it being intended that Landlord shall not be personally liable for any judgment or deficiency. Tenant agrees that the foregoing provision shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those direct damages incurred by Landlord in connection with a (a) the contamination of the Premises or Building Common Areas resulting from the presence or use of Hazardous Materials caused or permitted by Tenant or Landlord or their respective employees, agents, contractors or invitees, or (b) any repair, physical construction or improvement work performed by or on behalf of Tenant in the Premises which were in violation of the terms of this Lease or not approved, in writing, by Landlord.

19. Transfer of Landlord’s Interest

In the event of a transfer of Landlord’s interest in the Premises, including a “sale-leaseback”, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer and assumption of Landlord’s obligations under this Lease by transferee, provided that any funds held by the transferor in which Tenant has an interest, shall be turned over to the transferee, subject to that interest and Tenant shall be notified of the transfer as required by law. No holder of a mortgage and/or deed of trust to which this Lease is, or may be, subordinate, and no landlord under a “sale-leaseback” shall be responsible in connection with the security deposit, unless the mortgagee or holder of the deed of trust or the landlord actually receives the security deposit. It is intended that the covenants and obligations contained in this Lease on the part of the Landlord shall be binding on the Landlord, its successors and assigns, only during, and in respect to, their respective periods of ownership.

20. Miscellaneous

20.1.	Gender and Number:

Whenever the context of this Lease requires, the words “Landlord” and “Tenant” shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

20.2.	Headings:

The captions and headings of the Sections of this Lease are for convenience only, and are not a part of this Lease and shall have no effect upon its construction or interpretation.

20.3.	Joint and Several Liability:

If there is more than one Tenant, the obligations imposed upon Tenant shall be joint and several, and the act of, notice from, or notice or refund to any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including without limitation, any renewal, extension, termination, or modification of this Lease.

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20.4.	Successors:

Subject to Sections 10 and 19, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended to grant to any entity other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

20.5.	Severability:

If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

20.6.	Waiver of Trial by Jury:

The respective parties hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise.

20.7.	Recording:

Tenant shall not record or file this Lease or any form of Memorandum of Lease, or any assignment or security document pertaining to this Lease or all or any part of Tenant’s interest therein without the prior written consent of Landlord, which consent may be subject to such conditions as Landlord shall reasonably deem appropriate. If such consent is granted Tenant will pay all recording fees, costs, taxes and other expenses for the recording. However, upon the request of Landlord, both parties shall execute a memorandum or “short form” of this Lease for the purposes of recordation in a form customarily used for such purposes. Said memorandum or short form of this Lease shall describe the parties, the Premises and the Lease Term and shall incorporate this Lease by reference.

20.8.	Waiver:

No waiver of any default or breach of any covenant by either party hereunder shall be implied from any omission by either party to take action on account of such default if such default persists or is repeated. Landlord’s acceptance of any payment which is less than that required to be paid by Tenant shall be deemed to have been received only on account of the obligation for which it is paid and shall not be deemed an accord and satisfaction, notwithstanding any provisions to the contrary asserted by Tenant, written on any check or contained in any transmittal letter. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term or covenant hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. An express waiver must be in writing and signed by a person with the power to contractually bind Tenant or Landlord. An express waiver shall affect only the default specified in the waiver, and only for the time and to the extent expressly stated. Waivers by either party of any covenant, term, or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term, or condition.

20.9.	Late Charges:

If any installment of rent or any sum due from Tenant shall not be received by Landlord or Landlord’s designee continues for a period of seven (7) days after notice thereof by Landlord then Tenant shall pay to Landlord a late charge equivalent to five percent (5%) of the amount past due, but in no event more than the legal maximum on such past due amount, plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay rent and/or other charges when due hereunder. Any late charges shall be added to the next installment of Base Rent due under the Lease. The parties hereby

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agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Notwithstanding the above to the contrary, Tenant shall be allowed, but not more than two (2) times during any 365-day period, to cure any late payment within fourteen (14) after notice by Landlord, of Tenant’s failure to timely make any payment of Base Rent or Additional Rent without incurring any late charges.

20.10. Choice	of Law:

This Lease shall be construed in accordance with and governed by the statutes, decisions, and other laws of the State of Nevada. Tenant hereby consents to the personal jurisdiction and venue of any State court of competent jurisdiction located in Clark County, Nevada or Federal court located in Las Vegas, Nevada and the service of process by any means authorized by any such State or Federal court.

20.11. Independently	Provided Services:

This Lease is entirely separate and distinct from and independent of any and all agreements that Tenant may at any time enter into with any third party for the provision of services, which include, but are not limited to, telecommunications, office automation, repair, maintenance services, computer and photocopying (“Independent Services”). Tenant acknowledges that Landlord has no obligation of any type concerning the provision of Independent Services, and agrees that any cessation or interruption of Independent Services or any other act or neglect by the third party providing the Independent Services shall not constitute a default or constructive eviction by Landlord. In no event shall Landlord be liable to Tenant for incidental, consequential, indirect or special damages (including lost profits), which may arise in any way out of a claim concerning Independent Services.

20.12. Force	Majeure:

Any prevention, delay or stoppage due to any Force Majeure Delay shall excuse the performance of the party affected for a period of time equal to any such prevention, delay or stoppage (except the obligations of either party to pay money, including rental and other charges, pursuant to the Lease). The term “Force Majeure Delay” shall mean any delay incurred by either party attributable to any: (i) actual delay or failure to perform caused by a strike, lockout or other labor disturbance, civil disturbance, act of war, riot, sabotage or embargo; (ii) delay due to changes in any applicable laws or ordinances (including without limitation, the ADA); or (iii) delay attributable to lighting, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion or any other similar cause beyond the reasonable control of the party from whom performance is required, or its contractors and representatives.

20.13. Intentionally Omitted (See 20.15)

20.14. Prior	Agreements:

THIS LEASE CONTAINS THE ENTIRE AGREEMENT OF THE PARTIES HERETO AND ANY AND ALL ORAL AND WRITTEN AGREEMENTS, UNDERSTANDINGS, REPRESENTATIONS, WARRANTIES, PROMISES AND STATEMENTS OF THE PARTIES HERETO AND THEIR RESPECTIVE OFFICERS, DIRECTORS, PARTNERS, AGENTS AND BROKERS WITH RESPECT TO THE SUBJECT MATTER OF THIS LEASE AND ANY MATTER COVERED OR MENTIONED IN THIS LEASE SHALL BE MERGED IN THIS LEASE AND NO SUCH PRIOR ORAL OR WRITTEN AGREEMENT, UNDERSTANDING, REPRESENTATION, WARRANTY, PROMISE OR STATEMENT SHALL BE EFFECTIVE OR BINDING FOR ANY REASON OR PURPOSE UNLESS SPECIFICALLY SET FORTH IN THIS LEASE. NO PROVISION OF THIS LEASE MAY BE AMENDED OR ADDED TO EXCEPT BY AN AGREEMENT IN WRITING SIGNED BY THE PARTIES HERETO OR THEIR RESPECTIVE SUCCESSORS IN INTEREST. THIS LEASE SHALL NOT BE EFFECTIVE OR BINDING ON ANY PARTY UNTIL FULLY EXECUTED BY BOTH PARTIES HERETO.

20.15. Attorneys’	Fees:

If either Landlord or Tenant commences or engages in, or threatens to commence or engage in, any action or litigation against the other party arising out of or in connection with the Lease, the Premises, the Building, or the Project, including but not limited to, any action for recovery of any payment owed by either party under the Lease, or to recover possession of the Premises, or for damages for breach of the Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys’ fees and other costs incurred in connection with the action and in preparation for said action. This provision shall survive the termination of the Lease.

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20.16. Consent/Duty	to Act Reasonably:

Regardless of any references to the terms “sole” or “absolute” (but except for matters which (i) could have an adverse effect on the structural integrity of the Building Structure, (ii) could have an adverse effect on the Building Systems, or (iii) could have an effect on the exterior appearance of the Building, whereupon in each such case Landlord’s duty is to act in good faith and in compliance with the Lease), any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld, conditioned or delayed. Whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations (other than decisions to exercise expansion, contraction, cancellation, termination or renewal options), Landlord and Tenant shall act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated tenant or landlord concerning the benefits to be enjoyed under this Lease.

20.17. Interest	Rate:

Any time either Landlord or Tenant is required to pay interest to the other, the following shall be the interest rate: the lesser of (i) the rate publicly announced from time to time, by the largest (as measured by deposits) state chartered bank operating in Nevada, as its Prime Rate or its Reference Rate or other similar benchmark, plus five percent (5%), or (ii) the maximum rate permitted by law.

20.18. No	Partnership:

It is agreed that nothing contained in this Lease shall be deemed or construed as creating a partnership or joint venture between Landlord and Tenant or between Landlord and any other party, or cause Landlord to be responsible in any way for the debts or obligations of Tenant or any other party.

20.19. Exhibits:

The Exhibits, if any, and any schedules or riders attached to this Lease are incorporated herein by this reference and made a part hereof, and any reference in the body of the Lease or in the Exhibits, schedules, or riders to the Lease shall mean the Lease together with all Exhibits, schedules and riders.

20.20. Mortgagee	Protection:

Tenant agrees to send by certified or registered mail to any first mortgagee or first deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, such mortgagee or beneficiary shall have thirty (30) days, from the date of receipt of such notice, to cure such default; provided that if such default cannot reasonably be cured within that thirty (30) day period, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.

20.21. Master	Lease:

(a) This Lease is subject and subordinate to a ground lease (the “Master Lease”), by and between Landlord, as tenant, and County of Clark, a political subdivision of the State of Nevada, as landlord (the “Master Landlord”), and to any renewal, amendment or modification thereof, and to any mortgage or other encumbrance to which the Master Lease is subject or subordinate, and to all renewals, modifications, consolidations, replacements and extensions thereof. A copy of the Master Lease is attached as Exhibit “N” to this Lease. Except as specifically modified in this Lease, during the Lease Term Tenant shall be bound by and observe all of the terms and conditions to be observed by Landlord under the Master Lease. Any event resulting in termination of the Master Lease by its terms or otherwise shall also automatically result in termination of this Lease, except as otherwise provided or contemplated in Section 2.3 (Attornment) of the Master Lease.

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(b) Without limiting the generality of (a) above, Tenant expressly agrees to comply with and be bound by (i) the Master Landlord’s Airport Rules and Regulations and Operating Directives, (ii) the non-discrimination provisions of Article III of the Master Lease, and (iii) the provisions of the Master Lease governing operations and conduct at the Premises, which are hereby incorporated into this Lease by this reference.

(c) Without limiting the generality of (a) above, Tenant acknowledges and agrees that this Lease is subject to the attornment provisions of Section 2.3 of the Master Lease. Pursuant to the provisions of such section of the Master Lease, Section 14.1(b) of this Lease is supplemented by adding the following thereto:

If by reason of a default on the part of Landlord as tenant in the performance of the terms of the provisions of the Master Lease, the Master Lease and the leasehold estate of Landlord as lessee thereunder is terminated by summary proceedings or otherwise in accordance with the terms of the Master Lease, all sublessees will attorn to Master Landlord and recognize Master Landlord as lessor; provided, however, Master Landlord agrees that so long as such sublessees are not in default, Master Landlord agrees to provide quiet enjoyment to the sublessees and to be bound by all the terms and conditions of such sublease.

(d) Without limiting the generality of (a) above, Tenant further acknowledges and agrees that Master Landlord must be named as an additional insured on all liability insurance policies maintained by Tenant under the terms of this Lease (per Section 2.12.2.7.4 of the Master Lease).

(e) As required by the terms of Section 2.9 of the Master Lease, should Tenant cause any improvements to be made to the Property, Tenant shall cause any contract with any contractor, designer, or other person providing work, labor, or materials to the Property to include the following clause:

Contractor agrees on behalf of itself, its subcontractors, suppliers and consultants and their employees that there is no legal right to file a lien upon County-owned property and will not file a mechanic’s lien or otherwise assert any claim against County’s real estate or any County’s leasehold interest on account of any work done, labor performed or materials furnished under this contract. Contractor agrees to indemnify, defend and hold the County and Landlord harmless from any liens filed upon the County’s property and County’s leasehold interest and shall promptly take all necessary legal action to ensure the removal of any such lien at Contractor’s sole cost.

20.22. Counterparts.

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute but one and the same instrument

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

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[Signatures on Following Page]

	LANDLORD:	TENANT:

	BELTWAY BUSINESS PARK OFFICE NO. 2, LLC, a Nevada limited liability company	INNEVATION L.L.C., a Nevada limited liability company

	MANAGER:	MANAGER:
	Majestic Beltway Office Buildings, LLC, a Delaware limited liability company	Switch Communications Group, LLC, a Nevada limited liability company

	Majestic Realty Co., a California corporation, Manager’s Agent	By:	/s/ Rob Roy

By:	/s/ Edward P. Roski, Jr.	Its:	Chief Executive Officer

Its:	President and Chairman of the Board

By:

Its:

MANAGER:
Thomas & Mack Beltway, LLC a Nevada limited liability company

By:	/s/ Thomas A. Thomas
Thomas A. Thomas, Manager

LEASE EXHIBITS

EXHIBIT A-1	PROJECT SITE PLAN

EXHIBIT A-2	BUILDING AREA

EXHIBIT A-3	COMPLEX AREA

EXHIBIT B	PREMISES FLOOR PLAN

EXHIBIT C	INTENTIONALLY OMITTED

EXHIBIT D	RULES AND REGULATIONS

EXHIBIT E	MASTER SIGN PLAN

EXHIBIT F	PARKING

EXHIBIT G	GUARANTY

EXHIBIT H	INTENTIONALLY OMITTED

EXHIBIT I	RENEWAL OPTIONS

EXHIBIT J	INTENTIONALLY OMITTED

EXHIBIT K	INTENTIONALLY OMITTED

EXHIBIT L	SUBORDINATION AND NON-DISTURBANCE AGREEMENT

EXHIBIT M	MASTER LEASE

i

EXHIBIT A-1

PROJECT SITE PLAN

(See attached)

EXHIBIT A-2

BUILDING AREA

(See attached)

EXHIBIT “A-2” BUILDING AREA

EXHIBIT A-3

COMPLEX AREA

(See attached)

EXHIBIT “A-3” COMPLEX AREA

EXHIBIT “B” PREMISE FLOOR PLAN

A Overall Floor Plan - 3rd Floor

Tenant Improvement

Beltway Business Park, Bldg #G-2
6795 Edmond Road

jm elevated architecture

A2.1

EXHIBIT B

PREMISES FLOOR PLAN

(See attached)

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EXHIBIT C

INTENTIONALLY OMITTED

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EXHIBIT D

RULES AND REGULATIONS

1.00 BUILDING & PREMISES

1.01 Industrial and Commercial Use: The Premises shall be used for commercial purposes permitted under the applicable government laws, statutes and ordinances and for no other use.

1.02 Offensive Conduct—Nuisance: Tenants, contractors, agents and guests accessing the Project or Premises shall conform to all applicable Saws, statutes and ordinances, and no norious or offensive activities shall be carried on, upon or within the Project. Any obstruction of common access areas is hereby deemed to be a nuisance and is prohibited except for reasonable periods in connection with repairs to the driveway, parking, walkway and common access areas. Objects which create or emit loud noise, vibrations or obnorious odors shall not be located, used or placed on any portion of the Project other than temporarily for landscape, driveway, parking, walkway or building maintenance. No Tenant shall permit or cause anything to be done or kept on its Premises which may increase the rate or cause the cancellation of insurance because of the dangerous or volatile nature of such activity or substance. The Landlord shall be entitled, but shall not be obligated, to take any action to abate an unlawful nuisance, including without limitation the right to enter into a Premises or Building to exercise the abatement of the unlawful nuisance.

1.03 Vehicular Maintenance: No person shall conduct repairs, restorations, or painting of any motor vehicle, boat, trailer, aircraft or other vehicle upon any portion of the parking areas except wholly within an enclosed building.

1.04 Antenna, External Fixtures, Etc.: No television or radio poles, antennae, flag poles, clotheslines or other external fixtures other than those originally installed by Landlord or approved by the Landlord and any replacements thereof, shall be constructed, erected or maintained on or within the Premises or Building.

1.05 Animals: No animals, reptiles, rodents, livestock or poultry shall be kept in any Premises or elsewhere within the Building, without the express written consent of the Landlord.

1.06 No Storage or Living Use of Recreational Vehicles: No boat, truck, trailer, camper, recreational vehicle or tent shall be stored on the parking area or used as a living area.

1.07 Trash Disposal: Trash, garbage, or other waste shall be kept only in sanitary containers in the enclosures provided. No Tenant shall permit or cause any trash or refuse to be kept on any portion of the Building other than in the receptacles customarily used therefor, and placed or maintained as required by Landlord.

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1.08 Exterior Alterations: No Tenant shall, at its expense or otherwise, make any alterations or modifications to the exterior of the buildings, parking areas, drainage, fences, railings or walls situated within the Project without the prior written consent of the Landlord and approval by the County.

1.09 Parking Restrictions: No parking shall be permitted which may obstruct free traffic flow within the Project, constitute a nuisance, or otherwise create a safety hazard. Provided the requirements are not violated, construction activity shall be exempt from this section where applicable. The Landlord is hereby empowered to established “no parking” areas within the Project as well as to enforce parking limitations through its officers and agents by all means lawful for such enforcement on private drives, including the removal of any violating vehicle.

1.10 Building Maintenance: Each Tenant shall be responsible for maintaining its Premises, including the equipment and fixtures therein and the interior walls, ceiling, private restrooms contained within the Premises (if any), windows and doors thereof, in a first class, clean, sanitary, workable and attractive condition. Tenant shall have complete discretion as to the choice of furniture, furnishings, and interior decorating; provided that:

a) Windows may only be covered by Building Standard blinds, unless otherwise approved by Landlord and may not be painted or covered by foil, cardboard, or other similar materials. Each Tenant shall be responsible for repair, replacement and cleaning of the interior windows and glass of its Premises.

b) Decoration of the exterior of the doors to the Premises shall be of uniform design to be adopted and approved by the Landlord.

1.11 Signs: The Landlord shall have the right to reasonably approve all signs posted within the Project, including signs on the Building as set forth in Exhibit E. Tenant shall not permit or cause any sign advertising a person, firm, company, or corporation which does not operate, conduct a business, or sell products on such Premises to be constructed, installed, or maintained on such Premises. Landlord, its agents, or contractors may use signs of a size, design and location as determined by the Landlord for the purposes of developing, constructing, marketing and improving the Building Area.

1.12 Storage and Loading Areas: No materials, trash, supplies or equipment shall be stored on the Premises except inside a closed building, or behind a visual barrier screening such areas from the view of adjoining properties and/or private streets subject to the approval of the Landlord; provided, however, that this provision shall not apply during the course of construction of a building.

1.13 Soliciting: Canvassing, soliciting and peddling in the Building Area are prohibited.

2.00 RECIPROCAL EASEMENTS

2.01 Premises Included: Certain Premises, located within the Building, because of unique characteristics regarding the relationship of each of these Premises to the other shall provide for reciprocal surface access and reciprocal subsurface utility access on and under the affected Premises.

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2.02 Reciprocal Surface Access Easements: Each Tenant of the affected Premises, does covenant for itself and its successors, a nonexclusive reciprocal surface access easement through the Premises for the purpose of providing on-going maintenance and utility maintenance and repair.

2.03 Reciprocal Subsurface Utility Easements: Each Tenant of the affected Premise does covenant for itself and its successors, a nonexclusive reciprocal subsurface easement beneath Premises for the placement and repair of subsurface utility lines (“Utilities”) servicing all or some of the Building. Utilities may include, without limitation: water, sanitary sewer, and storm drainage lines; electrical, gas, fiber optic, telephone or cable TV lines or conduit. Subsurface access for repair, replacement and modification of Utilities is reciprocal from one Premise to another and permits continuous access to authorized personnel serving such Utilities.

3.00 BUILDING

3.01 Except for normal wall hangings and office decorations, Tenant shall not mark, paint, drill into, cut, string wires within, or in any way deface any part of the Building or Premises, without the prior written consent of Landlord. Upon removal of any wall decorations or installments or floor coverings by Tenant, any damage to the walls or floors shall be repaired by Tenant at Tenant’s sole cost and expense. Tenant shall not lay linoleum or similar floor coverings so that the same shall come into direct contact with the concrete floor of the Premises and, if linoleum or other similar floor covering is to be used, an interlining of builder’s deadening felt shall be first affixed to the floor with a water soluble paste or glue. The use of cement or other similar adhesive material is expressly prohibited. Floor distribution bores for electric and telephone wires must remain accessible at all times.

3.02 Tenant shall not install or permit the installation of any awnings, shades, mylar films or sunfilters on windows. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord’s heating, ventilating, air conditioning, electrical, fire, safety or lighting systems.

3.03 Tenant shall, upon the termination of its tenancy, provide Landlord with the combinations to all combination locks on safes, safe cabinets and vaults and deliver to Landlord all keys to the Building and all interior doors, cabinets, and other key-controlled mechanisms therein, whether or not such keys were furnished to Tenant by Landlord.

3.04 These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the agreements, covenants, conditions and provisions of any lease of Premises in the Building.

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EXHIBIT E

MASTER SIGN PLAN

SIGNAGE STANDARDS

A.	GENERAL REQUIREMENTS:

1.	All sign plans and installation permits shall be reviewed and approved in writing by the Landlord for conformity with this Master Sign Plan and the Building’s architecture prior to installation. All signs are to be installed under the direction of the Landlord’s superintendent or representative.

2.	All signage costs, including without limitation, the design, permitting, fabrication and the installation shall be the sole responsibility of the Tenant.

3.	No projections beyond the “Signage Area” will be permitted. The Signage Area is established by the Building’s architect and approved by Landlord on a building by building basis.

4.	Except as provided herein, no advertising placards, banners, pennants, name insignia, trademarks or other identification or advertising material shall be affixed or maintained upon the Building’s glass, exterior panels, parapets, doors or parking structures.

5.	All signage design, manufacture and installation shall comply with all applicable codes and ordinances.

6.	Signs shall be composed of individual lettering. Logos will be considered on a case by case basis.

B.	GENERAL CONSTRUCTION REQUIREMENTS:

1.	Tenant shall be solely responsible for Tenant’s sign contractor.

2.	Tenant’s sign contractor shall execute Landlord’s Right of Entry Agreement prior to installation of signage.

3.	Tenant’s sign contractor shall repair any damage to any portion of the Building or Project caused by its work.

4.	All penetrations of the Building required for sign installation shall be sealed in a water tight condition and shall be patched to match the surrounding Building.

5.	No sign maker’s label or other identification will be permitted on an exposed surface of the sign, except for those required by ordinance, which shall be placed in an inconspicuous location.

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C.	SIGN CONTRACTOR GENERAL REQUIREMENTS:

1.	Tenant shall use a Landlord approved and Nevada licensed contractor to manufacture and install signage.

2.	After approval, no substitutes will be accepted unless indicated in the specifications and approved by the Landlord.

3.	Prior to acceptance each sign unit will be inspected for conformity with approved plans. Any signs found not in conformity will be rejected and removed at the Tenant’s expense.

4.	Signs shall be guaranteed for 90 days against defects in material and workmanship. Defective parts shall be replaced without charge by contractor.

5.	Sign company shall carry workman’s compensation and public liability insurance against all damage suffered or done to any and all persons and/or property while engaged in the construction or erection of signs in the amount of $2,000,000 per occurrence.

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EXHIBIT F

PARKING

During the term of the Lease, Landlord shall provide the parking spaces set forth in Section 1.2 of the lease for use by Tenant’s employees and customers. The rules and regulations governing the use of these spaces are contained in Exhibit D.

Tenant shall not use more parking spaces than said number, or any spaces: (a) which have been specifically assigned by Landlord to other tenants or for such other uses as visitor parking or, (b) which have been designated by governmental entities of competent jurisdiction as being restricted to certain uses. Landlord reserves the right to erect such security and access and egress control devices as it may reasonably deem to be appropriate (including, without limitation card controlled gates) and Tenant agrees to cooperate fully with Landlord in such matters.

Tenant shall not knowingly permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of such prohibited activities, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

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EXHIBIT G

GUARANTY

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GUARANTY

IN CONSIDERATION OF, and as an inducement for the granting, execution and delivery of that certain Lease, covering Premises at 6795 Edmond Street, Suite 300, Las Vegas Nevada and dated April     , 2102 (“Lease”), between Beltway Business Park Office No. 2, LLC, a Nevada limited liability company, (“Landlord”), and Innevation L.L.C., Nevada limited liability company, (“Tenant”), and in further consideration of the sum of One Dollar ($1.00), and other good and valuable consideration paid by Landlord to the undersigned, the undersigned (“Guarantor”), hereby guarantees to Landlord, its successors and assigns, the full and prompt payment of rent, including, but not limited to, the Basic Rent, Operating Expenses, utility charges, if applicable, Adjustments, and any and all other sums and charges payable by Tenant, its successors and assigns under the Lease; and the full performance and observance of all the covenants, terms, conditions and agreements therein provided to be performed and observed by Tenant, its successors and assigns; and Guarantor hereby covenants and agrees to and with Landlord, its successors and assigns, in the payment of any such sums, or in the performance of any of the terms, covenants, provisions or conditions contained in the Lease, Guarantor will forthwith pay such rent to Landlord, its successors and assigns, and any arrears thereof, and will forthwith faithfully perform and fulfill all of such terms, covenants, conditions and provisions and will forthwith pay to Landlord all damages that may arise in consequence of any default by Tenant, its successors and assigns under the Lease, including, without limitation, all reasonable attorneys’ fees incurred by Landlord or caused by any such default and by the enforcement of this Guaranty of Lease (“Guaranty”).

This Guaranty is an absolute and unconditional Guaranty of payment and of performance. It shall be enforceable against Guarantor, its successors and assigns, without the necessity for any suit or proceedings on Landlord’s part of any kind or nature whatsoever against Tenant, its successors and assigns, and without the necessity of any notice of non-payment, non-performance or non-observance, or of any notice of acceptance of this Guaranty, or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives; and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall not in any way be terminated or diminished, affected or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, or Tenant’s successors and assigns, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease. If Landlord elects to proceed against Tenant, Guarantor’s obligations shall be proportionately reduced by any relief Landlord receives through asserting its remedies against Tenant.

The Guaranty shall be a continuing Guaranty, and the liability of Guarantor hereunder shall in no way be affected, modified or diminished by reason of any assignment, renewal, modification or extension of the Lease or by reason of any modification or waiver of or change in any of the terms, covenants, conditions or provisions of said Lease, or by reason of any extension of time that may be granted by Landlord to Tenant, its successors or assigns, or by reason of any dealings or transactions or matters or things occurring between Landlord and Tenant, its successors or assigns, whether or not notice thereof is given to Guarantor.

All terms used herein and not otherwise defined shall have the same meaning as given to them in the Lease.

If the Lease shall be renewed, or its term extended, or if the Tenant holds over beyond the term of the Lease, the obligations hereunder of Guarantor shall extend and apply for any period beyond the date specified in the Lease for the expiration of said term, either pursuant to any option granted under the Lease or otherwise, the obligations hereunder of Guarantor shall extend and apply with respect to the full and faithful performance and observance of all of the covenants, terms, and conditions of the Lease and of any such modification thereof.

Guarantor does not require any notice of Tenant’s nonpayment, nonperformance, or nonobservance of the covenants, terms, and conditions of the Lease. Guarantor hereby expressly waives the right to receive such notice.

Insofar as the payment by Tenant of any sums of money to Landlord is involved, this Guaranty is a guaranty of payment and not of collection, and shall remain in full force and effect until payment in full to Landlord of all sums payable under the Lease. Guarantor waives any right to require that any action be brought against Tenant. Guarantor waives any right to require that resort be had to any security or to any other credit in favor of Tenant.

Neither Guarantor’s obligation to make payment in accordance with the terms of this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, released, or limited in any way by any impairment, modification, release, or limitation of the liability of Tenant or its estate in bankruptcy, resulting from the operation of any present or future provision of the Bankruptcy Code of the United States or from the decision of any court interpreting the same.

If applicable, Guarantor represents and warrants that this Guaranty has been duly authorized by all necessary corporate action on Guarantor’s part, has been duly executed and delivered by a duly authorized officer, and constitutes Guarantor’s valid and legally binding agreement in accordance with its terms.

The liability of Guarantor is coextensive with that of Tenant and also joint and several, and action may be brought against Guarantor and carried to final judgment either with or without making Tenant a party thereto.

Until all of Tenant’s obligations under the Lease are fully performed, Guarantor: (a) waives any rights that Guarantor may have against Tenant by reason of any one or more payments or acts in compliance with the obligations of Guarantor under this Guaranty, and (b) subordinates any liability or indebtedness of Tenant held by Guarantor to the obligations of Tenant to Landlord under this Lease.

The Lease and this Guaranty shall be governed by, interpreted under the laws of, and enforced in the courts of the situs of the Premises.

Each party hereby waives the right to trial by jury in any action or proceeding that may hereafter be instituted by Landlord against Guarantor in respect of this Guaranty.

In the event of any litigation pertaining to this Guarantee, the prevailing party shall be entitled to recover its reasonable cost and expenses, including, but not limited to, attorneys’ fees.

This Guaranty and the Lease embodies the entire Agreement between the parties relating to the subject matter contained herein. There are no representations, promises, warranties, understandings or agreements, express or implied, or otherwise, except for those expressly referred to or set forth herein or in the Lease. No modification of this Guaranty or the Lease shall be binding unless evidenced by an Agreement in writing signed by both Landlord and Guarantor.

Guarantor hereby expressly waives any and all benefit it may have pursuant to any statute that requires enforcement of any obligation under the Lease to be made against Tenant and Tenant’s property prior to enforcement of any obligation under the Lease against Guarantor or Guarantor’s property.

All of each party’s rights and remedies under this Guaranty are intended to be distinct, separate and cumulative and no such right and remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

Landlord and Guarantor may agree at any point during the Lease term to substitute this Guaranty with a Letter of Credit or other collateral, provided the following are reasonably acceptable to Landlord: (i) the nature and value of such Letter of Credit or other collateral, and (ii) the terms of the pledge of such Letter of Credit or other collateral.

GUARANTOR:

SWITCH COMMUNICATIONS GROUP, LLC, a Nevada limited liability company

By:	/s/ Rob Roy

Its:	Chief Executive Officer

LANDLORD’S ACKNOWLEDGMENT

BELTWAY BUSINESS PARK OFFICE NO. 2, LLC, a Nevada limited liability company

MANAGER:
Majestic Beltway Office Buildings, LLC, a Delaware limited liability company

Majestic Realty Co., a California corporation, Manager’s Agent By:

By:	/s/ Edward P Roski, Jr
President and Chairman of the Board

It’s:

By:

It’s:

MANAGER:

Thomas & Mack Beltway, LLC a Nevada limited liability company

/s/ Thomas A. Thomas
Thomas A. Thomas, Manager

EXHIBIT H

INTENTIONALLY OMITTED

EXHIBIT I

RENEWAL OPTIONS

Tenant shall have the right to extend the Initial Term of the Lease for the additional terms set forth in Section 1.10 of the Lease (“Renewal Options”), if immediately prior to the expiration of the operative term this Lease shall be in full force and effect, and if written notice of Tenant’s intent to exercise a Renewal Option is given to Landlord not less than 9 months prior to the expiration of the then operative term, the giving of such notice by Tenant shall be effective to extend the term of the Lease for the applicable Renewal Option without the necessity for execution of any further instrument by either party. If Tenant fails to deliver written notice of its intent to exercise a Renewal Option within the proscribed time period, such Renewal Option and any succeeding Renewal Option(s) shall lapse, and there shall be no further right to extend the term of the Lease. Each Renewal Option shall be exercisable by Tenant on the condition that: (a) at the time of the exercise, and at all times prior to the commencement of such Renewal Option, Tenant shall not be in default under any provision of the Lease, and (b) Tenant has not been ten (10) or more days late in the payment of rent more than a total of three (3) times during its prior tenancy. Tenant’s occupancy during a Renewal Option shall be under the same covenants, agreements, terms, provisions and conditions as are contained herein for the Initial Term, except the Base Rent shall be adjusted as follows.

The Base Rent shall be increased on the first day of the renewal term (the “FMRR Adjustment Date”) to the Fair Market Rental Rate, determined in the following manner (in no event shall the Fair Market Rental Rate be less than Tenant is paying during the last month of the Initial Term):

Not later than one hundred (100) days prior to any applicable FMRR Adjustment Date, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the Fair Market Rental Rate as of such FMRR Adjustment Date. If Landlord and Tenant have not agreed upon the Fair Market Rental Rate at least ninety (90) days prior to the applicable FMRR Adjustment Date, the Fair Market Rental Rate shall be determined by using brokers.

If Landlord and Tenant are not able to agree upon the Fair Market Rental Rate within the prescribed time period, then Landlord and Tenant shall attempt to agree in good faith upon a single broker, as indicated above, not later than seventy-five (75) days prior to the applicable FMRR Adjustment Date. If Landlord and Tenant are unable to agree upon a single broker within such time period, then Landlord and Tenant shall each appoint one broker, not later than sixty-five (65) days prior to the applicable FMRR Adjustment Date. Within (10) days thereafter, the two appointed brokers shall appoint a third broker. If either Landlord or Tenant fails to appoint its broker within the prescribed time period, the single broker appointed shall determine the Fair Market Rental Rate. If both parties fail to appoint brokers within the prescribed time periods, then the first broker thereafter selected by a party shall determine the Fair Market Rental Rate. Each party shall bear the cost of its own broker and the parties shall share equally the cost of the single or third broker, if applicable.

The brokers used shall have at least fifteen (15) years’ experience in the sales and leasing of commercial office space in Clark County, Nevada and shall be members of professional organizations such as the Society of Industrial Realtors, NAIOP, or their equivalent.

The term “Fair Market Rental Rate” shall mean the price that a ready and willing tenant would pay, as of the applicable FMRR Adjustment Date, as monthly rent to a ready and willing landlord of property Comparable to the Premises (as defined below) if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used, if a single broker is chosen, then such broker shall determine the fair market rental of the Premises. Otherwise, the Fair Market Rental Rate of the Premises shall be the arithmetic average of the two (2) of the three (3) broker recommendations which are closest in amount, and the third broker recommendation shall be disregarded. Landlord and Tenant shall instruct the broker(s) to complete their determination of the Fair Market Rental Rate not later than thirty (30) days prior to the applicable FMRR Adjustment Date. If the Fair Market Rental Rate is not determined prior to the applicable FMRR Adjustment Date, then Tenant shall continue to pay to Landlord the Base Rent applicable to the Premises immediately prior to such renewal, until the Fair Market Rental Rate is determined.

When the Fair Market Rental Rate of the Premises is determined, Landlord shall deliver notice thereof to Tenant, and Tenant shall pay to Landlord, within ten (10) days after receipt of such notice, the difference between the Base Rent actually paid by Tenant to Landlord and the new Base Rent determined hereunder.

For the purpose of determining Fair Market Rental Rate, “Comparable to the Property” shall mean office space that is:

(i)	Comparable in size, location, and quality to the Premises;

(ii)	Located in a comparable building and project; and

(iii)	Currently occupied by a tenant which desires to extend its existing term to the term of the extension period.

In determining Fair Market Rental Rate, the broker(s) shall treat the Premises “as is”, (shall not include any concessions granted to a tenant – including but not limited to: free rent, security deposit concessions, moving cost contributions, tenant improvement allowances, brokerage fee payment, space improvements, etc.).

The Renewal Option(s) are personal to Tenant or to a Tenant Affiliate, if Tenant subleases any portion of the Premises or assigns or otherwise transfers any interest under this Lease to an entity other than a Tenant Affiliate: (a) prior to the exercise of a Renewal Option (whether with or without Landlord’s consent), or (b) after Tenant’s notice to Landlord of its intent to exercise a Renewal Option but prior to the commencement of such Option, then such Renewal Option and any succeeding Renewal Options shall lapse.

EXHIBIT J

INTENTIONALLY OMITTED

EXHIBIT K

INTENTIONALLY OMITTED

EXHIBIT L

WHEN RECORDED, RETURN TO:

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

THIS     SUBORDINATION,     NONDISTURBANCE     AND     ATTORNMENT AGREEMENT (this “Agreement”) is made and entered into as of                     , 20    , by and between                     , a(n)                     (“Lender”) and                     , a(n)                     (“Tenant”).

Recitals

This Agreement is made with respect to the following facts:

A. Pursuant to a Loan Agreement dated as of                     , 20    (the “Loan Agreement”) entered into among                     , a                     , and                     , a                     , the Lenders made a loan to Landlord (the “Loan”).

B. The loan is secured by a Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing (the “Deed of Trust”) which was recorded in the Official Records of Clark County, Nevada, as Instrument No.             , encumbers certain real property owned by Landlord located in Clark County, Nevada, and more particularly described in the Deed of Trust (the “Property”).

C. Lender is the holder of 100% of the rights or has purchased the Loan and succeeded to 100% of the rights of the Landlord under the Loan Agreement, the Deed of Trust and the other documents evidenced the Loan pursuant to, (i) an Assignment of Loan Documents dated                     , and (ii) and Assignment of Beneficial Interest under Deed of Trust and under Assignment of Leases and Rents recorded in the Official Records of Clark County, Nevada, on                     as Instrument No.                     .

D. Pursuant to a Lease Agreement dated                             between                             , (“Landlord”), and Tenant (the “Lease”), Landlord leased to Tenant [a portion of] the Property consisting of approrimately                     rentable square feet of office space commonly known as                                              , as more particularly described in the Lease as the “Premises”.

E. Lender and Tenant now desire to clarify their respective rights with respect to the Premises, to confirm the right of Tenant to quiet and peaceable possession of the Premises under the Lease, and to further define the terms, covenants and conditions precedent to such right of quiet and peaceable possession.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. The recitals set forth above are incorporated herein by reference.

2. Tenant covenants and agrees that the Lease now is and at all times shall continue to be subject and subordinate in each and every respect to the lien of the Deed of Trust, to the full extent of the principal, interest and other sums secured thereby. Tenant, upon request, shall execute and deliver any certificate or other instrument whether or not in recordable form which Lender reasonably may request to confirm such subordination.

3. As long as Tenant is in compliance with the terms of this Agreement and is not in default in the performance of its obligations under the Lease, which default remains uncured beyond the expiration of any applicable grace or cure periods, (i) Lender shall not name Tenant as a party defendant in any action for foreclosure or other enforcement of the Deed of Trust (unless required by law), nor shall the Lease be terminated by Lender in connection with, or by reason of, foreclosure or other proceedings for the enforcement of the Deed of Trust, or by reason of a transfer of the Landlord’s interest under the Lease pursuant to the taking of a deed or assignment in lieu of foreclosure (or similar device), and in such event the Lease shall remain in full force and effect as a direct lease between Tenant and any person, including without limitation Lender, acquiring or succeeded to the interests of Landlord as a result of any such action or proceeding (hereinafter referred to as a “Successor”) and (ii) Tenant’s use or possession of the Premises shall not be interfered with by Lender or anyone acting by or through Lender.

4. If any portion of the Property affected by the Lease is damaged by an insured casualty or if any portion of the Property affected by the Lease is taken under the power of eminent domain, or sold under the threat of the exercise of said power, then Lender agrees that insurance or condemnation proceeds otherwise payable to Lender as a result thereof shall be made available to Landlord to repair and/or restore the Property.

5. If the interest of Landlord under the lease shall be transferred by reason of foreclosure or other proceedings for enforcement of the Deed of Trust or the obligations which it secures or pursuant to a taking of a deed or assignment in lieu of foreclosure (or similar device), Tenant shall be bound to the Successor and the Successor shall be bound to Tenant under all terms, covenants and conditions of the Lease for the unexpired balance of the term thereof remaining (and any extensions, if exercised), with the same force and effect as if the Successor were the landlord, and Tenant does hereby (i) agree to attorn to the Successor, including lender if it be the Successor, as its landlord, (ii) affirm its obligation under the Lease and (iii) agree to make payments of all sums due under the Lease to the Successor, said attornment, affirmation and agreement to be effective and self-operative without the execution of any further instruments, upon the Successor succeeding to the interest of Landlord under the Lease.

6. Tenant agrees that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement with respect to the Deed of Trust. Tenant further agrees that in the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Lease dealing with non-disturbance, the terms and provisions hereof shall be controlling.

7. This Agreement may not be modified except by an agreement in writing signed by the parties or their respective successors-in-interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

8. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Deed of Trust, except as specifically set forth herein.

9. If either party hereto shall bring suit to enforce the terms and provisions hereof or to recover damages for breach, the prevailing party shall be entitled to recover from the other party all reasonable costs, expenses and attorneys’ fees incurred in connection with the exercise by the prevailing party of its rights and remedies hereunder. The amount of the attorneys’ fees is to be affixed by the court without a jury. For the purpose of this paragraph, the term “prevailing party” shall mean, in the case of the claimant, one who is successful in obtaining substantially all of the relief sought, and in the case of the defendant or respondent, one who is successful in denying substantially all of the relief sought by the claimant.

10. This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same instrument. This Agreement has been executed in the State of Nevada, and the laws of the State of Nevada shall govern its construction, performance and terms. This Agreement shall be construed according to its plain meaning and shall not be strictly construed either for or against any party hereto. Either party hereto may record this document in the official records of the county in which the Property is located.

LENDER:

a(n)
By:
Name:
Title:

TENANT:

a(n)
By:
Name:
Title:

STATE OF NEVADA         )

                                              ) ss.

County of Clark                   )

The foregoing instrument was acknowledged before me this                     day of             , 20    , by                                 the                                  of                                 , on behalf of such                                 .

Notary Public

My Commission Expires:

STATE OF NEVADA         )

                                              ) ss.

County of Clark                   )

The foregoing instrument was acknowledged before me this                     day of     , 20                    , by                                 the                                 of                                 , on behalf of such                                 .

Notary Public

My Commission Expires:

EXHIBIT M

MASTER LEASE

(See attached)

EXHIBIT M

MASTER LEASE

LEASE AGREEMENT

THIS LEASE AGREEMENT (hereinafter referred to as “Agreement”) entered into this 18 day of January 2005, by and between the COUNTY OF CLARK, a political subdivision of the State of Nevada (hereinafter referred to as “County”) and BELTWAY BUSINESS PARK OFFICE NO. 2, LLC, a Nevada limited liability company authorized to do business in the State of Nevada (hereinafter referred to as “Company”).

W I T N E S S E T H:

WHEREAS, County is the owner and operator of McCarran International Airport (hereinafter referred to as “Airport”) and wishes to cause the development and construction of retail/office/warehouse facilities (hereinafter referred to as “Commercial Facilities”) on property owned by Clark County within the Cooperative Management Area (defined below) and controlled by the Airport to ensure that the development of such property is compatible with Airport uses; and

WHEREAS, it is for the benefit of County to more efficiently and economically manage its Airport-controlled property to include such Commercial Facilities; and

WHEREAS, Company is engaged in the business of developing, constructing, maintaining, leasing and operating such Commercial Facilities; and

WHEREAS, County is willing and Company desires to enter this Agreement for the construction and operation of such Commercial Facilities; and

NOW, THEREFORE, for and in consideration of the above recitals (which are incorporated into this Agreement by this reference), and the agreements, covenants and conditions herein, County and Company agree as follows:

ARTICLE I

1.1	DEFINITIONS

1.1.1	The term “Airport,” whenever used herein, means the McCarran International Airport and all property located within its general environs at the date of execution of this Agreement or at any future date during the term hereof.

1.1.2	The term “Airport Environs Map,” means the McCarran international Airport Environs Overlay District map, prepared by the. Department of Aviation and dated April 16, 1998, or any subsequent version of such maps as maybe updated from time to time by the Department of Aviation.

1.1.3	The term “Approval Date” means the date upon which this Agreement is approved by the Board of County Commissioners.

1.1.4	The term “Approved Budget,” whenever used herein, means the annual written, budget prepared by Company and approved by County’s Designated Representative pursuant to the procedure set forth in Section 1.6 (entitled BUDGET APPROVAL) below.

1.1.5	The term “Assignee,” whenever used herein, means (i) any assignee of Lender’s interest in the Loan, or (ii) any purchaser or any heir, successor, or assign of the leasehold estate evidenced by-this Agreement that acquires such leasehold estate at or subsequent to a Foreclosure Transfer (as defined in Section 2.19.11.1 below), as approved by County, to the extent such approval is required pursuant to Section 2.19.11.1 below, or (iii) any assignee of Company’s rights and duties under this Agreement pursuant to Section 2.1 (entitled ASSIGNMENT) below.

1.1.6	The term “Capital Improvement Expenditures,” whenever used herein, means the expenses of a capital nature associated with the Commercial Facilities which exceed those set forth in the Approved Budget. Such expenses will require prior written approval of County’s Designated Representative.

1.1.7	The term “County’s Designated Representative (hereinafter referred to as ‘CDR’),” whenever used herein, means the Director of the Clark County Department of Aviation of the Clark County Airport System, or designee, acting on behalf of County.

1.1.8	The term “Commence Construction,” whenever used herein, means commencing construction of the Commercial Facilities on the Premises by Company causing its construction contractor to obtain occupancy and control the area and to begin actual construction of the Commercial Facilities The term shall not include any site preparation or off-site work related to the Premises.

1.1.9	The term “Commercial Facilities,” whenever used herein, means the retail/office/warehouse improvements to be constructed on the Premises by Company in accordance with the terms and conditions of this Agreement.

1.1.10	The term “Company,” whenever used herein, means BELTWAY BUSINESS PARK OFFICE NO. 2, LLC, a Nevada limited liability company, entering into this Agreement as the developer and operator of the Commercial Facilities on the Premises as described herein.

1.11	The term “Cooperative Management Area” or “CMA,” whenever used herein, means the land area included within the Airport’s 60 and above day-night average decibel level noise contours, as defined in the 1992 Interim Cooperative Management Agreement between the U.S. Department of Interior’s Bureau of Land Management and County, a copy of which is attached hereto as Exhibit “A” and incorporated herein (the “CMA Agreement”). Only those land uses defined in the CMA Agreement as compatible with aircraft operations will be permitted on County-owned parcels within the CMA that were acquired by County under the terms of Southern Nevada Public Land Management Act of 1998 (the “SNPLMA”), a copy of which is attached hereto as Exhibit “B” and incorporated herein.

1.1.12	The term “County,” whenever used herein, means Clark County, Nevada, as represented by the Clark County Board of Commissioners and where this Agreement speaks of “Approval by County,” such approval means action by the Clark County Board of Commissioners.

1.1.13	The term “Debt Service,” whenever used herein, means the Company’s payment of principal and interest for construction and/or permanent financing for Commercial Facilities.

All financing for Commercial Facilities shall include any fees, including loan points, fees, closing costs, and other loan charges (monthly or otherwise) to any Lender, including without limitation, lending institutions or shareholders, officers, directors, members, and managers of Company for construction and/or permanent financing for Commercial Facilities. The principal loan amounts of such financing shall not exceed 100% of the “Pro Forma Development Costs” (as set forth in Exhibit “C” attached hereto and incorporated herein) and shall not be amortized over more than thirty (30) years. Any such financing must be approved by CDR as outlined in Section 2.19.1 below, and shall be at commercially reasonable interest rates, points, fees, closing costs, and other terms and conditions for the same type of loan from a bank or other commercial lender

1.1.14	The term “Effective Date,” whenever used herein, means the date established pursuant to Sections 1.2.6 and 1.7 below for the commencement of the distribution of Net Revenues (first, to repayment of any equity contribution and second, for distribution to County and Company as provided in Section 1.7 below). All other terms and conditions of this Agreement will become effective on the Approval Date.

1.1.15	The term “Environmental Laws,” whenever used herein, means any one or all of the laws and/or regulations of the Environmental Protection Agency or any other federal, state or local agencies, including, but not limited to the following as the same are amended from time to time:

COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT (42 U.S.C. Section 9601 et seq.)

RESOURCE CONSERVATION AND RECOVERY ACT (42 U.S.C. Section 6901 et seq.)

TORIC SUBSTANCES CONTROL ACT (15 U.S.C. Section 2601 et seq.)

SAFE DRINKING WATER ACT (42 U.S.C. Section 300 et seq.)

CLEAN WATER ACT (33 U.S.C. Section 1251 et seq.)

CLEAN AIR ACT (42 U.S.C. Section 7401 et seq.)

NEVADA SANITATION LAWS (Nevada Revised Statutes, Chapter 444)

NEVADA WATER CONTROL LAWS (Nevada Revised Statutes Chapter 445A)

NEVADA AIR POLLUTION LAWS (Nevada Revised Statutes Chapter 445B)

HAZARDOUS MATERIALS, INCLUDING UNDERGROUND STORAGE TANK REGULATIONS (Nevada Revised Statutes, Chapter 459)

NEVADA OCCUPATIONAL SAFETY AND HEALTH ACT (Nevada Revised Statutes, Chapter 618)

and the regulations promulgated thereunder and any other laws, regulations and ordinances (whether enacted by the Federal, State or local government) now in effect or hereinafter enacted that deal with the regulation or protection of the environment (including, but not limited to, the ambient air procedures and records detailing chlorofluorocarbons [CFC]), ambient air, ground water, surface water and land use, including sub-strata land.

1.1.16	The term “Hazardous Material,” whenever used herein, means the definitions of hazardous substance, hazardous material, toric substance, regulated substance or solid waste as defined within tire following:

COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT (42 U.S.C. Section 9601 et seq.)

RESOURCE CONSERVATION AND RECOVERY ACT (42 U.S.C. Section 6901 et seq.)

HAZARDOUS MATERIALS TRANSPORTATION ACT (49 U.S.C. Section 5101 et seq.) and all present or future regulations promulgated thereto

DEPARTMENT OF TRANSPORTATION HAZARDOUS MATERIALS TABLE (49 C.F.R. Part 172) and amendments thereto

ENVIRONMENTAL PROTECTION AGENCY (40 C.F.R, Part 300 and amendments thereto—including Appendices thereto)

HANDLING OF HAZARDOUS MATERIALS (including transportation of Hazardous Materials by Motor Carriers) (Nevada Revised Statutes 459.700 through 459.780)

and all substances, materials and wastes that are, or that become, regulated under, or that are classified as hazardous or toric under any environmental law, whether such laws are Federal, State or local.

1.1.17	The term “Initial Improvements,” whenever used herein, shall mean completion of the site work and building shell for: (i) one hundred percent (100%) of the proposed Commercial Facilities, if consisting of two (2) or fewer commercial buildings; or (ii) not less than fifty percent (50%) of the proposed Commercial Facilities, if consisting of two (2) or more commercial buildings.

1.1.18	The term “Lender,” whenever used herein, shall mean the provider of construction or permanent financing (or any refinancing) to Company in connection with the construction of the Commercial Facilities, which financing arrangements are to be approved by CDR to the extent required under Section 2.19 (entitled FINANCING) of this Agreement.

1.1.19	The “Loan,” whenever used herein, shall mean a loan made by a Lender and secured by a mortgage or deed of trust encumbering the leasehold estate evidenced by this Agreement.

1.1.20	The term “Management Fee,” whenever used herein, means a fee to be deducted from Total Revenue in consideration of the expenses incurred by Company or its property manager for the project administration of the Commercial Facilities. It is understood and agreed that during the term of this Agreement such fee is to be either three percent (3%) (for industrial space), four and one-half percent (4.5%) (for office space), or five percent (5%) (for retail space) of the Total Revenue received by Company from Sublessees. Such Management Fee shall include all compensation and property management administration expenses of all Commercial Facilities personnel. Such Management Fee may be adjusted as necessary by mutual agreement of Company and CDR and as set forth in an Approved Budget to be competitive with other fees that are standard in the industry in the metropolitan area.

1.1.21	The term “Maintenance and Operations,” whenever used herein, means the expense for maintenance, operation, administration and repair of the Commercial Facilities.

1.1.22	The term “Net Revenue,” whenever used herein, means the amount of available cash after allowable deductions have been made from Total Revenue which is available for an equal fifty percent (50%) distribution between the Participating Parties of this Agreement. Allowable deductions are defined as follows:

a.	Debt Service;

b.	Actual expenses authorized in the Approved Budget, including the cost of any Maintenance and Operations, or other Project Costs approved by CDR, which approval will not be unreasonably withheld;

c.	Capital improvement Expenditures;

d.	Management Fee;

e.	A reasonable reserve for maintenance and operations or any reserve required by any Lender under any approved financing; and

f.	Repayment of equity contribution plus return on equity contribution (if applicable), as per Section 1.7 (entitled RENTALS AND FEES) below.

1.1.23	The term “Participating Parties” or “Parties,” whenever used herein, means Company as Lessee and County as lessor (hereinafter jointly referred to as “Parties”) to a participating leasing arrangement for the sharing of Net Revenues as consideration for the development and operation of the commercial facilities at the Premises.

1.1.24	The term “Premises,” whenever used herein, means that area depicted on Exhibit “D,” which is attached hereto and made a part hereof. The final legal description of the Premises will be attached to the Memorandum of Lease described in Section 1.2.3 below.

1.1.25	The team “Project Cost,” whenever used herein, means all costs of Company actually incurred and paid by Company in designing, developing, constructing, owning, leasing, and managing the Commercial Facilities.

1.1.26	The term “Sublease,” whenever used herein, means the documents signed by a Sublessee or Tenant for the leasing of space in the Commercial Facilities.

1.1.27	The term “Sublessee” or “Tenant,” whenever used herein, means any business firm or individual who leases office, retail, industrial or warehouse space for a valid, legal commercial activity in the Commercial Facilities. Subject to the terms of Section 1 4.1 below, the CDR will retain the right to reasonably approve the uses of such Sublessee or Tenant. These defined terms may be used interchangeably.

1.1.28	The term “Release,” whenever used herein, means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of any Hazardous Material in violation of Environmental Laws.

1.129	The term “Rent Commencement Date,” whenever used herein, means the date established pursuant to Sections 1.2.6 and 1.7 below for the commencement of the distribution of Net Revenues. As used in this Agreement, the “Rent Commencement Date” is synonymous with the “Effective Date.”

1.1.30	The term “Total Revenue,” whenever used herein, means the total amount of all rents, charges, fees and/or other income collected by Company from any use of the Commercial Facilities. Any space occupied by Company or any related entity which is not exclusively used for the necessary construction on and/or management of the Premises must be charged at a similar rental rate to that being charged for a similar type of rental property in the Las Vegas Valley. Such rental value shall be included in the Total Revenue, whether or not a cash payment is made.

1.2	TERM

1.2.1	The term of this Agreement will expire fifty (50) years from the Approval Date (the “Termination Date”).

1.2.2	Except for Section 1.7 (entitled RENTALS AND FEES) below, all other provisions of this Agreement will be in force and effect upon the Approval Date.

1.2.3	As soon as practicable following the Approval Date, County and Company agree to execute and acknowledge a Memorandum of Lease (1) evidencing the existence of this Agreement, the ownership of the Commercial Facilities by Company, the rights of Company in the Premises, and the Approval Date and Termination Date of this Agreement, and (2) containing a legal description of the Premises. Such Memorandum of Lease shall be recorded with the official real estate records of Clark County, Nevada.

1.2.4	As soon as practicable following the Approval Date, Company will be entitled to receive, as a Project Cost, an ALTA leasehold policy of title insurance, together with those endorsements reasonably deemed necessary by Company, all issued by a title company selected by Company, with liability in an amount reasonably determined by Company and insuring Company’s interests hereunder. Such leasehold policy will be subject only to exceptions permitted by Company.

1.2.5	County hereby agrees to give Lender at least thirty (30) days prior notice of any intended amendment, modification, revocation, surrender, cancellation or termination of this Agreement. County further agrees that it will not consent to or accept any surrender, revocation, cancellation or other termination by Company or amendment, nor agree to any modification of this Agreement without Lender’s prior written approval. No expiration or early termination of this Agreement shall terminate or extinguish this Agreement without the prior written consent of Lender, unless the termination arises after a default and Lender has been given the notice and cure rights specified under Sections 2.15.2 and 2.19 of this Agreement, and has failed to cure in accordance therewith.

1.2.6	Subject to Section 1.7 (entitled RENTALS AND FEES) below, the Effective Date (also known as the Rent Commencement Date) will be the first of the following dates-

1.2.6.1	The date of completion of the Initial Improvements for the Commercial Facilities, as evidenced by County’s issuance of a Certificate of Completion.

1.2.6.2	The date that any portion of the Premises generates any revenue or has a Temporary Certificate of Occupancy with actual occupancy and use

1.2.6.3	Subject to the extension rights set forth in. Section 1 10 3.1 below, upon the first day of the twenty-fifth (25th) month following the Approval Date.

1.3	PREMISES

1.3.1	County does hereby demise and let unto Company and Company does hereby take from County the Premises

Company shall be responsible to provide County with a final legal description of the entire Premises under this Agreement, which includes the depiction of all current and proposed easements and/or rights-of-way that County has or may wish to retain. Company will submit a draft description, both narrative and graphic formats, to County for its review and County has the right to modify the documents to retain County’s interests in any easements and/or rights of way necessary for roads, utilities, and flood control. Once a final legal description is agreed upon by both parties, such legal description will be included in the Memorandum of Lease, as provided in Section 1.2.3 above.

1.3.2	Company acknowledges that it has inspected the Premises and accepts the Premises “as is,” including, but not limited to, grades, soil conditions, and drainage with no further responsibility to Company by County for any present or further improvements or maintenance thereof, including, but not limited to, the existence of any utilities and public roadways and the potential need to cap off or otherwise abandon such utilities and/or roadways.

1.3.3	All improvements constructed on the Premises by Company (including, without limitation, the Commercial Facilities) at any time and from time to time during the term will be owned by Company during the term of this Agreement.

1.4	USE OF PREMISES

1.4.1	Upon performance of the agreements, provisions and conditions contained in this Agreement, Company will have the use of the Premises for the construction and operation of Commercial Facilities and for other business activities directly related thereto and for no other purposes, unless approved in writing by CDR. Such Commercial Facilities uses will be for purposes similar to other commercial developments in the Las Vegas metropolitan area and if such uses are Compatible Uses (defined below) and not Incompatible Uses (defined below), they are deemed approved by CDR. CDR, however, retains the sole right to determine if a use is compatible with Airport operations. Notwithstanding the above (or any other language in this Agreement) to the contrary, the uses set forth in Exhibit “E” attached hereto and incorporated herein, shall be deemed approved by CDR as Compatible Uses.

1.4.2	Neither Company nor County shall have the right to erect (or cause or permit any third party to erect) billboards (whether for commercial or non-commercial purposes) on the Premises.

1.4.3	Company also agrees that use of the Premises is conditioned upon Company’s agreement that it will not develop the Premises and/or adjoining or surrounding properties in a manner that County may find objectionable to Airport and/or aircraft operations. CDR, however, retains the sole right to determine, in its reasonable discretion, if the uses are Incompatible Uses or Compatible Uses, as defined below:

1.4.3.1	Incompatible Uses: The term “Incompatible Uses” means uses which potentially expose persons to elevated levels of aircraft generated noise or to areas identified as necessary to protect the safe passage of aircraft, or which have been determined by the Federal Aviation Administration (the “FAA”), the Director of the Department of Aviation, and/or the Airport Height Hazard Board of Adjustment to be hazardous to or incompatible with air navigation. Incompatible Uses include, but are not limited to: rural estate uses, residential uses, single family homes, mobile homes, low density, medium density and high density housing, apartments, group quarters, condominiums, time-sharing apartments, condominium hotels or motels, townhouses, churches, hospitals, care centers, nursing homes, schools, auditoriums and concert halls, fraternity and sorority housing, recreational vehicle parks, places of public assembly, amusement parks, outdoor sports arenas, zoos, uses that may in. the future be accessory to or enhance any of the uses described above on adjacent parcels, and uses intended to fulfill development and/or zoning requirements for any of the uses described above on an adjacent parcel (including, without limitation, open space, parking and landscaping requirements). The fact that any of the foregoing uses is permitted under the Clark County Code shall have no bearing on whether they constitute an Incompatible Use under this Restriction.

No “sexually oriented” business or “adult use,” as defined in the Clark County Code (e.g. CCC 6.110, 6.140, 6.160, 6.170, 7.54, 30.08.030, and 30.44.010 and as amended from time to time), or other laws, regulations and ordinances now in effect or hereinafter enacted that deal with such businesses and uses, shall be allowed upon any part of the Premises. No use for which a liquor or gaming license is required shall be allowed upon any part of the Premises without the written consent of County (refusal to consent to these uses is solely within the discretion of the Board of County Commissioners and does not need to be reasonable). Should County consent to a use involving a liquor or gaming license, Company shall pay all costs, including the cost of background investigations and attorney fees, relating to the licensing process. Notwithstanding the foregoing, CDR consents to liquor uses, subject to all normal and customary licensing procedures, in such restaurants as may be developed on the Premises.

1.4.3.2	Compatible Uses: The term “Compatible Uses,” means land uses which are appropriate given the area’s exposure to aircraft overflight and noise, and the limitations on development necessary to preclude potential hazards to air navigation. Compatible Uses which may conform with the preceding definition include, but are not limited to, commercial uses such as office, warehousing, manufacturing, business, professional, and wholesale and retail, provided any occupied structure is constructed using noise attenuation construction techniques in compliance with FAA regulations as further outlined in Sections 1.4.3.3, 1.4.3.4 and 3.18 below; communication uses; transportation uses such as railroad, motor vehicle, rapid transit and street railway transportation; street and highway rights-of-way; utility rights-of- way; parking; general dispersed recreation; golf courses; and drainage facilities;

1.4.3.3	Navigation Easement: Company hereby grants and conveys to County a perpetual and assignable right-of-way and easement for the free and unobstructed passage of all Aircraft, regardless of the owner or operator of such, in, through, and across all of the airspace above the Premises (including the Commercial Facilities constructed thereon) subject to such rights, terms, and conditions as contained herein. (For purposes of this instrument, “Aircraft” is defined as any contrivance now known or hereafter invented, used, or designed for navigation of or flight in the air or space regardless of the form of propulsion which powers said Aircraft in flight.)

County, its successors in interest and assigns, for the use and benefit of Aircraft owners, operators and the general public, shall have the continuing right to cause or allow in all of the airspace above the surface of the Premises such noise, fumes, vibrations, dust, fuel, particles and all other effects that may be caused by or result from the operation of Aircraft, whether or not said Aircraft over fly or intrude into the airspace above the Premises.

County reserves unto itself its successors and assigns, for the use and benefit of Aircraft owners, operators and the general public, a right of flight for the passage of Aircraft in the airspace above the Premises (including the Commercial Facilities constructed thereon), together with the right to cause in said airspace such noise as may be inherent in the operation of Aircraft, now known or hereafter used, for navigation, of or flight in said airspace, and for use of said airspace for landing at, taking off from or operating at the facilities now known as, or any future name or common reference that may be promulgated, adopted or referred to, McCarran International Airport, Nellis Air Force Base, North Las Vegas Airport, Overton Airport, Indian Springs Air Force Base, Henderson Executive Airport, Laughlin/Bullhead Airport, Searchlight Airport, Mesquite Airport, Boulder City Airport, and Jean Airport; or any and all future facility or facilities developed in the Ivanpah Valley, Pahrump Valley, and in the vicinity of the City of Mesquite (the “Airports”).

Company covenants and agrees not to allow any improvement to become constructed on the Premises which is, will be or has been erected to a height and does extend into the airspace where, upon making application of a FAA form 7460-1 if required, the FAA determines such improvement to be an obstruction and/or hazard to air navigation pursuant to the rules and regulations of the FAA under Code of Federal Regulations (“CFR”) Title 14, Chapter I, Part 77 (“Part 77”). Should the FAA determine such proposed, erected, or grown improvement to be an obstruction and/or hazard to air navigation, the improvement is to be removed, demolished, and/or lowered to a height which the FAA determines not to be an obstruction and/or hazard to air navigation and until such compliance is determined by the FAA, Company not be granted a permit under Clark County Code Chapter 20 and Chapter 30, including but not limited to 20.13 and 30.48 Part B “Airport Airspace Overlay District” as amended; or any similar federal state, or local regulation which may hereinafter he enacted in total or in part.

Company covenants and agrees not to allow any vegetation to be planted or grown on the Premises which is, will be or has been grown to a height and does extend into the airspace where, upon making application of a FAA form 7460-1 if required, the FAA determines such vegetation to be an obstruction and/or hazard to air navigation pursuant to the rules and regulations of the FAA under Part 77. Should FAA determine such proposed or grown vegetation to be an obstruction and/or hazard to air navigation, the vegetation is to be removed, trimmed, and/or lowered to a height which the FAA determines not to be an obstruction and/or hazard to air navigation and until such compliance is determined by the FAA, Company not be granted a permit under Clark County Code Chapter 20 and Chapter 30, including but not limited to 20.13 and 30.48 Part B “Airport Airspace Overlay District” as amended; or any similar federal state, or local regulation which may hereinafter be enacted in total or in part.

Company shall, prior to: 1) construction of any applicable improvement; 2) planting any applicable vegetation; or 3) at such time as any vegetation is grown to a height on the Premises that meets or exceeds the notification requirements of Part 77; file notice with the FAA in accordance with the requirements of Part 77 as applied to the Airports via FAA form 7460-1, as amended, or any similar regulations which may hereinafter be enacted and, where required by the Clark County Code, receive either a Director’s Permit from the Department of Aviation or a Director’s Permit Variance from County’s Airport Hazard Area Board of Adjustment.

Company, in addition to all rights, terms, and conditions contained herein, expressly acknowledges and consents to the right of Aircraft flight set forth in Title 49 United States Code (“USC”) §40102(a)(30), 49 USC §40103(a)(2), Title 14 CFR, Chapter I, Part 91, Part 101, and Part 103 as amended, including but not limited to 14 CFR Part 91.119, or any similar statute or regulation which may hereinafter be enacted in total or in part; and Nevada Revised Statute (“NRS”) Chapters, including but not limited to, NRS 493.030, HRS 493.040 and NRS 493.050, as amended, or any similar regulation or statute which may hereinafter be enacted in total or in part; as may be undertaken by Aircraft arriving to or departing from the Airports.

1.4.3.4	Waiver Company, its successors, assigns, licensees, invitees, and tenants, hereby waive, remise, and release any right, claim, or cause of action which they may now have or may have in the future against County, and its officers and employees, or operators or users, and their officers, directors, employees, and agents, of the above described Airports, for losses or psychological or physical effects on account of or arising out of noise, vibrations, fumes, dust, fuel, particles and all other effects that may be caused or may have been caused by the operation of Aircraft landing at, taking off from, or operating at or on the Airports, or in or near the airspace above the Premises. Company, its successors, assigns, licensees, invitees, and tenants specifically waives any and all claims, including a claim that the easement is burdened by increases in noise, fumes, vibrations, dust, fuel, particles, or any other effects that may be caused by or result from the operation of Aircraft; changes in the type or frequency of Aircraft operations, the airport layout, or flight patterns; or increases in nighttime operations.

Further, Company, its successors, assigns, licensees, invitees, and tenants, hereby waive, remise, and release any right, claim, or cause of action as to use and/or regulation of all airspace more than fifty (50) feet above the finished grade of the Premises, except as may be granted by County.

This Grant of Easement and Waiver does not require the removal of an improvement or vegetation in the condition existing on the Premises at the time this Grant of Easement and Waiver is conveyed.

Company expressly agrees for itself, its successors and assigns, to:

(a)

Submit to County plans showing exterior building finishes, including but not limited to glass surfaces and exterior lighting, which potentially may make it difficult for aircraft pilots to distinguish between airport lights and other lights; produce glare or reflection which would impair aircraft pilots landing or taking off at the Airport, impair visibility in the vicinity of the Airport, or otherwise endanger the landing, take off, of maneuvering of aircraft; and shall not install the same without receiving a

Director’s Permit from the Department of Aviation or a variance from County’s Airport Height Hazard Board of Adjustment. Company shall not use, permit, or suffer the use of the Premises in such manner as to create electrical interference with radio communication to or from any aircraft or between any airport installation or navigational aid (NAVAID) and any aircraft.

(b)	Not authorize the construction of any facility or improvement on the Premises, which attracts or results in the concentration, of birds or other wildlife which would interfere with the safe operation of aircraft in flight.

(c)	Use construction practices and materials to achieve an exterior to interior noise level reduction sufficient to achieve a maximum 40 decibel Day-Night Level (DNL 40 dB) interior noise level in any permanent structures, based on aircraft noise contours shown on the McCarran International Airport Environs Overlay District Map, prepared by the Department of Aviation and dated April 16, 1998, or on a subsequent version of said map(s) as may be updated from time to time by the Department of Aviation (Airport Environs Map). Land, buildings, and structures shall be deemed to be impacted by the specific noise contours that cross them as shown on the Airport Environs Maps. Where a building is or would be impacted by one or more noise contours, the entire building shall be considered to be within the most restrictive noise contour.

1.5	STANDARDS OF OPERATION

1.5.1	Company will develop and cause to be constructed Commercial Facilities in accordance with plans and specifications prepared by Company and approved by CDR in order to provide a first-class commercial facility operation for use by its Sublessees or Tenants.

1.5.2	Company may enter into a standard form Sublease (attached as Exhibit “F” hereto and made a part hereof), which has been approved by CDR, with Sublessees or Tenants. With CDR’s approval, an entirely new form of standard form Sublease may be adopted for use by Company from time to time.

1.5.2.1	Consistent with Section 2.2.1.4 below, Company must obtain the written approval of CDR for any materially adverse change to the standard form Sublease.

1.5.2.2	All Subleases must be for those uses permitted in Section 1.4 (entitled USE OF PREMISES) above, and must incorporate by reference all applicable provisions of this Agreement (as reasonably determined by Company) to ensure every Sublessee’s operations and conduct are in compliance with such applicable provisions of this Agreement.

1.5.3	Company will provide County with a copy of any rules, regulations or other standards of operation, developed by Company and distributed to Sublessees and Tenants.

1.6	BUDGET APPROVAL

1.6.1	A written budget for each calendar year during the term of this Agreement will be prepared for all expenses related to the use, maintenance and operation of the Premises, including, without limitation, maintenance, operation, administration, leasing and other fees and expenses of nature as follows:

1.6.1.1	On or within thirty (30) days following substantial completion of the Commercial Facilities, Company and CDR will agree upon an initial budget to cover the period from the Effective Date until December 31 of the year in which the Effective Date falls.

1.6.1.2	By October 15, annually, Company will prepare and submit a written budget for the following calendar year to CDR.

1.6.1.3	Within fourteen (14) days of receipt of the proposed budget, CDR will review and approve or disapprove the proposed budget submitted by Company.

1.6.1.3.1	If disapproved on reasonable grounds, CDR will inform Company in writing of its disapproval, describing the disapproved provisions of the proposed budget, and requesting further clarification of the budget elements. Company will respond within fourteen (14) days with verification of the budget elements or with a modified written budget, which is reasonably satisfactory to CDR. The Participating Parties agree to negotiate in good faith to resolve any conflicting issues that may arise. If CDR fails to timely respond, the proposed budget will be deemed approved and will become an Approved Budget.

1.6.1.3.2	If, however, the Participating Parties cannot agree upon the elements contained in the proposed budget or if, during the term of the following year, the parties cannot agree upon the interpretation of the intent of the Approved Budget, a neutral third party wall be selected by CDR to arbitrate the disputed terms.

1.6.1.3.2.1	If, however, Company does not accept the neutral third party selected by CDR, Company will be allowed to select a second neutral party. The two selected parties will then select a third neutral party and the three together will arbitrate the disputed terms. County agrees that Company may operate under the prior year Approved Budget until the dispute is resolved. All neutral parties shall have at least five (5) years experience in commercial real estate matters and must be attorney(s) certified by the Nevada Court Annexed Arbitration Program.

1.6.1.3.2.2	CDR and Company agree to be bound by the decisions reached by the selected arbitrator. The Participating Parties will cause the arbitrator to make a determination within fourteen (14) days following submittal.

1.6.1.3.2.3	The Participating Parties agree that each party will bear its own costs and expenses incurred for attorney’s fees, preparation and presentation costs for the arbitration process. The Participating Parties will share the cost of any third arbitrator.

1.6.1.4	The agreed upon budget will be deemed the Approved Budget for the applicable calendar year. Until a budget has been approved, the prior year’s budget will be used.

1.6.2	Company will be entitled to expend funds in accordance with the Approved Budget during the applicable calendar year. In the event Company is over-budget on a particular line item, Company may reallocate excess funds from one line item to another line item, except that any salary line item reallocations must be approved by CDR. Any expenses not covered by the Approved Budget are subject to the reasonable written approval of CDR. In the event of emergency, Company may immediately take action necessary to complete repair and any expenses incurred by Company will be shared in accordance with the provisions of Section 1.7 (entitled RENTALS AND FEES) below.

1.7	RENTALS AND FEES

Rentals and fees for the operation of the Commercial Facilities will be as follows:

1.7.1	As soon as practicable following the Approval Date, Company, at its election, will obtain financing for the Commercial Facilities in accordance with the terms and conditions of Section 2.19 (entitled FINANCING) of this Agreement. Rentals and fees will be subject to such financing and completion of the Commercial Facilities as follows:

1.7.1.1	The Participating Parties acknowledge that Company may be required to make an equity contribution to fund the difference between total Project Costs and the amount of financing obtained by Company.

1.7.1.2	Following completion of the Commercial Facilities and once the Net Revenue from the Commercial Facilities is available, such Net Revenue will be applied to Company’s equity contribution, if applicable, until such time as the amount is repaid in full together with interest at the rate of eleven percent (11%) per annum. Company will furnish documentation satisfactory to CDR showing the Total Revenues received from the Commercial Facilities and the payments applied to the equity contribution amount. Company shall not finance more than thirty percent (30%) of Pro Forma Development Costs with its equity. Notwithstanding the prior sentence to the contrary, if, following Company’s reasonable efforts to obtain loans requiring not more than thirty percent (30%) equity, Company is unable to obtain such loans (on reasonable and customary terms), then, Company will be allowed to increase its equity contribution to such amounts required by its Lenders. Except as otherwise agreed by County, any amount in excess of thirty percent (30%) that is self-financed will be repaid with interest at a rate equal to the applicable loan rate (whether constriction or permanent loan) plus one hundred fifty (150) basis points per annum, not to exceed eleven percent (11%) per annum.

1.7.1.3	The Participating Parties will acknowledge the date the equity contribution is paid in full by written notice from Company and acknowledgment by CDR.

1.7.1.4	In the event of default by Company and the subsequent foreclosure and sale of the leasehold interest to an Assignee as provided in Section 2.19 (entitled FINANCING) below, and assuming County declines the right to assume the Loan (as provided in Section 2.19 below), the above defined rentals wall be abated as described in Section 2.19.9.11.2 below. Following satisfaction of the Loan obligation owed to an Assignee of Lender, payment to County of the rentals and fees as described in this Section 1.7 will resume.

1.7.1.5	Any additional capital required to be contributed for operation of the Property, following completion of construction of the Initial Improvements shall be contributed by Company, as an additional equity contribution; provided such capital is required to pay obligations arising under either an Approved Budget or a Sublease, or reasonably required to remedy an unforeseen situation. Any such equity contribution shall be repaid as described in Section 1.7.1.2 above.

1.7.1.6	Company recognizes that the Premises are within the boundary of the Cooperative Management Area and that this Agreement is subject to the provisions of the SNPLMA, and that County is required by the SNPLMA to receive “fair market value” for all leases on land within the Cooperative Management Area. The Parties agree and acknowledge that they have negotiated this Agreement to be a fair market lease. If it is determined by a court of competent jurisdiction that any of the terms and conditions of this Agreement violate the SNPLMA, then Company agrees to renegotiate in good faith the applicable terms of this Agreement with County, consistent with the provisions of Section 4.6 below.

1.7.2	Upon the date Company’s and County’s equity contributions (if applicable) are paid in full, with interest, as described in Section 1.7.1.2 above, the rental for the Premises will consist of County’s share of Net Revenue, as defined in Section 1.1.22 of this Agreement, calculated as follows:

Total Revenue

Less: Debt Service

Actual expenses authorized in the Approved Budget or other Project Costs approved by CDR, including a reasonable reserve for maintenance and operations or any reserve required by any Lender under any approved financing

Capital Improvement Expenditures and approved reserves

Management Fees

Equals: Net Revenue (available cash)

Distribution: 50% to County

50% to Company

1.7.3	On or before the twenty-fifth (25th) of each month, Company will submit a statement depicting Total Revenue received for the preceding month and allowable deductions for the Net Revalue calculation. A check for County’s fifty percent (50%) share of Net Revenue will be submitted with such report.

1.7.4	Company will make all payments by check made payable to the Clark County Department of Aviation and deliver or mail said payments to the Clark County Department of Aviation, McCarran International Airport, P.O. Bor 11005, Las Vegas, NV 89111-1005 or to such other place as County may direct Company in writing.

1.7.5

In the event any required payment is not made by Company to County as required and remains unpaid for a period of thirty (30) days or more, County will be entitled to, and Company will pay to County, interest at the rate of eleven percent

(11%) per annum on all amounts unpaid and which remain unpaid thirty (30) days past the due date. However, the County will not be prevented from terminating this Agreement for default of payments of rents, fees, or charges or from enforcing any other provisions contained herein or implied by law.

1.7.6	On or prior to April 30, annually, during the term of this Agreement or any extension thereof and within ninety (90) days after the expiration of the term of this Agreement, Company will provide County with a statement showing the entire preceding year’s business operations, including revenue and expenses, which will be prepared in accordance with sound accounting principles. Such statement is to be prepared by Company’s Certified Public Accountant and contain a written opinion as to whether the gross revenues and distribution of Net Revenue has been made in accordance with the provisions of this Agreement. Should such statements show that the amount paid during the period of review was less than that which was due, Company will immediately remit the additional amount to County. Should such statement show that Company paid County more than was due, after review and verification by CDR a credit will be issued to be applied against future Net Revenue, except that if such should be the case at the end of the last month of this Agreement, County will refund the overpayment to Company.

1.7.7	Subject to the extension rights set forth in Section 1.10.3.1 below, if the Initial Improvements are not completed by the first day of the twenty-fifth (25th) month following the Approval Date, then Company will pay flat ground rent equal to the then fair market ground rent for unimproved real estate which is: (a) subject to the same rights and interests encumbering the Premises, and (b) at this location. Such payment of flat ground rent shall continue only until the completion of the Initial Improvements.

1.8.	RECORDS AND AUDIT

1.8.1	Within forty-eight (48) hours of request by County, Company agrees to provide at a location in the metropolitan area of Las Vegas, Nevada, accurate books, records, and accounts of all revenues received from Company’s business authorized under this Agreement. Company further agrees to make such books, records and accounts available at any time, Monday through Friday, 9:00 AM to 5:00 PM for the inspection of CDR, or such agents, employees or accountants as he/she may designate for at least a six (6) year period following the end of each annual period of this Agreement. In the event that County detects error(s) in fees in favor of County by a greater margin of one percent (1%) during such inspection, the cost of the inspection shall be borne by Company.

1.8.2

County will, at any time, have the right to cause an audit of the business of Company to be made by a Certified Public Accountant of County’s selection and if the financial statements previously made to County by Company will be found to be intentionally understated in any respect or to be understated (either intentionally or unintentionally) by a greater margin of one percent (1%) of

Company’s Total Revenue for the period of review, then Company will immediately pay to County the reasonable cost of such audit, as well as the additional payments shown to be payable to County by Company. Otherwise, the cost of the audit will be paid by County.

1.9	IMPROVEMENTS, MAINTENANCE AND REPAIR BY COUNTY

1.9.1	County has no direct responsibility or obligation for any maintenance, repair or replacement of the leased Premises or improvements.

1.9.2	In connection with the Commercial Facilities, at any time and from time to time during the term of this Agreement County agrees to, upon the written request of Company, assist Company in delivering such instruments as maybe appropriate, necessary, required or desired by Company for the purpose of (a) the grant or dedication of any easement, right of way or other property right to any public entity or service corporation or for the development of the Premises, so long as such grant or dedication does not substantially impair the value of the County’s fee interest in the real property underlying the Premises, or (b) the application to any governmental authority for, or the obtaining of, approvals, consents, zoning changes, conditional uses, variances, subdivision maps or the like, in each instance for the purpose of providing adequate utility services to the Premises or of permitting Company to construct the Commercial Facilities on the Premises or make any alteration or addition to the Commercial Facilities, or (c) obtaining institutional construction and permanent financing, including such Estoppel Certificates, Subordination Agreements, and/or Non-Disturbance and Attornment Agreements, in customary form, as may be reasonably required by such Lenders.

1.10	IMPROVEMENTS, MAINTENANCE AND REPAIR BY COMPANY

1.10.1	In the operations of Company’s activities within the Premises, Company will design, develop, construct, manage and maintain and repair the following:

1.10.1.1	All leasehold improvements, including but not limited to grading, fencing, paving, lighting, roadways, parking lots, drainage, structures, all applicable permits, zoning requirements as required by Company for the operation of the Commercial Facilities in the conduct of the business as authorized by Section 1.4 (entitled USE OF PREMISES) of this Agreement. Notwithstanding the assumption of any of these responsibilities by a Sublessee, Company shall remain responsible to ensure all leasehold improvements are completed in accordance with this Agreement.

1.10.2	Commencement of construction of the Initial Improvements will be as soon as all approvals are obtained following the Approval Date of this Agreement.

1.10.2.1	If Company has not commenced construction by the nineteenth (19th) month after the Approval Date, it will be a material breach of this Agreement and County will have the right of termination as defined in Section 2.15 (entitled TERMINATION BY COUNTY) of this Agreement. County agrees to give Company ninety (90) days prior written notice before executing its right to terminate this Agreement County agrees not to exercise its right to terminate until any Lender has been given its rights to cure or foreclose on Company as provided in Section 2.19 (entitled FINANCING) of this Agreement.

1.10.3	Subject to Section 1.10.3.1 below, the date of completion of the Initial Improvements will be on or before the first (1st) day of the twenty-fifth (25th) month following the Approval Date.

1.10.3.1	In the event the Initial Improvements are not completed within such twenty-four (24) months due to circumstances beyond the control of Company, County, through its CDR, may extend the completion of the Initial Improvements deadline for a period not to exceed six (6) months. In no event, however, will the extension period be longer than the commensurate time affected by the circumstances beyond the control of Company.

1.10.3.2	Should the deadline for completion of the Initial Improvements not be extended as provided above or if the Initial Improvements are not completed by the time fame allowed in such extension, County may declare this failure to perform a material breach of this Agreement and County will have the right to terminate set forth in Section 2.15 (entitled TERMINATION BY COUNTY) or this Agreement. County agrees to give Company ninety (90) days prior written notice before executing its right to terminate this Agreement. County agrees not to exercise its right to terminate until any Lender has been given its rights to cure or foreclose on Company as provided in Section 2.19 (entitled FINANCING) below.

1.10.3.3	If, at the end of such twenty-four (24) months (as such period may be extended as provided above), Company has not completed the Initial Improvements proposed for the Premises, then Company forfeits any rights to lease and develop the remaining undeveloped portion of the Premises (the “Undeveloped Portion”). Upon ninety (90) days written notice to Company of its intent, County will have the right to enter and occupy the Undeveloped Portion. County agrees not to exercise this right until any Lender has been given its rights to cure Company’s default under this Agreement or foreclose its mortgage or deed of trust, as provided in Section 2-19 (entitled FINANCING) of this Agreement. A modified Exhibit “D,” excluding the Undeveloped Portion, will then be prepared by Airport Engineering and verified by an exchange of correspondence. Such modified Exhibit “D” will be attached hereto and made a part hereof in replacement of the current Exhibit “D” to this Agreement.

1.10.4	Company will construct and install the following, each of which will be considered a Project Cost.

1.10.4.1	Underground utility lines and connections. Company’s expense will include all connection fees or all other fees.

1.10.4.2	All leasehold improvements including, but not limited to, grading, fencing, paving, lighting, roadways, parking lots, drainage and structures which are required by Company in its conduct of business as authorized under Section 1.4 (entitled USE OF PREMISES) below.

1.10.5	Maintenance is understood and agreed to include all janitorial services and requirements and daily routine Premises cleanup, and all dust mitigation requirements.

1.10.6	All improvements or alterations by Company will be in accordance with the Clark County Code, the Airport’s Rules and Regulations and the Airport’s Operating Directives, and all other applicable governmental rules and regulations. The shell drawings for the Initial Improvements are also subject to the prior written approval of CDR. In the event of a default hereunder by Company, Company will provide County copies of all the following documents which are in Company’s possession: as-built drawings of all improvements, along with a certification of construction costs for all permanent improvements.

1.10.7	During the term or any extension of this Agreement, Company may, as a Project Cost with prior written approval of CDR, add to or alter the Initial Improvements at any time subject to all conditions set forth in Section 1.10.3 above. Any such addition or alteration will be performed in a workmanlike manner in accordance with all applicable governmental regulations and requirements and will not weaken or impair the structural strength or reduce the value of the Premises or improvements thereon.

1.10.8	Company will be responsible as a Maintenance and Operation expense for the removal and disposal of garbage, debris, contaminants and any other waste material (whether solid or liquid) arising out of its occupancy of the leased Premises or out of its operation. Such removal will conform with all governmental requirements and regulations as more fully described hereinafter in Section 3.22 (entitled ENVIRONMENTAL POLICY) below.

1.10.9	Should Company fail to perform its maintenance and repair responsibilities, County may, but is not obligated to, provide maintenance and make repairs thereon and thereto, upon thirty (30) days prior written notice of its intent to do so; except in case of emergency for which no notice is necessary. Company shall reimburse County for any such reasonable amounts as billed, plus a ten percent (10%) administrative fee. Company may then charge such costs to the project as a maintenance expense.

1.10.10	In addition to this Agreement, County may enter into other ground lease agreements on substantially similar terms with affiliates of Company (the “Company Affiliates”) for the development of other real property owned or controlled by County on or in the vicinity of the Airport (the “Related Lease Agreements”). Notwithstanding any language to the contrary contained in this Agreement, Company may, with CDR’s prior written consent, alter the boundary lines of the Premises under this Agreement, and under the Related Lease Agreements, and reorder the sequence and timing of the commencement of construction of the Commercial Facilities under this Agreement and under the Related Lease Agreements; provided, however, that in no event shall such altering and/or reordering excuse Company or any of the Company Affiliates from fulfilling their obligations under this Agreement or under the Related Lease Agreements

1.11	CONSTRUCTION STANDARDS, RULES AND REGULATIONS

All Initial Improvements by Company will be subject to the McCarran International Airport Tenant Improvement Manual and other Airport Rules and Regulations and Operating Directives. Design and construction specifications and documents must be reviewed and approved by the Department of Aviation’s Construction/Engineering Division prior to commencement of construction of the Initial Improvements.

Further, design and construction specifications and documents must be reviewed by County Department of Building and Zoning prior to the issuance of a building permit and will be subject to any statute, ordinance, rule or regulation of any other applicable governmental agency, department or authority whether Federal, State or local.

1.12	APPROVALS TO BE REASONABLY GIVEN

It is understood and agreed that all provisions of this Agreement which require approval by or the consent of the County or CDR, except those that are specifically noted as “sole” discretion (which still require responses in a timely manner), will receive timely response and such approvals or consents will not be unreasonably withheld, conditioned or delayed.

ARTICLE II

2.1	ASSIGNMENT

2.1.1

Company will not assign its rights or duties hereunder or any estate created hereunder, in whole or in part, except with the prior written consent of County. Ground Lessor agrees to provide such consent if the proposed Assignee presented is a “proper and fit” person or entity, which means one having (1) demonstrated experience in the management of comparable commercial real estate properties (i.e., at least five (5) years of such management experience or a contractual relationship with a manager with such minimum experience); and (2) financial resources sufficient, in County’s reasonable business judgment, to be financially secure to perform Company’s obligations hereunder (i.e., having a net worth of at least Two Million Dollars ($2,000,000) as increased annually according to the percentage increase during the preceding year in the Consumer Price index for all urban wage earners and clerical workers [CPI-W] U.S. average all items prepared’ by the Bureau of Labor Statistics of the United States Department of Labor, with such increase not to exceed four percent (4%)). Further, any such assignment will be specifically subject to all provisions of this Agreement. Except as provided below in this Section 2.1.1, any assignment by Company without County’s consent is void. Notwithstanding the above, if the proposed Assignee is an institutional investor having a net worth of at least Twenty Million Dollars ($20,000,000) or an entity owned or controlled, directly or indirectly, by such an institutional investor, no prior written consent of Ground Lessor is required, but Ground Lessor shall he provided written notice of any such assignment within thirty (30) days following its effective date.

2.1.1.1	Any voluntary transfer of fifty percent (50%) or more of Company’s equity interest will be deemed an assignment.

2.1.1.2	Before any assignment will become effective, the Assignee will, by written instrument, assume and agree to be bound by the terms and conditions of this Agreement during the remainder of the term thereafter. When seeking consent to an assignment hereunder, Company will submit a copy of the document or instrument of assignment to County. Any assignment will not release Company from its obligations under this Agreement arising prior to the date of assignment.

2.1.1.3	Any transfers by the equity owners of Company or the equity owners of Company to each other or to other related parties for estate planning purposes will not be considered an assignment hereunder. For purposes of this Section 2.1 (entitled ASSIGNMENT), “related parties’” shall mean, in the case of individuals, any persons related by blood or marriage within the second degree of consanguinity, and in the case of legal entities, entities that control, are controlled by or are under common control with each other. Company shall notify CDR, in writing, of any such actions.

2.2	SUBLEASING

Company will not sublease, rent to, or permit any persons, firms or corporations to occupy any part of the leased Premises without having first complied with the following terms and conditions:

2.2.1	Any arrangements must be in the form of a written instrument and must be specifically for purposes and uses of the Premises as authorized under this Agreement and subject to the provisions of this Agreement.

2.2.1.1	Consistent with Section 1.5.2 above, all Subleases are to be entered into using the standard form agreement approved by CDR; provided, however, that in the course of negotiating the final terms of a particular Sublease, Company may make commercially reasonable revisions and modifications to the standard form agreement as required to consummate the transaction, subject to the terms of Section 2.2.1.4 below.

2.2.1.2	Any arrangements for the leasing of space which are not based on the use of the standard form agreement approved in accordance with Section 1.5.2 above must receive the prior written approval of CDR.

2.2.1.3	All license agreements of Company shall be entered into using a standard form of license agreement approved by County; provided, however, that in the course of negotiating the final terms of a particular license agreement, Company may make commercially reasonable revisions and modifications to the approved form of agreement as required to consummate the transaction, subject to the terms of Section 2.2.1.4 below.

2.2.1.4	CDR must approve any materially adverse change to the standard form of Sublease or license agreement. For purposes of this Section 2.2.1.4, the term “materially adverse change” shall mean any change to the form of Sublease attached hereto (or the approved form of license agreement) that would amend those provisions (a) dealing with the obligations of a Sublessee (or licensee) to comply with the pertinent provisions of this Agreement, or (b) which incorporate by reference any of the terms and provisions of this Agreement.

2.2.2	All Subleases and license agreements of Company will be subject to all terms and conditions of this Agreement.

2.3	ATTORNMENT

2.3.1	In the event Company ceases to be a party to this Agreement and perform its obligations hereunder to County, other than by a transfer of interest and novation approved in writing by County, all Sublessees will recognize County as the successor to Company, and render performance hereunder to County as if the Sublease were executed directly between County and the Sublessees; provided, however, County agrees that so long as Sublessees are not in default, County agrees to provide quiet enjoyment to the Sublessees and County agrees to be bound by all of the terms and conditions of such Sublease. County shall execute a separate Subordination, Non-Disturbance and Attornment Agreement if so required by any Sublessee.

2.3.2	All Subleases of Company will provide that:

If by reason of a default on the part of Company as lessee in the performance of the terms of the provisions of the underlying Agreement, the underlying Agreement and the leasehold estate of Company as lessee thereunder is terminated by summary proceedings or otherwise in accordance with the terms of the underlying Agreement, all Sublessees will attorn to County and recognize County as lessor; provided, however, County agrees that so long as such Sublessees are not in default, County agrees to provide quiet enjoyment to the Sublessees and to be bound by all the terms and conditions of such Sublease.

2.3.3	In the event this Agreement is terminated for any reason, all Sublessees will be liable to County for their payment of rents and fees.

2.4	SUCCESSORS AND ASSIGNS

All covenants and conditions of this Agreement will extend to and bind the legal representatives, successors and assigns of the respective parties hereto and all agreements with Assignees will include all provisions contained in this Agreement.

2.5	CONTROL OF PERSONNEL

Company will, in and about the leased Premises, exercise reasonable control over the conduct, demeanor and appearance of its employees, agents and representatives and the conduct of its contractors and suppliers. Upon objection from CDR to Company concerning the conduct, demeanor or appearance of such persons, Company will, within a reasonable time, remedy the cause of the objection

2.6	SIGNS AND/OR WORKS OF ART

2.6.1	Company will not erect, install, operate, nor cause or permit to be erected, installed, or operated upon Airport property (other than the Premises), any .signs or other similar advertising devices for its own business.

2.6.2	Any identifying signs erected, installed, operated or attached to the leased Premises will require the prior written approval of CDR, which will not be unreasonably withheld. Such approval may consider and provide conditions concerning factors including, but not limited to, size, type, content, and method of installation.

2.6.3	Company will not commission, install or display any work of art without the prior written approval of CDR and without a full written waiver by the artist of all rights under the Visual Arts Rights Act of 1990, 17 U.S.C. Sections 106A and 113.

2.7	ENTRY AND INSPECTION OF PREMISES

County, its authorized officers, employees, agents, contractors, subcontractors or other representatives will have the right to enter upon the Premises for the following reasons by providing at least two (2) business days prior written notice and while accompanied by a representative of Company (except in an emergency, in which case County will provide concurrent or reasonable subsequent notice specifying the nature of the emergency and the need for immediate entry).

2.7.1	To inspect at reasonable intervals during regular business hours (or any time in case of emergency) to determine whether Company has complied and is complying with the terms and conditions of this Agreement.

2.7.2	For the purpose of inspecting the Premises and for fulfilling County’s obligations hereunder, provided however, that such entry will be at such times and in such manner as to not unreasonably interfere with the operations of Company or its Sublessees. County may, however, enter at any time for emergency repairs or maintenance without responsibility to Company for loss of business.

No such entry by or on behalf of County upon the Premises will cause or constitute a termination of this Agreement nor be deemed to constitute an interference with the possession thereof nor constitute a revocation of or interference with any of Company’s rights in respect thereof for exclusive use of the leased premises.

The inspections contemplated by the parties to this Agreement, pursuant to this Section, are for the sole benefit of the parties. No benefit to any third party is contemplated nor intended.

2.8	INTENTION OF PARTIES

This Agreement is intended solely for the benefit of County and Company and is not intended to benefit, either directly or indirectly, any third party or member(s) of the public at large, except for those provisions of this Agreement specifically applicable to and for the benefit of a Lender. Any work done or inspection of the Premises by County is solely for the benefit of County and Company.

2.9	LIENS

Company shall prepare for County, in a manner required by law, a Notice of Non-Responsibility. Company shall post in a conspicuous location on the Premises a Notice of Non-Responsibility for the benefit of County. Company will cause to be removed any and all liens of any nature including, but not limited to, tax liens and liens arising out of or because of any construction or installation performed by or on behalf of Company or any of its contractors of subcontractors upon Company’s leased Premises or arising out of or because of the performance of any work or labor to it or them at the Premises or the furnishing of any materials to it or them for use at the Premises. Should any such lien be made or filed, Company will bond against or discharge the same within thirty (30) days after written request by CDR. The cost of bonding against or discharging any liens relating to construction or installation of Commercial Facilities shall be a Project Cost.

Should Company or any Sublessee cause any improvements to the Premises, Company shall cause any contract with any contractor, designer, or other person providing work, labor, or materials to the Premises to include the following clause:

Contractor agrees on behalf of itself, its subcontractors, suppliers and consultants and their employees that there is no legal right to file a lien upon County-owned property and will not file a mechanic’s lien or otherwise assert any claim against County’s real estate or any County’s leasehold interest on account of any work done, labor performed or materials furnished under this contract. Contractor agrees to indemnify, defend and hold the County and Company harmless from any liens filed upon the County’s property and County’s leasehold interest and shall promptly take all necessary legal action to ensure the removal of any such lien at Contractor’s sole cost.

2.10	TAXES, LICENSES AND PERMITS

Company will promptly, as a Project Cost, pay all taxes, excises, license fees and permit fees of whatever nature applicable to its operation and lease of Premises hereunder, including any real property taxes. Company shall not be responsible for any of County’s franchise, inheritance, income or other tax levied on County or County’s right to receive income from the Premises. Company may elect, however, at its own cost and expense to contest any such tax, excise, levy or assessment. Company will keep current municipal, state or local licenses or permits required for the conduct of its business.

2.11	INDEMNITY

Company agrees to indemnify and hold County forever harmless from and against all liability, loss, demand, judgments or other expense (including, but not limited to, defense costs, expenses and reasonable attorney fees) imposed upon County by reason of injuries or death of persons (including wrongful death) and damages to property caused during and because of Company’s use of occupancy of Airport property or the leased Premises or any actions or non-actions of Company, its officers, employees, agents, or other representatives, including movement of vehicles, provided, however, that such indemnity will not apply as to any negligent act or omission of County, its employees, agents or representatives.

2.12	INSURANCE AND BONDS

2.12.1	Bonds

2.12.1.1	County shall waive the requirement for Company’s general contractor to furnish Bonds unless County provides reasonable evidence that such general contractor(s) does not possess the financial ability or experience/reputation to complete the faithful performance of the construction of the tenant improvements or installation of equipment. Otherwise, Company will require its general contractor to furnish Bonds covering the faithful performance of the construction of the tenant improvements or installation of equipment, payment of all obligations arising thereunder to take effect upon completion of the project, in such, a form and amount as CDR may approve. Bonds may be secured through the Contractor’s usual sources provided the Surety is authorized and licensed to do business in the State of Nevada. Company will be allowed to name any Lender as an additional obligee under any such bond.

2.12.1.2	If required by Section 2.12.1.1 above, prior to execution of a construction contract, and not later than ten (10) calendar days after notification of award, Company will require its contractor to furnish the following Bonds to CDR:

(a)	Labor and Material Payment Bond in the amount of one hundred percent (100%) of the contract price.

(b)	Payment and Performance Bond in the amount of one hundred percent (100%) of the contract price.

(c)	CDR may waive or modify the requirements of this Section 2.12.1 upon written request by Company.

2.12.1.3	The Bonds referred to in Section 2.12.11 and 2.12.1.2 above will be written on the Payment and Performance Bond and Labor and Material Payment Bond forms approved by CDR.

2.12.1.4	Company will require its contractor to require the attorney-in-fact who executes the required Bonds on behalf of the Surety to affix thereto a certified and current copy of his power of attorney.

2.12.1.5	Any Labor and Material Payment Bond, Performance Bond, or Guaranty Bond prepared by a licensed nonresident agent must be countersigned by a resident agent as per the provisions of N.R.S. 680A.300.

2.12.2	Insurance

2.12.2.1	Prior to the commencement of any improvement or equipment installation on or about the Premises, Company will require that its construction contractor procure and maintain insurance for such construction and installation protecting both Company and County as well as the construction contractor. Such insurance will provide coverage and limits as are determined customary in the industry by CDR and Company Such insurance will include, but is not limited to:

•	General Liability on an “occurrence” basis only

•	Automobile Liability

•	Builder’s Risk equal to the maximum probable loss covering the project and all materials and equipment,

2.12.2.2	Company’s (or its Contractor’s) insurance will be primary as respects County and Company, their officers, employees and volunteers acting as agents of County (hereinafter referred to as “volunteers”). Any other coverage available to County, its officers, employees and volunteers will be excess over the insurance required by the contract and shall not contribute with it.

2.12.2.3	Company will maintain worker’s compensation in the amounts and form as required by the Nevada Industrial Insurance Act and the Nevada Occupational Diseases Act. Certificates evidencing the valid, effective insurance policies will be provided to and kept on file with CDR.

2.12.2.4	Company will keep insured with responsible insurance underwriters any improvements constructed by it upon and within the leased Premises to the extent of not less than one hundred percent (100%) of such improvements full insurable value using the all risk form of protection as acceptable to CDR. Company will be responsible for insuring against any rental protection resulting in loss of income or extra expense to Company.

2.12.2.5	Company will obtain and keep in full force and effect a policy(s) of general liability on an “occurrence” basis only and not “claims made.” The coverage must be provided either on ISO Commercial General Liability form, an ISO Broad Form Comprehensive General Liability form, or equivalent, approved by CDR and Company. Any exceptions to coverage must be fully disclosed on the required Certificate. If other than these forms are submitted as evidence of compliance, complete copies of such policy forms will be submitted to CDR within ten (10) days after notice to Company. Policies must include, but need not be limited to, coverages for bodily injury, property damage, personal injury, Broad Form property damage, premises and operations, severability of interest, products and completed operations, contractual and independent contractors, with no exclusions of coverage for liability resulting from the hazards of explosion, collapse, and underground property damage.

Company will maintain limits of no less than one million dollars ($1,000,000) combined single limit per occurrence for bodily injury (including death), personal injury and property damage.

2.12.2.6	Company will furnish Automobile Liability coverage for claims for damage because of bodily injury or death of any person, or property damage arising out of the ownership, maintenance or use of any motor vehicles whether owned, hired or non-owned. Company will maintain limits of no less than one million dollars ($1,000,000) combined single limit “per accident” for bodily injury and property damage.

2.12.2.7	All required insurance coverage as stated in this Section 2.12.2 will be evidenced by a current Certificate(s) of Insurance, County shall have the right from time to time, on not less than ten (10) days notice, to require Company to increase the amount or type of coverage required to be maintained under this Agreement. Such Certificates will include, but will not be limited to, the following:

2.12.2.7.1	All Certificates for each insurance policy are to be signed by a person authorized by that insurer and licensed by the State of Nevada.

2.12.2.7.2	Each insurance company’s rating as shown, in the latest Best’s Key Rating Guide will be fully disclosed and entered on the required Certificates of Insurance. If the insurance company providing the coverage has a Best rating of less than A-/VIII, the adequacy of the insurance supplied by Company (or its contractor), including the rating and financial health of each insurance company providing coverage, is subject to the approval by CDR. Such approval will not be unreasonably withheld.

2.12.2.7.3	Company (or its contactor) will furnish renewal Certificates for the required insurance during the period of coverage required by this Agreement. Company (or its contractor) will furnish renewal Certificates for the same minimum coverages as required in this Agreement. If such certificate(s) are not provided in a timely manner, CDR may declare Company (or its contractor) in default of its obligation under this paragraph, subject to the cure rights contained in Sections 2.15.2 and 2.19 below.

2.12.2.7.4	County, its officers, employees and volunteers must be covered as additional insureds with respect to liability arising out of the activities by or on behalf of the named insured in connection with this Agreement. All property insurance policies will contain a waiver of subrogation clause in favor of Clark County.

2.12.2.7.5	Each insurance policy supplied by Company (or its contractor) must be endorsed to provide that the amount of coverage afforded to County by the terms of this Agreement will not be suspended, voided, canceled or reduced in coverage or in limits except after thirty (30) days’ prior written notice by mail.

2.12.2.7.6	Any deductible, as it relates to coverage provided under this Agreement, will he fully disclosed on the Certificates of Insurance. Any deductible provided will be reasonable and customary for this type of risk.

2.12.2.7.7	If aggregate limits are imposed on the insurance coverage, then the amounts of such limits must be not less than two million dollars ($2,000,000) per occurrence or per accident. All aggregates must be fully disclosed and the amount entered on the required certificate of insurance. Company’s insurer must notify CDR of any erosion of the aggregate limits. The “per occurrence” limits of insurance required herein must be maintained in full, irrespective of any erosion of aggregate. A modification of the aggregation limitation may be permitted if it is deemed necessary and approved by CDR and Company.

2.12.2.8	If Company fails to maintain any of the insurance coverages required herein, then County will have the option to declare Company in breach, subject to the cure rights contained in Sections 2.15.2 and 2.19 below, or CDR may purchase replacement insurance or pay the premiums that are due on existing policies in order that the required coverages may be maintained. Company is responsible for any expenses paid by County to maintain such insurance and County may collect the same from Company.

2.12.2.9	The insurance requirements specified herein do not relieve the Company (or its contractor) of its responsibility or limit the amount of its liability to the County or other persons and the Company is encouraged to purchase such additional insurance as it deems necessary.

2.12.2.10	Company (or its contractor) is responsible for and must remedy all damage or loss to any property, including property of County, caused in whole or in part by Company or its contractor, any subcontractor or anyone employed, directed or supervised by Company. Company is responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with this Agreement.

2.13	FIRE PROTECTION

From time to time and as often as reasonably required by County, Company will conduct appropriate tests of any fire extinguishing apparatus located on the Premises. Company or its Sublessees will keep in proper functioning order all fire fighting equipment located on the Premises.

2.14	DAMAGE AND DESTRUCTION

In the event of damage, destruction, or substantial loss which materially impairs Company’s ability to operate or loss to any improvements constructed upon the Premises, by any cause, which damage, destruction or loss is not capable of being repaired within sixty (60) days, Company will have the option to terminate this Agreement which option will be exercisable by written notice to County within ninety (90) days after the occurrence of such event. Any such termination by Company shall require the prior written consent of any Lender. In the event Company elects to terminate this Agreement based upon such damage, destruction, or substantial loss and Company or its employees or agents cause such damage, destruction or substantial loss to occur, Company will be liable for and will pay for all cleanup or demolition of the Premises necessary to make the Premises ready for repair, replacement, restoration or rebuilding which is not otherwise covered by insurance. In the event Company does not exercise such option, or in the event said damage, destruction or loss is capable of being repaired within sixty (60) days, then Company will promptly repair, replace, restore or rebuild said improvements.

2.15	TERMINATION BY COUNTY

2.15.1	Default by Company

Company will be considered in default as Lessee under this Agreement in the event of any one or more of the following occurrences:

2.15.1.1	The liquidation under federal bankruptcy statutes which causes the discontinuance of the fulfillment of any required provision of this Agreement by Company.

2.15.1.2	Company fails to pay the rental charges or other money payments required by this Agreement when the same are due and the continuance of such failure for a period of ten (10) days after written notice thereof from CDR to Company.

2.15.1.3	Company voluntarily abandons any of the Premises leased or assigned to it or discontinues the conduct and operation of its business at the Premises.

2.15.1.4	Company will be considered in default of this Agreement if Company fails to fulfill any of the other terms, covenants, or conditions set forth in this Agreement if such failure continues for a period of more than thirty (30) days unless cured as provided below.

2.15.2	Cure Company will be considered in default of this Agreement if Company fails to fulfill any of the terms, covenants, or conditions set forth in this Agreement if such failure continues for a period of more than thirty (30) days (except failure to pay rental charges as described in 2.15.1.2 above) after delivery by CDR of a written notice of such breach or default, except if the fulfillment of its obligation requires activity over a period of time, and Company will have commenced in good faith to perform whatever may be required for fulfillment within ten (10) days after receipt of notice and continues such performance without interruption except for causes beyond its control.

2.15.3	Termination For Default By Company

Subject to the lender protection provisions of Section 2.19 (entitled FINANCING) below, if default is made by Company as described in Section 2.15.1 or 2.15.2 hereinabove, and such default is not cured as provided in such sections, County may elect to terminate this Agreement with thirty (30) days written notice to Company.

2.15.3.1	If County elects to terminate this Agreement, it will in no way prejudice the right of action for rental arrearages owed by Company.

2.15.3.2	In the event of any termination for default by Company, County will have the right to enter upon the Premises and take possession of same. Redelivery and disposal of improvements will be as described in Section 2.18 (entitled REDELIVERY AND DISPOSAL OF IMPROVEMENTS AT TERMINATION) of this Agreement.

2.16	TERMINATION BY COMPANY

2.16.1	Default By County

County will be considered in default as lessor under this Agreement if County fails to fulfill any of the terms, covenants or conditions set forth in this Agreement if such failure shall continue for a period of more than thirty (30) days after delivery) by Company of a written notice of such breach or default.

2.16.2	Cure

County will not, however, be considered in breach of this Agreement if the fulfillment of its obligation requires activity over a period of time and County has commenced in good faith to perform whatever may be required for fulfillment within ten (10) days after receipt of notice and continues such performance without interruption except for causes beyond its control.

2.16.3	Termination For Default By County

If default is made by County as described in Section 2.16.1 above, Company may elect to terminate this Agreement with thirty (30) days’ written notice to County.

2.16.3.1	In the event of the termination for default by County, redelivery and disposal of improvements will be as described in Section 2.18 (entitled REDELIVERY AND DISPOSAL OF IMPROVEMENTS AT TERMINATION) of this Agreement.

2.16.3.2	In the event of any termination for default by County, it will in no way prejudice the right of action for rental arrearages owed by Company.

2.16.3.3	Company reserves the rights to any remedies it may have at law or in equity arising from County’s breach of this Agreement.

2.17	WAIVERS AND ACCEPTANCE OF FEES

2.17.1	No waiver of default by either party hereto of any of the terms, covenants or conditions hereof to he performed, kept or observed will be construed to be or act as a waiver of any subsequent default of any of the terms, covenants, conditions herein contained to be performed, kept and observed. Neither party hereto may waive any provisions regarding Lender’s rights without such Lender’s prior written consent.

2.17.2	No acceptance of fees or other money payments in whole or in part for any period or periods during or after default of any of the terms, conditions or covenants to he performed, kept or observed by Company will be deemed a waiver on the part of County of its right to terminate this Agreement on account of such default.

2.17.3	Subject to the cure rights contained in Section 2.15.2 above and in Section 2.19 below, no acceptance of fees or other money payments in whole or in part for any period or periods during or after default of any of the terms, conditions or covenants to be performed, kept or observed by County will be deemed a waiver on the part of Company of its right to terminate this Agreement on account of such default.

2.18	REDELIVERY AND DISPOSAL OF IMPROVEMENTS AT TERMINATION

2.18.1	Company covenants that at the termination of this Agreement, howsoever caused, it will quit and surrender such leased Premises in good repair and condition, excepting reasonable wear and tear, acts of God, the public enemy or the action of the elements.

2.18.2	Upon termination of this Agreement howsoever caused, County will require Company to remove from the leased Premises, within thirty (30) days of termination, all equipment, trade fixtures and personal property belonging to Company.

For purposes of this Section 2.18.2, the words “equipment, trade fixtures and personal property” will include, but not be limited to, signs (electrical or otherwise) used to advertise or identify Company’s business, all equipment used in connection with the conduct of its business whether or not such equipment is attached to the Premises; any other mechanical device; and all other miscellaneous equipment, furnishings and fixtures installed on or placed on or about the leased Premises and used in connection with Company’s business thereon.

2.18.3	Upon termination of this Agreement, howsoever caused, County will have option to require either of the following by giving written notice prior to the date of termination:

2.18.3.1	Company will, commencing within thirty (30) days following the termination date, remove all or part (as determined by CDR) of the permanent improvements made to or placed upon the Premises by Company. Company agrees that it will use due diligence in completing the removal as may be required herein.

2.18.3.2	Company will leave in place all or part, as determined by CDR, of the permanent improvements whereupon title and ownership will pass from Company and vest in County without any further consideration required from County. Company agrees that it will immediately provide any transfers of title to County as may be required.

2.18.3.3	If no written notice is received by Company from County prior to termination of this Agreement pursuant to this Section 2.18.3, Section 2.18.3.2 above will apply.

For purposes of this Section 2.18.3, the words “permanent improvements” means all property of Company upon the Premises which will include, but not be limited to, paving, buildings, structures and related appurtenances, wall coverings, carpeting, draperies and light fixtures.

2.19	FINANCING

2.19.1	Notwithstanding anything to the contrary contained in this Agreement, Company will have the right at any time during the term hereof to execute and deliver to any or all of its Lenders any documents which will operate as collateral security for any Loan or Loans made, even if such document or documents result in a form or type of conveyance or assignment of the leasehold interest demised hereunder. It is hereby agreed that Company or any such Lender(s) will have the right to immediately record such document or document(s) with an appropriate public official or officials. Company agrees that copies of all such documents of conveyance or assignment as contained in this Section 2.19 will be provided to CDR forthwith. Any financing arrangement which hypothecates any interest of Company in or under this Agreement or any conveyance or assignment to be made by Company of any interest in or under this Agreement must have the prior written approval of CDR which consent shall not be unreasonably withheld, or delayed. Notwithstanding the foregoing, Company will have the right to refinance the outstanding principal balance of any previously approved Loan with any institutional lender at prevailing market interest rates without County’s consent, provided, in the case of an existing term loan, such refinancing does not exceed the remaining original amortization period of the previously approved Loan. Such approval or consent of the initial or subsequent assignments to a Lender or purchaser will be in accordance with Section 2.1 (entitled ASSIGNMENT) of this Agreement. Any Lender which will succeed to Company’s interest hereunder will so succeed subject to all the terms and conditions of this Agreement.

2.19.2

County will deliver to any such Lender written notice of any default of Company under the terms of this Agreement and said notice will specify the nature of the default. Before terminating this Agreement, County will allow such Lender to cure or commence to cure any default of Company in accordance with Sections 2.15.2 above and this Section 2.19. The time period to cure any default of Company will commence when said notice is delivered to Lender. Lender and any person designated by Lender shall have and are hereby granted the right to enter upon the Premises at any time and from time to time for the purpose of taking any cure action as described herein. In the event Company fails to timely cure a default after receipt of written notice and expiration of any applicable cure period, County agrees to provide any Lender with a second written notice and provide such Lender with an additional thirty (30) day cure period. County will not have the right to exercise any remedies under this Agreement so long as Lender is diligently prosecuting to complete a cure of any default. If such default is of a nature which is incapable of being cured by Lender, County agrees not to exercise its remedies arising from such default if (a) Lender notifies County in writing within such thirty (30) day cure period that Lender intends to foreclose its mortgage and Lender commences and diligently pursues such foreclosure; and (b) Lender makes all payments due by Company under this Agreement through the date of foreclosure, to the extent the amount of such payments can be ascertained by Lender.

2.19.3	Any default by Company in the payment of money as required under the terms of this Agreement may be cured by Lender in accordance with the terms of Sections 2.15.2 of this Agreement (and subject to the notification and cure provisions of this Section 2.19), and County will accept any such payment or cure from such Lender during the term of Lender’s Loan to Company.

2.19.3.1	Should Company default under the terms of this Agreement and should the default be such that it cannot be cured by the payment of money, County will accept payments of rent from such Lender and this Agreement will not terminate, but will remain in full force and effect, pending Lender’s cure of such default within the time periods described herein or resort to foreclosure or sale proceedings under its deed of trust or other security instruments.

2.19.4	Notwithstanding the provisions of Section 2.19.3.1 above, should Company default under the terms of this Agreement and should the default be such that it cannot be cured by the payment of money and the default (in the sole judgment of County’s Designated Representative) affects the security or safety of the Premises and if Company’s Lender does not wish this Agreement to terminate, then upon written notice from County such Lender will have the option to cure immediately or to commence to cure the default in accordance with Section 2.15.2 of this Agreement. However, if the nature of the default requires action before the cure time specified in Section 2.15.2 above, the County’s Designated Representative may elect to cure the default. County will then present for payment to Company and Lender a detailed and itemized invoice of County’s reasonable expenses incurred in curing the default.

2.19.5	Subject to the rights of a Lender as otherwise set forth in this Section 2.19 (including, without limitation, those contained in Section 2.19.13 below), and notwithstanding any other provisions of this Agreement, provided that either Ground Lessee or Lender pays the full amount of the invoice described in Section 2.19.4 above within thirty (30) days following receipt, this Agreement will not terminate sooner than one (1) year from the date of County’s notice of default to Company and Lender, pending such Lender’s resort to any foreclosure or sale proceedings under its deed of trust or other security instrument.

2.19.6	If any default has been cured by a Lender or Assignee, County agrees that upon completion of any foreclosure proceedings of sale under the deed of trust or other security securing the Loan, or upon delivery of a deed in lieu of foreclosure, Lender or Assignee at such sale or any heir, successor, or Assignee subsequent to such sale will be recognized by County as the lessee under the terms of this Agreement for all purposes for the remaining terms hereof, subject to County’s approval of such Assignee, to the extent such approval is required in Section 2.19.11.1 below. The leasehold interest of Lender or such Assignee will not be adversely affected or terminated by reason of any non-monetary default occurring prior to the completion of such proceedings or sale, provided such default has been promptly remedied, or if such default requires possession to cure, provided such Lender promptly commences to cure upon taking possession of the Premises.

2.19.7	Such Lender will not become personally liable under the terms and obligations of this Agreement unless and until it assumes the obligations and is recognized by County as lessee under this Agreement and will be liable only so long as such Lender maintains ownership of the leasehold interest or estate and recourse to such Lender shall be limited solely to Leader’s interest in the Premises.

2.19.8	Within thirty (30) days after a written request by Company or any Lender (but not more than once in any calendar year, except in case of a proposed financing or refinancing), County, through its Designated Representative, will execute, acknowledge and deliver to Company or such person or entity as Company designates, a certificate stating:

(a)	that this Agreement is the only agreement between County and Company concerning the leased Premises and is unmodified and in full force and effect in accordance with the terms (or if there have been modifications, that this Agreement is in force and effect as modified, and identifying the modification agreements, or if this Agreement is not in full force and effect, that it is not);

(b)	the commencement and expiration dates of this Agreement and the date to which rental has been paid to County under this Agreement;

(c)	whether or not there is an existing default by Company in the payment of rental or any other sum of money under this Agreement, and whether or not there is any other existing default by either party under this Agreement with respect to which a notice of default has been served, and if there is such a default specifying its nature and extent;

(d)	whether or not there are any set-offs, defenses or counterclaims against enforcement of the obligations to be performed by County under this Agreement; and

(e)	such other information that a Lender or Assignee may reasonably require.

2.19.9	The bankruptcy or insolvency of Company will not operate or permit County to terminate this Agreement as long as all rent or other monetary payments required to be paid by Company continue and other required obligations are performed in accordance with the terms of this Agreement. In the event that County or Company terminates this Agreement, whether as a result of the rejection of this Agreement pursuant to the federal Bankruptcy Code or otherwise, then, provided that Lender has cured any monetary defaults under this Agreement, and provided further that County has not elected to assume any approved financing, as provided in Section 2.19.11 below, Lender shall have the right within thirty (30) days after termination of this Agreement to request and County shall execute a new lease covering the Premises for the remaining term under same terms and conditions as set forth herein.

2.19.9.1	The rejection of this Agreement by a trustee-in-bankruptcy of any ground lessor shall not affect or impair the lien of any mortgage or deed of trust in favor of Lender or Lender’s rights with respect to this Agreement. In addition to the leasehold estate created hereunder in favor of Company and all other interest specified in any mortgage or deed of trust in favor of Lender, the lien of such mortgage or deed of trust shall attach to, and shall encumber Company’s right to use and possession of the Premises if a trustee-in-bankruptcy of Ground Lessor rejects this Agreement. This Agreement shall not be treated as terminated by reason of Ground Lessor’s rejection of this Agreement pursuant to Subsection 365(h)(1) of the federal Bankruptcy Code without Lender’s prior written consent, and any such purported termination without Lender’s prior written consent shall be null and void and of no force and effect.

2.19.10	To the extent any of the terms of this Agreement are inconsistent with the terms of this Section 2.19, this Section 2.19 will control.

2.19.11	Any uncured material default by Company under any approved financing will be deemed a default under this Agreement. Such default, however, will be deemed and treated by County as a default not curable by Lender in accordance with Section 2.19.2 of this Agreement. In the event of any default by Company under any approved financing, the County reserves the right to assume the financing obligation of Company to Lender before Lender resorts to any foreclosure or sale proceedings under its deed of trust or other security instrument.

2.19.11.1	Following any foreclosure, deed in lieu of foreclosure, or other transfer in full or partial satisfaction of Lender’s Loan (a “Foreclosure Transfer”), County shall recognize Lender or any Lender Affiliate (defined below) designated by Lender as an Assignee (“Permitted Assignee”). Such Permitted Assignee shall be the ground lessee under this Agreement without further consent or approval by County. In the event of a proposed assignment to an Assignee other than a Permitted Assignee, whether in connection with a Foreclosure Transfer or any subsequent assignment of the leasehold interest evidenced by this Agreement made by Lender or its Permitted Assignee (who shall have obtained such interest through a Foreclosure Transfer), County shall have the right to reasonably approve such Assignee as provided in Section 2.1.1 above. As used in this Section 2.19.11.1, “Lender Affiliate” means a corporation, limited liability company or other entity which controls, is owned or controlled by, or is under common ownership or control with such Lender and such Lender has a net worth of at least Twenty Million Dollars ($20,000,000).

2.19.11.2	In the event Lender gives County forty-five (45) days notice of a default by Company under any approved Loan and County declines the right to assume the financial obligation of Company under the Loan, the parties agree that Lender or any Leader Affiliate will be permitted to consider the total unpaid balance of the existing Loan on the date of either (a) Lender’s assumption of the lease or assignment to a Lender Affiliate through foreclosure sale, or (b) if through a deed or assignment in lieu of foreclosure, on the date of the recording of such deed, as an equity contribution to be repaid from all available Net Revenue with interest at the same rate set forth in Section 1.7.1.2 above (11% per annum) until such time as the total unpaid balance of such Loan is fully recovered by such Lender or Lender Affiliate. Any subsequent third-party Assignee of any such Lender’s or Lender Affiliate’s ground leasehold interest in the Premises will be permitted to consider its initial acquisition price (net of any debt secured by the ground leasehold interest in the Premises) as an equity contribution to be repaid from all available Net Revenue with, interest at a rate equal to an interest rate typical for comparable loans in this market until such time as such Assignee’s total acquisition price is fully recovered. Notwithstanding the above, if any Lender or Lender Affiliate or any third-party Assignee makes an equity contribution to the Project, then such equity contribution will be entitled to receive the same repayment priority from Net Revenue with interest at the same rate provided to those equity contributions described in Section 1.7.1.2 above.

2.19.11.3	Subject to County’s right to assume the financing obligations of Company to Lender, before Lender resorts to any foreclosure or sale under this Section, in the event of a default under Lender’s mortgage or deed of trust, Lender or Lender’s wholly owned subsidiary shall have the right, after giving notice to County, to oust Company and take possession of the Premises in accordance with the terms of Lender’s mortgage or deed of trust. Such ouster shall not constitute a termination of this Agreement, but shall be deemed an exercise of the assignment of this Agreement to Lender, which assignment shall not require any further consent or approval by County.

2.19.11.4	Notwithstanding the above provisions of this Section 2.19 (entitled FINANCING) to the contrary, the following shall apply: (1) In the event any Lender forecloses and either a purchaser at the foreclosure sale or a subsequent assignee of such Lender acquires the leasehold estate under this Agreement, then, subject to any right by County to approve such purchaser or Assignee as provided in this Agreement, such purchaser or Assignee shall pay the same rental amount that would have been payable by Lender; (2) any Lender shall have the right to commence, but not complete foreclosure during the forty-five (45)-day period available to County to notify Lender that County shall assume the Loan (as provided in Section 2.19.11.2 above); and (3) if County assumes the Loan, County shall not take or permit any action to terminate this Lease or merge the ground leasehold estate into the fee estate prior to payment of all obligations owing in connection with the Loan. For purposes of this Section, “ground leasehold estate” shall mean the leasehold estate granted to Company by County pursuant to this Agreement

2.19.12	Any mortgage, lien, encumbrance or deed of trust placed by County on the fee title to the Premises shall be subordinate to this Agreement (and any replacement to or amendment of this Agreement), any mortgage or deed of trust encumbering the leasehold estate in favor of Leader, and all Subleases, whenever arising. Ground Lessor shall obligate the holder of any such fee mortgage, encumbrance, or deed of trust to execute and acknowledge any documentation requested by Ground Lessee or any Lender to confirm such subordination.

2.19.13	In connection with Lender’s cure rights in this Section 2.19, any Lender shall be allowed sufficient time necessary to complete any foreclosure action, including delays due to official restraint (including by law, process or injunction issued by a court), so long as such Lender is making payments required by this Agreement which can be reasonably determined prior to acquiring the Company’s interest under this Agreement. Lender shall have the right to terminate foreclosure proceedings at any time if Company has cured all defaults under any Loan from Lender.

2.19.14	So long as the mortgage or deed of trust in favor of a Lender is in effect, there shall be no merger of the leasehold estate created by this Agreement into the fee simple estate in the Premises without the prior written consent of such Lender.

2.19.15	Any Lender shall have the right to participate in any settlement or adjustment of losses under insurance policies maintained by Company under this Agreement. Such Lender shall be named as a loss payee or additional insured, as applicable, in accordance with any Loan documents executed by Company, under the insurance policies required under this Agreement. In the event any proceeds of such insurance policies axe to be distributed, County and Lender agree to be bound by the provisions of the Loan documents executed by Company in favor of Lender and approved by CDR concerning distribution of insurance proceeds.

2.19.16	In the event of partial taking of the Premises by condemnation, if, in the opinion of County and Lender, the remainder of the Premises are suitable for continued operation, this lease shall not terminate in regard to the portion not taken. In the event of a partial or total taking of the Premises by condemnation, County and Lender agree (i) to be bound by the provisions of the loan documents executed by the Company in favor of Lender concerning condemnation process and proceeds, including the right of Lender to recover from such condemnation proceeds an amount up to the then unpaid balance of its loan and (ii) that Lender shall have the right to participate in any condemnation proceedings as set forth in Section 2.20.

2.19.17	Whenever in this Agreement, Company shall have the right to request any information, statements, documents, or anything else whatsoever from County, Lender shall have the right to request the same from County, and such information, statements, documents and other requested material shall thereafter be given to Lender as if Lender had requested the same. In addition, County shall furnish Lender with copies of all notices of default and notice’s of intent served on Company under this Agreement concurrently with any delivery to Company. Such notices shall not be deemed delivered to Ground Lessee until they are delivered to Lender.

2.19.18	In the event Lender succeeds to title to Company’s leasehold estate through foreclosure or otherwise, all Subleases of the Premises shall run directly to Lender and all such Sublessees shall attorn and be permitted to attorn to Lender as the successor sublessor and perform their obligations to Lender as successor to Company under this Agreement as if the Sublease were executed directly between Lender and the Sublessee. Provided County has elected not to assume the obligations of Company to Lender as provided in Section 2.19.11 of this Agreement, County hereby agrees to subordinate County’s own attornment rights with respect to any such Sublessee contained in this Agreement to the attornment rights of Lender.

2.19.19	County agrees to notify Lender and Company of any assignment, transfer, conveyance or sale of County’s interest in this Agreement and/or the fee interest in the Premises and will furnish Lender and Company with the name and address of such assignee, transferee, grantee or buyer.

2.19.20	Lender shall have the right to participate in any arbitration proceedings in connection with any matter under this Agreement materially affecting Lender’s interest as set forth in Section 1.6 above. Notwithstanding the foregoing, Lender shall not participate in any arbitration related to a proposed annual operating budget, as set forth in Section 1.6 above.

2.20	RECOVERY OF PREMISES

2.20.1	County may, in its unlimited discretion, at any time during the term of this Agreement or any extensions thereof, recover all or any part of the Premises for other Airport or public uses (except for commercial facilities purposes). Prior to the exercise of this power of recovery, County agrees to give Company one (1) year’s prior written notice of its intention to exercise this power.

2.20.1.1	In the event of such recovery of the Premises by County (or other condemnation or recovery of all or substantially all of the Premises) during the first thirty (30) years of this Agreement, County will pay to Company an amount equal to the greater of either (i) all amounts outstanding under any Loan or under Loan documents approved by County pursuant to Section 2.19 above, or (ii) the sum of all unreimbursed equity contribution and related interest due to Company plus fifty percent (50%) of the value of the improvements (excluding land, Company unreimbursed equity, the existing approved Loan balance, if any, and any amounts paid by County pursuant to Section 2.20.1.1.1 below) as determined by a competent real estate appraiser acceptable to Company and CDR.

2.20.1.1.1	Upon notice from Company, or, in the event of a total recovery, upon notice from Company’s Lender, County will pay to Company’s Lender all sums due to Lender under the approved Loan documents evidencing and securing the Loan secured by the improvements on the Premises. Notwithstanding and in replacement of the foregoing, if Lender or approved Assignee of Lender has succeeded to the interest of Company, and the outstanding Loan has been repaid, County shall pay Lender the amount which was due Lender on the date of foreclosure or transfer of title (or to such approved Assignee the amount Assignee paid Lender to assume this Agreement), and an amount equal to any costs incurred by Lender or such Assignee to cure Ground Lessee’s defaults under this Agreement or to otherwise comply with Ground Lessee’s obligations under this Agreement, less any amount of equity contributions or accrued interest (in accordance with Section 2.19.11.2 above) that has previously been repaid from Total Revenue.

2.20.1.2	In the event of such recovery of the Premises by County (or any other condemnation or recovery of all or substantially all of the Premises) during the last twenty (20) years of this Agreement, County will pay to Company fifty percent (50%) of the residual leasehold value of the improvements on the Premises based on the remaining term of this Agreement, minus any outstanding Loan balance. Such leasehold value shall exclude the value of the land after deducting any amounts paid by County pursuant to Section 2.20.1.2.1 below. The residual leasehold value will be as determined by a competent real estate appraiser acceptable to Company and CDR.

2.20.1.2.1	Upon notice from Company or, in the event of a total recovery, upon notice from Company’s Lender, County will pay to Company’s Lender all sums due to Lender under the approved Loan documents evidencing and securing the Loan, and any subsequent financing that has been approved by CDR secured by the improvements on the Premises. Notwithstanding the foregoing, if Lender or approved Assignee of Lender has succeeded to the interest of Company, and the outstanding Loan has been repaid, County shall pay Lender the amount which was due Lender on the date of foreclosure or transfer of title (or to such approved Assignee the amount Assignee paid Lender to assume this Agreement), and an amount equal to any costs incurred by Lender or such Assignee to cure Ground Lessee’s defaults under this Agreement or to otherwise comply with Ground Lessee’s obligations under this Agreement, less any amount or equity contributions or accrued interest (in accordance with Section 2.19.11.2 above) that has previously been repaid from Total Revenue to Lender or its assigns.

2.20.1.3	County will have no obligation for any encumbrance of the improvements, which has not received County written approval as defined in Section 2.19 (entitled FINANCING) above.

2.20.1.4	In the event of any partial condemnation or recovery by any agency other than County, or in the event of any such condemnation or recovery, Company will be entitled to file an action to receive condemnation proceeds for recovery of its leasehold improvements and its leasehold interest.

2.20.1.5	In the event of a partial condemnation or recovery by another agency, this Agreement shall remain in full force and effect as to the portion of the Premises remaining.

On a partial recovery, all sums, including damages and interest, awarded for the fee or the leasehold or both shall (i) be delivered to County and Company (or to any Lender), respectively, if such award has been apportioned between County and Company by such condemning authority, or (ii) be deposited promptly with an escrow agent selected by Company in the reasonable exercise of its discretion if there is only a single award, to be distributed and disbursed as follows:

a.	First, to taxes constituting a superior lien on the portion of the Premises taken;

b.	Second, to County an amount equal to the then present value of County’s interest in the income stream from rental payments attributable to the portion of the Premises being taken, measured by the diminution in rental payments, plus an amount equal to the then present value of the reversionary interest of County at the expiration of this Agreement in that portion of the real property underlying the Premises that is taken in such partial recovery and

c.	Third, subject to the lights of any Lender of record, the balance of the award to Company.

Sums being held by an approved escrow agent pending disbursement shall be deposited in one or more federally insured interest-bearing account(s) and, upon disbursement, each party having a right to any of the sums being disbursed shall be entitled to receive the interest attributable to its share of said sums.

2.20.1.6

Notwithstanding any language to the contrary in this Section 2.20, in the event of partial taking of the Premises by condemnation, if, in the opinion of County, Company, and Lender, the remainder of the Premises are suitable for continued operation, this Lease shall not terminate in regard to the portion not taken. In the event of a partial or total taking of the Premises by condemnation, County and Company agree (a) to be bound by the provisions of the Loan documents executed by Company in favor of Lender concerning condemnation process and proceeds, including the right of Lender to recover from such condemnation proceeds an amount up to the then unpaid balance of its Loan, and (b) that Lender shall have the right to participate in any condemnation proceedings as set forth in this Section 2.20 or as otherwise provided by law.

ARTICLE III

3.1	MAINTENANCE AND OPERATION NONDISCRIMINATION COMPLIANCE

Company, for itself, its heirs, personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree as a covenant running with the land that in the event facilities are constructed, maintained, or otherwise operated on the said property described in this Agreement for a purpose for which a U.S. Department of Transportation program or activity is extended or for another purpose involving the provision of similar services or benefits, Company will maintain and operate such facilities and services in compliance with all other requirements imposed pursuant to 49 CFR Part 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation and as said Regulation may be amended.

3.2	NODISCRIMINATION IN PARTICIPATION, CONSTRICTION AND USE OF PREMISES

Company, for itself, its personal representatives, successors in interest and assigns and as a part of the consideration hereof, does hereby covenant and agree as a covenant running with the land that:

3.2.1	No person on the grounds of race, color, or national origin will be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of said facilities.

3.2.2	That in the construction of any improvements on, over, or under such land and the furnishing of services thereon, no person on the grounds of race, color or national origin will be excluded from participation in, denied the benefits of, or otherwise be subject to discrimination.

3.2.3	That Company will use the Premises in compliance with all other requirements imposed by or pursuant to 49 CFR Part 21, Non-discrimination in Federally Assisted Programs of the Department of Transportation and as said Regulations may be amended.

3.3	TERMINATION RIGHTS FOR BREACH OF SECTIONS 3.1 AND 3.2 .ABOVE

In the event of breach of any of the nondiscrimination covenants described in Sections 3.1 and 3.2 above, County will have the right to terminate this Agreement and to reenter and repossess this land and the facilities thereon, and hold the same as if this Agreement had never been made or issued. This provision, however, does not become effective until the procedures of 49 CFR Part 21 are followed and completed including expiration of appeal rights. Promptly upon the receipt of any complaint or other notice alleging violation of the covenants in Sections 3.1 and 3.2 above, County will notify Company and will provide Company the opportunity to defend the same. Unless disapproved by the U.S. Department of Transportation, any such termination and reentry rights shall not be exercised by County so long as the current Lender elects to exercise its rights and remedies and acquire Company’s interest under this Agreement. Such Lender will not be required to cure any breach by Company of any covenants in Section 3.1 through 3.5 above, provided, however, such Lender shall be obligated to comply with such Sections upon any acquisition of Company’s interest under this Agreement.

3.4	NONDISCRIMINATION IN FURNISHING ACCOMMODATIONS AND/OR SERVICES

Company will furnish its accommodations and/or services on a fair, equal and not unjustly discriminatory basis to all users thereof and it will charge fair, reasonable and not unjustly discriminatory prices for each unit or service; provided that Company may be allowed to make reasonable and non-discriminatory discounts, rebates or other similar type of price reductions to volume purchasers.

3.5	RIGHTS FOR NONCOMPLIANCE WITH SECTION 3.4

Noncompliance with Section 3.4 above will constitute a material breach of this Agreement and in the event of such noncompliance, County will have the right to terminate this Agreement and the estate hereby created without liability therefor or at the election of County or the United States of America either or both said Governments will have the right to judicially enforce the provision. Unless disapproved by the U.S. Department of Transportation, any such termination and reentry rights shall not be exercised by County so long as the current Lender elects to exercise its rights and remedies and acquire the Company’s interest under this Agreement. Such Lender will not be required to cure any breach by Company of any covenants in Section 3.1 through 3.5, provided, however, such Lender shall be obligated to comply with such Sections upon any acquisition of Company’s interest under this Agreement.

3.6	COMPANY’S OBLIGATION 49 CFR PART 26, SUBPART F

3.6.1	This Agreement is subject to the requirements of the U.S. Department of Transportation’s regulations, 49 CFR Part 26, Subpart F. Company agrees that it will not discriminate against any business owner because of the owner’s race, color, national origin or sex in connection with the award or performance of any agreement covered by 49 CFR Part 26, Subpart F.

3.6.2	Company agrees to include the language in Sections 3.1 through 3.6.1 above in any subsequent Sublease, professional services and/or construction agreements that it enters and cause those businesses to similarly include the statements in further agreements; provided however, that the foregoing is neither intended to nor shall require any Sublessee to include any such provisions in any contracts or agreements relative to the operations of its business. Such inclusion may be made by way of reference to such sections (as opposed to restatement of such sections in any such agreement).

3.7	SUBAGREEMENT NONDISCRIMINATION COMPLIANCE

Company hereby assures it will include Sections 3.1 through 3.6.1 above in all Subleases and cause Sublessees to similarly include such sections in further Subleases; provided however, that the foregoing is neither intended to nor shall require any Sublessee to include any such provisions in any contracts or agreements relative to the operations of its business. Such inclusion may be made by way of reference to such sections (as opposed to restatement of such sections in any such Sublease).

3.8	COMPANY OBLIGATION

Company hereby assures that no person shall be excluded from participation in, denied the benefits of or otherwise be discriminated against in connection with the award and performance of any contract, including leases, covered by 49 CFR Part 26 on the grounds of race, color, national origin or sex.

3.9	APPENDIX 9, GENERAL CIVIL RIGHTS PROVISION

Company assures that it will comply with pertinent statutes, Executive Orders and such rules as are promulgated to assure that no person shall, on the grounds of race, creed, color, national origin, sex, age or handicap be excluded from participating in any activity conducted with or benefiting from Federal assistance. This provision obligates Company or its transferee for the period during which Federal assistance is extended to the Airport program, except where Federal assistance is to provide, or is in the form of, personal property or real property or interest therein or structures or improvements thereon. In these cases, this provision obligates the party or any transferee for the longer of the following periods: (a) the period during which the property is used by the sponsor or any transferee for a purpose for which Federal assistance is extended, or for another purpose involving the provision of similar services or benefits; or (b) the period during which the Airport sponsor or any transferee retains ownership or possession of the property. In the case of contractors, this provision binds the contractors from the bid solicitation period through the completion of the contract. Compliance with the Americans With Disabilities Act, 42 U.S.C. Section 12101, et seq., as amended, by Company, shall be considered compliance with Company’s duty to assure that no person shall, on the grounds of handicap be excluded from participating in any activity conducted with or benefiting from Federal assistance.

3.10	AFFIRMATIVE ACTION EMPLOYMENT PROGRAMS

3.10.1

Company assures that it will undertake an Affirmative Action Program as required by 14 CFR Part 152, Subpart E, to ensure that no person shall on the grounds of race, creed, color, national origin, or sex, be excluded from participating in any employment activities covered in 14 CFR Part 152, Subpart E. Company assures that no person will be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by this subpart. Company assures that it will require that its covered sub-organizations provide assurances to Company that they similarly will undertake Affirmative Action Programs and that they will require assurances from their sub-organizations, as required by 14 CFR Part 152, Subpart E to the same effect.

3.10.2	Company agrees to comply with any affirmative action plan or steps for equal employment opportunity required by 14 CFR Part 152, Subpart E, as part of the Affirmative Action Program, and by any Federal, State, or local agency or court, including those resulting from a conciliation agreement, a consent decree, court order or similar mechanism. Company agrees that State or local affirmative action plans will be used in lieu of any affirmative action plan or steps required by 14 CFR Part 152, Subpart E, only when they fully meet the standards set forth in 14 CFR, Subpart 152 409. Company agrees to obtain a similar assurance from its covered organizations, and to cause them to require a similar assurance of their covered sub-organizations, as required by 14 CFR Part 152, Subpart E.

3.10.3	In the event Company employs fifty (50) or more employees on the Airport, it agrees to prepare and keep on file for review by the FAA Office of Civil Rights, an affirmative action plan developed in accordance with standards in 14 CFR, Subpart 152 409. Such program will be updated on an annual basis. Should Company employ less than fifty (50) employees on the Airport, it will annually send written correspondence confirming the exemption.

3.10.4	This Section 3.10 is not intended to apply to any Sublessee of Company.

3.11	AIRPORT MAINTENANCE, REPAIR, DEVELOPMENT AND EXPANSION

County reserves the right to further develop or improve the landing area or any other area, building or other improvement within the present or future boundaries of the Airport as it sees fit in its sole judgment regardless of the desires or view of Company and without interference or hindrance by Company. Further, County retains the absolute right to maintain, repair, develop and expand the terminal building, any other Airport facility, Airport improvement or Airport property free from any and all liability to Company for loss of business or damage of any nature whatsoever as may be occasioned during or because of the performance of such maintenance, repair, development or expansion.

3.12	MAINTENANCE, REPAIR, DIRECTION AND CONTROL

County reserves the right, but is not obligated to exercise the right, to maintain and keep in repair the landing area of the Airport and all publicly owned facilities of the Airport, together with the right to direct and control all activities of Company in this regard. These areas will include, but are not limited to, those areas which are not necessary to serve the aeronautical users of the Airport, except that County will not be obligated to maintain and keep in repair such areas of the Airport as may be leased to or under the control of Airport tenants whether such area serves aeronautical users or otherwise.

3.13	AGREEMENTS WITH THE UNITED STATES OF AMERICA

This Agreement will be subject and subordinate to the provisions and requirements of any existing or future agreement between County and the United States of America relative to the development, operation or maintenance of the Airport. Notwithstanding the foregoing, County agrees that no existing agreements between County and the United States of America relating to the same (i) currently prohibit or materially affect the use and/or operation of the Premises as contemplated under this Agreement, or (ii) defeat the lien of the mortgage or deed of trust in favor of a Lender and/or the leasehold estate in favor of Company created by this Agreement. Should any future agreements between County and the United States of America materially impair the use of the Premises or Lender’s interest therein, such agreements shall be considered an action to recover the Premises under Section 2.20 above.

3.14	OPERATION OF AIRPORT BY THE UNITED STATES OF AMERICA

This Agreement and all the provisions hereof will be subject to whatever right the United States of America now has or in the future may have or acquire, affecting the control, operation, regulation and taking over of the Airport or the exclusive or nonexclusive use of the Airport by the United States during the time of war or national emergency.

3.15	PART 77 OF FEDERAL AVIATION REGULATIONS

Company agrees to comply with the notification and review requirements covered in Part 77 of the Federal Aviation Regulations in the event future construction of a building is planned for the Premises, or in the event of any planned modification or alteration of any present or fixture building or structure situated on the Premises.

3.16	NONEXCLUSIVE

It is understood and agreed that nothing herein contained will be construed to grant or authorize the granting of an exclusive right within the meaning of 49 U.S.C. § 40103(e) (formerly known as Section 308 of the Federal Aviation Act of 1958 (49 U.S.C. § 1349a)).

3.17	AIRSPACE

There is hereby reserved to County, its successors and assigns, for the use and benefit of the public, a right of flight for the passage of aircraft in the airspace above the surface of the Premises herein leased. This public right of flight will include the right to cause or allow in said airspace, any noise inherent in the operation of any aircraft used for navigation or flight through the said airspace or landing at, taking off from or operation on the Airport. No liability on the part of County will result from the exercise of this right.

3.18	AIRPORT OBSTRUCTIONS

Company by accepting this Agreement expressly agrees for itself, its successors and assigns, that it will not erect nor permit the erection of any structure or object nor permit the growth of any tree on the land leased hereunder which will exceed such maximum height as may be stipulated by County. It is understood and agreed that applicable laws, codes, regulations or agreements concerning height restrictions will govern the maximum height to be stipulated by County. In the event the aforesaid covenants are breached, County reserves the right to enter upon the land leased hereunder and to remove the offending structure or object and cut down the offending tree all of which will be at the expense of Company and without liability to County.

3.19	AIRPORT HAZARDS

Company by accepting this Agreement agrees for itself, its successors and assigns, that it will not make use of the Premises in any manner which might interfere with the landing and taking off of aircraft from the Airport or otherwise constitute a hazard or obstruction. In the event the aforesaid covenant is breached, County reserves the right to enter upon the Premises hereby leased and cause the abatement of such interference at the expense of Company and without liability of any kind.

3.20	AIRPORT RULES AND REGULATIONS AND AIRPORT OPERATING DIRECTIVES

County, through its Designated Representative, will have the right to adopt, amend and enforce reasonable rules and regulations and operating directives with respect to use of and the conduct and operation of the Airport, its terminal buildings or any improvements within the present or future boundaries of the Airport which Company agrees to observe and obey.

3.21	COMPLIANCE WITH PUBLIC AUTHORITIES

3.21.1	Company will not use or permit the use of the demised Premises or any other portion of the Airport for any purpose or use other than authorized by this Agreement or as may be authorized by other, separate, written agreement with County.

3.21.2	Company, its employees, representatives or agents will comply with all present or future laws, rules and regulations and amendments or supplements thereto governing or related to the use of the Airport or the demised Premises as may from time to time be promulgated by Federal, State or local governments and their authorized agencies.

3.22	ENVIRONMENTAL POLICY

3.22.1	Violation of Environmental Laws

Company will not cause or permit any hazardous material to be used, generated, manufactured, produced, stored, brought upon, transported to or from, or otherwise released on under or about the Premises or transported to and from the Premises by Company, its Sublessees, their agents, employees, contractors, invitees, or a third party in violation of the Environmental Laws as defined in Section 1.1 (entitled DEFINITIONS) above.

3.22.1.1	CDR will have access to the Premises to inspect same to insure that Company is using the Premises in accordance with environmental requirements.

3.22.1.2	Company, at CDR’s reasonable request, at Company’s expense, will conduct such testing and analysis as necessary to ascertain whether Company is using the Premises in compliance with environmental requirements. Any such tests will be conducted by qualified independent experts chosen by Company and subject to CDR’s reasonable written approval. Copies of such reports from any such testing will be provided to CDR.

3.22.1.3	Company will provide copies of all notices, reports, claims, demands or actions concerning any environmental concern or release or threatened release of hazardous materials or special wastes to the environment.

3.22.2	Contamination of Premises

If the presence of any Hazardous Material on, under or about the Premises caused or permitted by Company results in any contamination of the Premises, in violation of an Environmental Law, Company will promptly take all actions, at its sole cost and expense, as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material to the Premises. Company will take all steps necessary to remedy and remove any such hazardous materials and special wastes and any other environmental contamination as is presently or subsequently discovered on or under the Premises as are necessary to protect the public health and safety and the environment from actual or potential harm and to bring the Premises into compliance with all environmental requirements; provided, however, County will be solely responsible for any environmental condition existing on or about the Premises prior to the Approval Date or any environmental conditions caused by County during the term or arising in any way and at any time from the Airport Such procedures are subject to:

3.22.2.1	Prior written approval of CDR, which approval will not be unreasonably withheld. Company will submit to CDR a written plan for completing all remediation work. CDR retains the right to review and inspect all such work at any time using consultants and/or representatives of his/her choice.

3.22.2.2	Such, actions of remediation by Company will not potentially have any material adverse long-term effect on the Premises in the reasonable judgment of CDR.

3.22.3	Compliance with all Governmental Authorities

Company will promptly make all submission to, provide all information to, and comply with all requirements of the appropriate governmental authority under all Environmental Laws as defined in Section 1.1, entitled DEFINITIONS, of this Agreement.

3.22.3.1	Should the Government determine that a site characterization, site assessment, and/or cleanup plan be prepared or that a cleanup should be undertaken because of any spills or discharges of hazardous materials at the Premises which occur during the term of this Agreement then Company shall prepare and submit required plans and financial assurances, and carry out the approved plans. Company will promptly provide all information requested by CDR to determine the applicability of the Environmental Laws to the Premises, or to respond to any governmental investigation or to respond to any claim of liability by third parties which is related to environmental contamination.

3.22.3.2	Company’s obligations and liabilities under this provision will continue so long as County bears any responsibility under the Environmental Laws for any action that occurred on the Premises during the term of this Agreement.

3.22.3.3	This indemnification of County by Company includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, restoration, any fines or penalties issued to Company, or any other work required by any Federal, State or local governmental agency or political subdivision because of hazardous material located on the Premises or present in the soil or ground water on, under or about the Premises.

3.22.3.4	The parties agree that County’s right to enforce Company’s promise to indemnify is not an adequate remedy at law for Company’s violation of any provision of this Agreement. County will also have the rights set forth in Section 3.22.4 (entitled County’s Termination Eights for Violation of Environmental Laws), or Section 2.15 (entitled TERMINATION BY COUNTY) of this Agreement, in addition to all other rights and remedies provided by law or otherwise provided in this Agreement.

3.22.4	County’s Termination Rights for Violation of Environmental Laws

3.22.4.1	Company’s failure or its Sublessees, their agents, employees, contractors, invitees, or the failure of a third p arty to comply with any of the remediation requirements of this Agreement or applicable Environmental Laws will constitute a material default under this Agreement and will permit County to pursue the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Agreement, to which County may resort cumulatively, or singularly, in the alternative:

3.22.4.1.1	County may, at County’s election, keep this Agreement in effect and enforce all of its rights and remedies under this Agreement, including (i) the right to recover rent and other sums as they become due by the appropriate legal action and/or (ii) the right, upon ten (10) days’ written notice to Company, to make payments required of Company or perform Company’s obligations and be reimbursed by Company for the cost thereof, unless such payment is made or obligation performed by Company within such ten (10) day period.

3.22.4.1.2	County may, at County’s election, subject to Lender’s right to cure as provided in Section 2.19 above, terminate this Agreement upon written notice to Company as provided in Section 2.15 (entitled TERMINATION BY COUNTY) above. If this Agreement is terminated under this provision, Company waives all rights against County, including, but not limited to, breach of contract, costs of design, installation or construction of improvements and/or interruption of business.

3.22.4.1.3	Notwithstanding any other provision in this Agreement to the contrary, County will have the right of “self-help” or similar remedy in order to minimize any damages, expenses, penalties and related fees or costs, arising from or related to a violation of Environmental Law on, under or about the Premises.

3.23	AMERICANS WITH DISABILITIES ACT

Company will throughout the term of this Agreement be in compliance with all applicable provisions of the Americans with Disabilities Act, 42 U.S.C. Section 12.10.1, et. seq.

ARTICLE IV

4.1	FORCE MAJEURE

Neither County nor Company will be deemed to be in breach of this Agreement by reason of failure to perform any of its obligations hereunder if, while and to the extent that such failure is due to strikes, boycotts, labor disputes, embargoes, shortages of materials, acts of God, acts of the public enemy, acts of governmental authority, unusual weather conditions, floods, riots, rebellion or sabotage. However, the provisions of this Section will not apply to failure by Company to pay rents, fees or any other money payments required under other provisions, covenants or agreements contained in this Agreement

4.2	QUIET ENJOYMENT

County agrees that, on payment of the rentals and fees and performance of the covenants, conditions and agreements on the part of Company to be performed hereunder, Company will have the right to peaceably occupy and enjoy the Premises.

4.3	NONLIABILITY OF INDIVIDUALS

No officer, member, manager, agent or employee of either party to this Agreement will be charged personally or held contractually liable by or to the other party under any term or provision of this Agreement or because of any breach thereof, or because of its or their execution or attempted execution.

4.4	NOTICES

Any notice or communication to be given under the terms of this Agreement (“Notice”) shall be in writing and shall be personally delivered or sent by facsimile, overnight delivery, by nationally-recognized courier, or registered or certified mail, return receipt requested.

Notices shall be addressed as follows:

If to County:	Clark County, Nevada Director of Aviation P.O. Bor 11005, Airport Station Las Vegas, Nevada 89111-1005 FAX:. (702) 597-9553

If to Company:

Beltway Business Park Office No. 2, LLC

c/o Thomas & Flack Co.

2300 W. Sahara Ave., Suite 530

Las Vegas, NV 89134

FAX: (702)920-2825

with a copy to:

Beltway Business Park Office No. 2, LLC

c/o Majestic Realty Co.

13191 Crossroads Parkway North, Sixth Floor

City of Industry, CA 91746

Attn: Edward P. Roski, Jr.

FAX: (562) 692-1553

and Beltway Business Park Office No. 2, LLC c/o Majestic Realty Co. 4155 W Russell Road, Suite C Las Vegas, NV 89118 Attn.: Rodman C. Martin FAX: (702) 896-4838

4.5	HEADINGS, TITLES OR CAPTIONS

Article, section or paragraph headings, titles or captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope or extent of any provision of this Agreement.

4.6	INVALID PROVISIONS

It is expressly understood and agreed by and between, the parties hereto that in the event any covenant, condition or provision herein contained is held to be invalid by any court of competent jurisdiction, the invalidity of such covenant, condition or provision will in no way affect any other covenant, condition or provision herein contained; provided, however, that the invalidity of any such covenant, condition or provision does not materially prejudice either County or Company in their respective rights and obligations contained in the valid covenants, conditions or provisions of this Agreement.

Should my portion of this Agreement be determined by any court of competent jurisdiction to be in violation of the SNPLMA it is expressly agreed that Company and County will negotiate in good faith to modify such terms or portions of this Agreement in order to comply with such Act. County arid Company agree that they will negotiate in good faith to resolve any issue regarding compliance with the Act for a period of one hundred eighty (180) days. If the parties cannot agree on a resolution during such period, either party may terminate this Agreement with ninety (90) days written notice to the other party. Notwithstanding the above to the contrary, no such termination shall be effective without the prior written consent of all current Lenders.

4.7	STATE OF NEVADA LAW

This Agreement will be interpreted under and governed by the laws of the State of Nevada.

4.8	CONSENT TO AMENDMENTS

In the event that the FAA or its successors require modifications or changes in this Agreement as a condition precedent to the granting of funds for the improvement of the Airport, or otherwise, Company agrees to consent to such amendments, modifications, revisions, supplements, or deletions of any of the terms, conditions, or requirements of this Agreement as may be reasonably required. Any expenses resulting from such amendments, modifications, revisions, supplements or deletions, shall be born solely by Company.

4.9	ADVERSE TENANCY

Any unauthorized holding over by Company for more than one hundred eighty (180) days after the termination of this Agreement or the expiration of its terms without the written consent of County, except for the period authorized for removal of Company’s property upon the expiration or termination hereof, shall entitle County to collect from Company as liquidated damages for such holding over, one hundred twenty five percent (125%) of the then rent. County may perfect a lien on the property of Company as security for the payment of any damages or unpaid rentals, fees, and/or revenues and shall be entitled to collect the same by foreclosure of such lien and sale of such property. Any such lien shall he subordinate to the lien of a Lender. Nothing herein shall limit County’s rights to seek immediate eviction.

4.10	DISPUTES

Any and all disputes arising under this Agreement, which cannot be administratively resolved, shall be determined according to the laws of the State of Nevada, and Company agrees that the venue of any such dispute, shall be in Clark County, Nevada. Company agrees as a condition of this Agreement that notwithstanding the existence of any dispute between the parties, insofar as is possible under the terms of this Agreement, each party shall continue to perform the obligations required of it during the continuation of any such dispute, unless enjoined or prohibited by a court of competent jurisdiction

4.11	AGENT FOR SERVICE OF PROCESS

The parties hereto expressly understand and agree that if Company is not a resident of the State of Nevada, or is an association or partnership without a member or partner resident of said State, or is a foreign corporation, and then in any such event Company does designate its State of Nevada registered agent as its agent for the purpose of service of process in any court action between it and County arising out of or based upon this Agreement, and the service shall be made as provided by the laws of the State of Nevada by serving also Company’s registered agent. The parties hereto expressly agree, covenant, and stipulate that Company shall also personally be served with such process out of this State by the registered mailing of such complaint and process to Company at the address set forth herein. Any such service out of this State shall constitute valid service upon Company as of the date of receipt thereof. The parties hereto further expressly agree that Company is amenable to and hereby agrees to the process so served, submits to the jurisdiction, waives any and all obligations and protests thereto, any laws to the contrary notwithstanding.

4.12	GENDER

Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

4.13	ENTIRE AGREEMENT

4.13.1	This document represents the entire agreement between the parties hereto and will not be modified or canceled by mutual agreement or in any manner except by instrument in writing, executed by the parties or their respective successors in interest, and supersedes all prior oral or written agreements and understandings with respect to the subject matter hereof. The parties further understand and agree that the other party and its agents have made no representations or promises with respect to this Agreement or the making or entry into this Agreement, except as in this Agreement expressly set forth, and that no claim or liability for cause for termination shall be asserted by either party against the other, and such party shall not be liable by reason of, the making of any representations or promises not expressly stated in this Agreement, any other written or oral agreement with the other party being expressly waived.

4.13.2	The individuals executing this Agreement personally warrant that they have full authority to execute this Agreement on behalf of the entity for whom they are acting herein.

4.13.3	The parties hereto acknowledge that they have thoroughly read this Agreement, including any exhibits or attachments hereto, and have sought and received whatever competent advice and counsel was necessary for them to form a full and complete understanding of all rights and obligations herein.

4.14	SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, or assigns, as the case may be.

4.15	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when so executed shall constitute in the aggregate but one and the same document.

4.16	SUSPENSION AND ABATEMENT

In the event that County’s operation of the Airport or Company’s operation from the Premises should be restricted substantially by action of the federal government or agency thereof or by any judicial or legislative body, then either party hereto will have the right, upon written notice to the other, to a suspension of this Agreement and an abatement of an equitable proportion of the payments to become due hereunder, from the time of such notice until such restrictions will have been remedied and normal operations restored.

4.17	INDEPENDENT CONTRACT

Company is deemed to be an independent contractor for all purposes regarding its operations at the Airport and no agency, expressed or implied, exists.

4.18	FURTHER ASSURANCES

Each party to this Agreement shall perform any and all acts and execute and deliver any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

(Intentionally left blank – signature page to follow)

IN WITNESS WHEREOF, County and Company have executed these presents as of the day and year first above written.

ATTEST:		COUNTY:

COUNTY CLERK		COUNTY OF CLARK, a political subdivision of the State of Nevada

By:		By:	/s/ Randall H.Walker
Its:	Deputy Clerk	Name: Randall H. Walker
Its: Director of Aviation

APPROVED AS TO FORM: David Roger, District Attorney

By:	/s/ E. Lee Thomson
E. Lee Thomson Chief Deputy District Attorney

COMPANY:

BELTWAY BUSINESS PARK OFFICE NO. 2, LLC, a Nevada limited liability company

		By:	THOMAS & MACK BELTWAY, L.L.C., a Nevada limited liability company, its manager

By: /s/ Thomas A. Thomas
Name: Thomas A. Thomas
Its: Manager

		By:	MAJESTIC BELTWAY OFFICE BUILDINGS, LLC, a Delaware limited liability company, its manager

By:	MAJESTIC REALTY CO.,
a California corporation,
manager’s agent

By: /s/ Edward P. Roski, Jr.
Name:
Its:

By:
Name:
Its:

Exhibit A

to

Lease Agreement

CMA AGREEMENT

(Attached)

Interim Cooperative Management Agreement

between

The United States Department of the Interior

Bureau of Land Management

and

Clark County

The Bureau of Land Management (BLM) administers slightly less than 5,000 acres of vacant land that lie underneath the primary airspace used for aircraft departing from McCarran International Airport in Las Vegas, Nevada. Whereas the BLM regularly sells federal land in southern Nevada under the Santini-Burton Act of December 23, 1980 (94 Stat. 3382) to the general public who could develop said land in uses that would be incompatible with high levels of aircraft noise, and since Clark County, through the Department of Aviation (DOA) has the resources to cooperate with the BLM in the management of the affected lands, there is an opportunity to create a mutually beneficial relationship.

I.	Background

Incompatible development in areas adjacent to McCarran Airport in the past several years has accentuated the need for additional noise mitigation measures. Effective measures that have been implemented thus far by the DOA include the following:

In 1986, the Clark County Board of Commissioners adopted the Airport Environs Overlay District, which was incorporated as Chapter 29.51 in the County’s Zoning Ordinance and as Chapter 22.22, “Noise Attenuation Construction Standards”, in the County’s Building Code The overlay district includes: 1) specifications for land uses appropriate in areas exposed to various levels of aircraft noise, 2) requirements for soundproofing of structures that would contain noise sensitive activities, and 3) requirements for the granting of navigation easements to the County.

In addition, in March, 1989, the Board of County Commissioners approved a Noise Compatibility Program for McCarran International Airport. The program was developed under the Federal Aviation Administration (FAA) Federal Aviation Regulation (FAR) Part 150, Airport Noise Compatibility Planning guidelines. An FAR Part 150 Noise Study consists of two major products: 1) airport noise exposure maps for the most recent calendar year and for five years in the future, and 2) a noise compatibility program with recommendations to reduce the effects of airport noise on people living and working in the airport environs. Many of these recommendations have been implemented.

Planning projections indicate that air traffic activity at McCarran Airport will continue to increase, and by the year 2005, McCarran is expected to be the eleventh busiest airport in the nation. Some important goals of McCarran Airport in light of these projections are to continue to mitigate aircraft noise to the extent possible, maintain a good neighbor posture with the community, and maintain airport capacity. The most effective method to accomplish these goals is to prevent future incompatible development in noise impacted areas.

II.	Purpose

This agreement sets forth the responsibilities of Clark County, through the Department of Aviation and the Las Vegas District, Bureau of Land Management, United States Department of the Interior, in their cooperative management of the lands underneath the departure flight tracks from Runways 25R, 25L, 19R, and 19L at McCarran International Airport, as depicted in Exhibit 1. The objectives of this agreement are as follows:

A.	To provide proper land use planning and management to protect against the encroachment of incompatible land uses on federal land under the airspace used for aircraft departing to the west and southwest of McCarran International Airport.

B.	To facilitate the efficient management and protect against unlawful use of public land in these areas.

C.	To ensure that the affected areas are regularly patrolled and monitored to reduce unlawful disposal of trash, litter and hazardous materials.

D.	To prevent the transfer of public lands to private ownership without the concurrence of Clark County.

III.	Authority

A.	The Bureau of Land Management enters into this cooperative agreement under the authority contained in: Sec. 307(b), Federal Land Policy and Management Act (FLPMA) of October 21, 1976, P.L. 94-579 (90 STAT. 2763, 43 USC1733), and Section 202(c)(9) of FLPMA as delegated in BLM Manual 1203 and Nevada Supplement.

B.	Clark County enters into this cooperative agreement under the authority contained in: Nevada Revised Statutes Section 277.180.

IV.	Definitions

A.	BLM: means the Bureau of Land Management.

B.	DOA: means the Clark County Department of Aviation.

C.	District Manager: means the Bureau of Land Management’s District Manager, Las Vegas, NV.

D.	Director of Aviation: means the Director of Aviation for Clark County.

E.	Board: means the Clark County Board of Commissioners.

F.	Project Site: means all the existing public land with individual areas to be omitted from the operation of this agreement as additional public land in the future, is conveyed into non-Federal ownership, with the concurrence of Clark County, located in the 60 and above day-night average decibel level (LDN) as depicted by the yellow line on Exhibit 1.

G.	Compatible Use: means land uses including but not limited to: mining, sand and gravel extraction, utility rights-of-way, commercial uses such as office, business, professional, wholesale and retail, building materials, hardware, contract construction, manufacturing and production, communication, transportation, railroad, motor vehicle, rapid transit and street railway transportation, street and highway right-of-way, parking, general dispersed recreation, golf courses, and drainage facilities.

H.	Incompatible Use: means land uses including but not limited to: rural estates, residential, single family homes, mobile homes, low density, medium density and high density housing, transient lodging, apartments, group quarters, condominiums, townhouses, churches, hospitals, carecenters, nursing homes, schools, auditoriums, concert halls, fraternity and sorority housing, recreational vehicle parks, public assembly, amusement parks, outdoor sports arenas, zoos, and resorts.

V.	Provisions

This Agreement shall begin on the day of signing by both the above mentioned parties to this Agreement and shall continue indefinitely until terminated in writing upon thirty days notice by either of the parties to the Agreement. Both parties agree to meet thirty days prior to termination of this Agreement to discuss the reasons for termination. For purposes of modifying this Agreement, both parties shall meet once a year to discuss land use objectives, opportunities and concerns, and prepare an annual operating agreement. The annual operating agreement shall detail specific objectives, needs, operational plans, evaluate each party’s roles, and work out any difficulties. However, should immediate modifications to the Agreement be required by either party, at any time, both parties may meet and upon written agreement, the modifications shall be incorporated into the Agreement subject to concurrence of both parties.

Both parties recognize that this Agreement shall not be used to grant any use, without the appropriate authority, to Clark County. In addition, it is recognized that neither agency may enter into other cooperative management agreements with other entities concerning management of the Project Site without written agreement from both parties.

VI.	Responsibilities

A.	Clark County through the DOA shall:

1.	Designate Mr. Thomas L. Nash, Senior Management Analyst, as the primary DOA contact and Mr. Jacob L. Snow, Principal Airport Planner, as the alternate DOA contact, authorized to act as a liaison to the Bureau. The primary and alternate contact may be re-authorized by DOA as needed.

2.	Share data, maps, planning documents and other information necessary for decision making and coordinated planning of facilities.

3.	Provide recommendations to BLM on the types of activities and compatible land uses that could be allowed on the site and how those activities would be managed. In addition, Clark County recognizes that the area will not be withdrawn from the 1872 Mining Law.

4.	Provide a random/routine patrol to identify and report hazardous waste, refuse dumping, and other unauthorized use of the area. With BLM concurrence, NO DUMPING signs will also be posted at strategic locations on the Project Site. The DOA assumes no additional liability for hazardous waste other than that which is required by law.

5.	If required, prepare an Environmental Assessment (EA) of the Project Site in a manner meeting BLM’s regulatory requirements, within twelve months from the enactment of this agreement.

6.	Examine the feasibility of the ultimate purchase or otherwise attempt to provide for the permanent management of the lands contained in the Project Site by Clark County.

B.	BLM shall:

1.	Designate in writing one contact and one alternate contact authorized to act as a liaison to the DOA.

2.	Share data, maps, planning documents and other information necessary for decision making and coordinated planning of facilities.

3.	Receive recommendations from the DOA on types of activities and compatible land uses that could be allowed on the site and how those activities would be managed.

4.	Provide Clark County with notification of proposed actions for all development proposals, on the Project Site and also provide the DOA with the opportunity to review and comment on all such proposals. DOA review and comment on proposed design and construction of BLM facilities on Project Site lands is not required.

5.	The BLM will continue to exercise its responsibilities in the project site for the resource management activities including but not limited to; lands, minerals, forestry, watershed, wild horses and burros, wildlife habitat, cultural resources, fire protection and livestock grazing, paleontological resources, vegetation management, and recreation.

6.	Work with the DOA to make every reasonable effort to ensure that the Project She either remains vacant and unimproved or is developed in a compatible use.

VII.	Signatures:

/s/ JAY BINGHAM	November 4, 1992
JAY BINGHAM Chairman Clark County Board of Commissioners	Date

/s/ BEN COLLINS	10/16/92
BEN COLLINS Las Vegas District Manager Bureau of Land Management	Date

Exhibit B

to

Lease Agreement

SOUTHERN NEVADA PUBLIC LAND MANAGEMENT ACT OF 1998

(Attached)

PUBLIC LAW 105-263

105th Congress

An Act

To provide for the orderly disposal of certain Federal lands in Clark County, Nevada, and to provide for the acquisition of environmentally sensitive lands in the State of Nevada.

Be it enacted by the Senate and House of Representatives of the United States of America in Congress assembled,

SECTION 1. SHORT TITLE.

This Act may be cited as the “Southern Nevada Public Land Management Act of 1998”.

SEC. 2. FINDINGS AND PURPOSE.

(a) Findings.—The Congress finds the following:

(1) The Bureau of Land Management has extensive land ownership in small and large parcels interspersed with or adjacent to private land in the Las Vegas Valley, Nevada, making many of these parcels difficult to manage and more appropriate for disposal.

(2) In order to promote responsible and orderly development in the Las Vegas Valley, certain of those Federal lands should be sold by the Federal Government based on recommendations made by local government and the public.

(3) The Las Vegas metropolitan area is the fastest growing urban area in the United States, which is causing significant impacts upon the Lake Mead National Recreation Area, the Red Rock Canyon National Conservation Area, and the Spring Mountains National Recreation Area, which surround the Las Vegas Valley.

(b) Purpose.—The purpose of this Act is to provide for the orderly disposal of certain Federal lands in Clark County, Nevada, and to provide for the acquisition of environmentally sensitive lands in the State of Nevada.

SEC. 3. DEFINITIONS.

As used in this Act:

(1) The term “Secretary” means the Secretary of the Interior.

(2) The term “unit of local government” means Clark County, the City of Las Vegas, the City of North Las Vegas, or the City of Henderson; all in the State of Nevada

(3) The term “Agreement” means the agreement entitled “The Interim Cooperative Management Agreement Between The United States Department of the Interior—Bureau of Land Management and Clark County” dated November 4, 1992.

(4) The term “special account” means the account in the Treasury of the United States established under section 4(e)(1)(C).

(5) The term “Recreation and Public Purposes Act” means the Act entitled “An Act to authorize acquisition or use of public lands by States, counties, or municipalities for recreational purposes”, approved June 14, 1926 (43 U.S.C. 869 et. seq.).

(6) The term “regional governmental entity” means the Southern Nevada Water Authority, the Regional Flood Control District, and the Clark County Sanitation District.

SEC. 4. DISPOSAL AND EXCHANGE.

(a) Disposal.—Notwithstanding the land use planning requirements contained in sections 202 and 203 of the Federal Land Policy and Management Act of 1976 (43 U.S.C. 1711 and 1712), the Secretary, in accordance with this Act, the Federal Land Policy and Management Act of 1976, and other applicable law, and subject to valid existing rights, is authorized to dispose of lands within the boundary of the area under the jurisdiction of the Director of the Bureau of Land Management in Clark County, Nevada, as generally depicted on the map entitled “Las Vegas Valley, Nevada, Land Disposal Map”, dated April 10, 1997. Such map shall be on file and available for public inspection in the offices of the Director and the Las Vegas District of the Bureau of Land Management.

(b) Reservation for Local Public Purposes.—

(1) Recreation and public purpose act conveyances.—Not less than 30 days before the offering of lands for sale or exchange pursuant to subsection (a), the State of Nevada or the unit of local government in whose jurisdiction the lands are located may elect to obtain any such lands for local public purposes pursuant to the provisions of the Recreation and Public Purposes Act. Pursuant to any such election, the Secretary shall retain the elected lands for conveyance to the State of Nevada or such unit of the local government in accordance with the provisions of the Recreation and Public Purposes Act.

(2) Rights-of-way.—

(A) Issuance.—Upon application, by a unit of local government or regional governmental entity, the Secretary, in accordance with this Act and the Federal Land Policy and Management Act of 1976, and other applicable provisions of law, shall issue right-of-way grants on Federal lands in Clark County, Nevada, for all reservoirs, canals, channels, ditches, pipes, pipelines, tunnels, and other facilities and systems needed for—

(i) the impoundment, storage, treatment, transportation, or distribution of water (other than water from the Virgin River) or wastewater; or

(ii) flood control management.

(B) Duration.—Right-of-way grants issued under this paragraph shall be valid in perpetuity.

(C) Waiver of fees.—Right-of-way grants issued under this paragraph shall not require the payment of rental or cost recovery fees.

SEC. 4. DISPOSAL AND EXCHANGE (continued)

(b) Reservation for Local Public Purposes.(continued)

(3) Youth activity facilities.—Within 30 days after a request by Clark County, Nevada, the Secretary shall offer to Clark County, Nevada, the land depicted on the map entitled “Vicinity Map Parcel 177-28-101-020 dated August 14, 1996, in accordance with the Recreation and Public Purposes Act for the construction of youth activity facilities.

(c) Withdrawal.—Subject to valid existing rights, all Federal lands identified in subsection (a) for disposal are withdrawn from location and entry, under the mining laws and from operation under the mineral leasing and geothermal leasing laws until such time as the Secretary terminates the withdrawal or the lands are patented.

(d) Selection.—

(1) Joint selection required.—The Secretary and the unit of local government in whose jurisdiction lands referred to in subsection (a) are located shall jointly select lands to be offered for sale or exchange under this section. The Secretary shall coordinate land disposal activities with the unit of local government in whose jurisdiction such lands are located. Land disposal activities of the Secretary shall be consistent with local land use planning and zoning requirements and recommendations.

(2) Offering.—After land has been selected in accordance with this subsection, the Secretary shall make the first offering of land as soon as practicable after the date of the enactment of this Act.

(e) Disposition of Proceeds.—

(1) Land sales.—Of the gross proceeds of sales of land under this subsection in a fiscal year—

(A) 5 percent shall be paid directly to the State of Nevada for use in the general education program of the State;

(B) 10 percent shall be paid directly to the Southern Nevada Water Authority for water treatment and transmission facility infrastructure in Clark County, Nevada; and

(C) the remainder shall be deposited in a special account in the Treasury of the United States for use pursuant to the provisions of paragraph (3). Amounts in the special account shall be available to the Secretary without further appropriation and shall remain available until expended.

SEC. 4. DISPOSAL AND EXCHANGE (continued)

(e)	Disposition of Proceeds. (continued)

(2) Land exchanges.—

(A) Payments.—In the case of a land exchange under this section, the non-Federal party shall provide direct payments to the State of Nevada and the Southern Nevada Water Authority in accordance with paragraphs (1)(A) and (B). The payments shall be based on the fair market value of the Federal lands to be conveyed in the exchange and shall be considered a cost incurred by the non-Federal party that shall be compensated by the Secretary if so provided by any agreement to initiate exchange.

(B) Pending exchanges.—The provisions of this Act, except this subsection and subsections (a) and (b), shall not apply to any land exchange for which an initial agreement to initiate an exchange was signed by an authorized representative of the exchange proponent and an authorized officer of the Bureau of Land Management prior to February 29, 1996.

SEC. 4. DISPOSAL AND EXCHANGE (continued)

(e)	Disposition of Proceeds. (continued)

(3) Availability of special account.—

(A) In general.—Amounts deposited in the special account may be expended by the Secretary for—

(i) the acquisition of environmentally sensitive land in the State of Nevada in accordance with subsection (h), with priority given to lands located within Clark County;

(ii) capital improvements at the Lake Mead National Recreation Area, the Desert National Wildlife Refuge, the Red Rock Canyon National Conservation Area and other areas administered by the Bureau of Land Management in Clark County, and the Spring Mountains National Recreation Area;

(iii) development of a multi-species habitat conservation plan in Clark County, Nevada;

(iv) development of parks, trails, and natural areas in Clark County, Nevada, pursuant to a cooperative agreement with a unit of local government; and

(v) reimbursement of costs incurred by the local offices of the Bureau of Land Management in arranging sales or exchanges under this Act.

(B) Procedures.—The Secretary shall coordinate the use of the special account with the Secretary of Agriculture, the State of Nevada, local governments, and other interested persons, to ensure accountability and demonstrated results.

(C) Limitation.—Not more than 25 percent of the amounts available to the Secretary from the special account in any fiscal year (determined without taking into account amounts deposited under subsection (g)(4)) may be used in any fiscal year for the purposes described in subparagraph (A)(ii).

(f) Investment of Special Account.—All funds deposited as principal in the special account shall earn interest in the amount determined by the Secretary of the Treasury on the basis of the current average market yield on outstanding marketable obligations of the United States of comparable maturities. Such interest shall be added to the principal of the account and expended according to the provisions of subsection (e)(3).

SEC. 4. DISPOSAL AND EXCHANGE (continued)

(g) Airport Environs Overlay District Land Transfer.—Upon request of Clark County, Nevada, the Secretary shall transfer to Clark County, Nevada, without consideration, all right, title, and interest of the United States in and to the lands identified in the Agreement, subject to the following:

(1) Valid existing rights.

(2) Clark County agrees to manage such lands in accordance with the Agreement and with section 47504 of title 49, United States Code (relating to airport noise compatibility planning), and regulations promulgated pursuant to that section.

(3) Clark County agrees that if any of such lands are sold, leased, or otherwise conveyed or leased by Clark County, such sale, lease, or other conveyance shall contain a limitation which requires uses compatible with the Agreement and such Airport Noise Compatibility Planning provisions.

(4) Clark County agrees that if any of such lands are sold, leased, or otherwise conveyed by Clark County, such lands shall be sold, leased, or otherwise conveyed for fair market value. Clark County shall contribute 85 percent of the gross proceeds from the sale, lease, or other conveyance of such lands directly to the special account. If any of such lands sold, leased, or otherwise conveyed by Clark County are identified on the map referenced in section 2(a) of the Act entitled “An Act to provide for the orderly disposal of certain Federal lands in Nevada and for the acquisition of certain other lands in the Lake Tahoe Basin, and for other purposes”, approved December 23, 1980 (94 Stat. 3381; commonly known as the “Santini-Burton Act”), the proceeds contributed to the special account by Clark County from the sale, lease, or other conveyance of such lands shall be used by the Secretary of Agriculture to acquire environmentally sensitive land in the Lake Tahoe Basin pursuant to section 3 of the Santini-Burton Act. Clark County shall contribute 5 percent of the gross proceeds from the sale, lease, or other conveyance of such lands directly to the State of Nevada for use in the general education program of the State, and the remainder shall be available for use by the Clark County Department of Aviation for the benefit of airport development and the Noise Compatibility Program.

SEC. 5. ACQUISITIONS.

(a) Acquisitions.—

(1) Definition.—For purposes of this subsection, the term “environmentally sensitive land” means land or an interest in land, the acquisition of which the United States would, in the judgment of the Secretary or the Secretary of Agriculture—

(A) promote the preservation of natural, scientific, aesthetic, historical, cultural, watershed, wildlife, and other values contributing to public enjoyment and biological diversity;

(B) enhance recreational opportunities and public access;

(C) provide the opportunity to achieve better management of public land through consolidation of Federal ownership; or

(D) otherwise serve the public interest.

(2) In general.—After the consultation process has been completed in accordance with paragraph (3), the Secretary may acquire with the proceeds of the special account environmentally sensitive land and interests in environmentally sensitive land. Lands may not be acquired under this section without the consent of the owner thereof. Funds made available from the special account may be used with any other funds made available under any other provision of law.

(3) Consultation.—Before initiating efforts to acquire land under this subsection, the Secretary or the Secretary of Agriculture shall consult with the State of Nevada and with local government within whose jurisdiction the lands are located, including appropriate planning and regulatory agencies, and with other interested persons, concerning the necessity of making the acquisition, the potential impacts on State and local government, and other appropriate aspects of the acquisition. Consultation under this paragraph is in addition to any other consultation required by law.

SEC. 5. ACQUISITIONS (continued)

(b) Administration.—On acceptance of title by the United States, land and interests in land acquired under this section that is within the boundaries of a unit of the National Forest System, National Park System, National Wildlife Refuge System, National Wild and Scenic Rivers System, National Trails System, National Wilderness Preservation System, any other system established by Act of Congress, or any national conservation or national recreation area established by Act of Congress—

(1) shall become part of the unit or area without further action by the Secretary or Secretary of Agriculture; and

(2) shall be managed in accordance with all laws and regulations and land use plans applicable to the unit or area.

(c) Determination of Fair Market Value.—The fair market value of land or an interest in land to be acquired by the Secretary or the Secretary of Agriculture under this section shall be determined pursuant to section 206 of the Federal Land Policy and Management Act of 1976 and shall be consistent with other applicable requirements and standards. Fair market value shall be determined without regard to the presence of a species listed as threatened or endangered under the Endangered Species Act of 1973 (16 U.S.C. 1531 et seq.).

(d) Payments in Lieu of Taxes.—Section 6901(1) of title 31, United States Code, is amended as follows:

(1) By striking “or” at the end of subparagraph (F).

(2) By striking the period at the end of subparagraph (G) and inserting “;or”.

(3) By adding at the end the following:

“(H) acquired by the Secretary of the Interior or the Secretary of Agriculture under section 5 of the Southern Nevada Public Land Management Act of 1998 that is not otherwise described in subparagraphs (A) through (G).”.

SEC. 6. REPORT.

The Secretary, in cooperation with the Secretary of Agriculture, shall submit to the Committee on Energy and Natural Resources of the Senate and the Committee on Resources of the House of Representatives an annual report on all transactions under this Act.

SEC. 7. RECREATION AND PUBLIC PURPOSES ACT.

(a) Transfer of Reversionary Interest.—

(1) In general.—Upon request by a grantee of lands within Clark County, Nevada, that are subject to a lease or patent issued under the Recreation and Public Purposes Act, the Secretary may transfer the reversionary interest in such lands to other non-Federal lands. The transfer of the reversionary interest shall only be made to lands of equal value, except that with respect to the State of Nevada or a unit of local government an amount equal to the excess (if any) of the fair market value of lands received by the unit of local government over the fair market value of lands transferred by the unit of local government shall be paid to the Secretary and shall be treated under subsection (e)(1) of section 4 as proceeds from the sale of land. For purposes of this subsection, the fair market value of lands to be transferred by the State of Nevada or a unit of local government may be based upon a statement of value prepared by a qualified appraiser.

(2) Terms and conditions applicable to lands acquired.—Land selected under this subsection by a grantee described in paragraph (1) shall be subject to the terms and conditions, uses, and acreage limitations of the lease or patent to which the lands transferred by the grantee were subject, including the reverted provisions, under the Recreation and Public Purposes Act.

(b) Affordable Housing.—The Secretary, in consultation with the Secretary of Housing and Urban Development, may make available, in accordance with section 203 of the Federal Land Planning and Management Act of 1976, land in the State of Nevada at less than fair market value and under other such terms and conditions as he may determine for affordable housing purposes. Such lands shall be made available only to State or local governmental entities, including local public housing authorities. For the purposes of this subsection, housing shall be considered to be affordable housing if the housing serves low-income families as defined in section 104 of the Cranston-Gonzalez National Affordable Housing Act (42 U.S.C. 12704).

SEC. 8. BOUNDARY MODIFICATION OF RED ROCK CANYON NATIONAL CONSERVATION AREA.

Section 3(a)(2) of the Red Rock Canyon National Conservation Area Establishment Act of 1990 (16 U.S.C. 460ccc-1(a)(2)) is amended to read as follows:

“(2) The conservation area shall consist of approximately 195,780 acres as generally depicted on the map entitled ‘Red Rock Canyon National Conservation Area Administrative Boundary Modification, dated August 8, 1996.”

Exhibit C

to

Lease Agreement

PRO FORMA DEVELOPMENT COSTS

INTENTIONALLY OMITTED

Exhibit D

to

Lease Agreement

DESCRIPTION OF PREMISES

(Attached)

LEGAL DESCRIPTION

BUILDINGS G1 & G2

BEING A PORTION OF THE SOUTHWEST QUARTER. (SW  1⁄4) OF THE NORTHEAST QUARTER (NE  1⁄4 ) OF SECTION 1, TOWNSHIP 22 SOUTH, RANGE 60 EAST, M.D.M. CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING FROM A POINT OF COMMENCEMENT AT THE SOUTHEAST CORNER OF SAID SOUTHWEST QUARTER (SW  1⁄4) OF THE NORTHEAST QUARTER (NE  1⁄4);

THENCE ALONG THE EASTERLY LINE THEREOF, NORTH 00°00’53” WEST A DISTANCE OF 438.55’;

THENCE DEPARTING SAID EASTERLY LINE, SOUTH 89°59’07” WEST TO THE TRUE POINT OF BEGINNING;

THENCE SOUTH 89°59’34” WEST, A DISTANCE OF 540.35’;

THENCE NORTH 39°59’34” WEST, A DISTANCE OF 39.97’;

THENCE SOUTH 87°10’11” WEST, A DISTANCE OF 333.87’;

THENCE NORTH 00°31’03” EAST, A DISTANCE OF 165.57’;

THENCE NORTH 87°03’48” EAST, A DISTANCE OF 309.86’;

THENCE NORTH 00°20’33” EAST, A DISTANCE OF 303.11’;

THENCE NORTH 86°56’51” EAST, A DISTANCE OF 555.81’ TO A POINT ON A TANGENT CURVE TO THE RIGHT WITH A RADIUS OF 30.00’;

THENCE SOUTHEASTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 93°2’16”, AN ARCH LENGTH OF 48.71’ TO A POINT ON THE EASTERLY LINE OF THE SW  1⁄4 OF THE NE  1⁄4 OF SECTION 1;

THENCE SOUTH 00°00’53” EAST ALONG SAID EASTERLY LINE, A DISTANCE OF 498.26’ TO THE POINT OF BEGINNING;

CONTAINING 8.09 ACRES, MORE OR LESS.

KENDARD F. MIZE, P.E.

PROFESSIONAL ENGINEER

NEVADA CERTIFICATE N0.10935

EXPIRES 12-31-05

APN:

EXHIBIT 'B'

NORTH
FRONTAGE RD.
N86°56'51"E
555.81'
R=30.00
L=48.71
Tan=31.63
Δ=93°02'16"
N00°20'33"E
303.11'
APN: 176-01-601-007
PROPOSED SITE
BLDG. G-2
A PORTION OF APN
176-01-601-018
PROPOSED SITE
BLDG. G-1
S00°00'53"E
498.20'
EDMONDS RD.
APN: 176-01-601-006
NOT A PART
APN: 176-01-601-017
N00°31'03"E
165.57'
N87°03'48"E
309.86'
S89°59'07"W
30.00'
N39°59'45"W
39.97'
S87°10'11"W
333.87'
S89°59'34"W
540.35'
APN: 176-01-601-008
APN: 176-01-601-009
POINT OF BEGINNING
A PORTION OF APN 176-01-601-018
E 1/16
C—C
SEC 1
N00°00'53"W
438.55'
POINT OF COMMENCEMENT
BADURA AVE.
GRAPHIC SCALE
200 0 100 200 400
(IN FEET)
1 inch = 200 ft.

LEGEND	FOUND MONUMENTATION	FILE NAME:	C041065Exhibit.dwg
CENTER LINE		SECTION LINE	
ROW LINE		PROPERTY LINE	
EASEMENT LINE		ADJACENT PROPERTY LINE	

DRAWN BY: BDA	SCALE: 1"=200'	BOUNDARY EXHIBIT	PROJECT No.: 041065
CHECKED BY: MW	DATE: 10/21/04		
LOCHSA ENGINEERING 6345 SOUTH JONES BLVD. SUITE 100 LAS VEGAS, NV 89118 P:702 365-9312, F:702 365-9317		BELTWAY BUSINESS PARK BLDGS. G-1, G-2	SHEET No. C1 SHEET 1 OF 1

J:\CAD\041065\dwg\Exhibits\C041065Exhibit.dwg, 10/25/2004 3:24:37 PM, 1:200, Lochsa CMI

[7.2.3.9] [Innevation Office Lease.pdf] [Page 141 of 145]

Exhibit E

to

Lease Agreement

LIST OF COMPATIBLE USES

(Attached)

COMPATABLE USES

MANUFACTURING PERMITTED USES	MD	MANUFACTURING PERMITTED USES	MD
Antiques		Diaper Service
Appliance Repair		Dry Cleaner
Arcade		Dry Cleaner Office – See also “Laundry Services”
Art Gallery/Studio		Dry Cleaning Plant
Auction, Auto Auction		Electronic Equipment Sales and Service
Auto Detailing – Accessory or Wash Related; See also “Car Wash”		Emergency Care Facility
Automobile Maintenance		Equipment Rental
Automobile Rental		Equipment Sales/Rental/Service, Construction or Heavy Equipment
Automobile Repair		Exhibit Facility (in conjunction)
Banquet Facilities		Exotic Animals
Beverage Plant		Feed Store
Billiard Hall		Financial Services
Boat Repair		Food Poisoning
Boat Building		Funeral Home
Body Piercing		Furniture Manufacturing
Furniture Repair
Book Binding		Grocery Store
Car Wash		Gunsmith
Caterer		Hardware Store
Communication Towers and Antennas (as related to tenant usage in office or industrial building or as attached to office building		Health Club
Home Improvement Center
Construction Storage, Temporary		Household Pet — See also “Kennel”
Convenience Stores		Ice and Cold Storage Plant
Copy Center		Janitorial Service
Day Care (as allowed in CMA)		Jewelry Making — Excluding Smelting of Metal

1 of 3

COMPATABLE USES

MANUFACTURING PERMITTED USES	MD	MANUFACTURING PERMITTED USES	MD
Jewelry Repair		Pest Examination
Jewelry Sales — Including Secondhand Sales		Pet Store
Kennel (See also “Veterinary Service”)		Pharmacy
Laboratory — Medical/Dental		Pharmaceutical Manufacturing
Laboratory — Experimental		Photographic Studio
Large scale retail business		Plant Nursery
Laundromat		Postal Services
Laundry Service		Print Shop
Library		Psychic Arts
Locksmith		Public Address Systems (See 30.68.020)
Manufactured Home Assembly/Repair		Public Utility Structures, including 35 kv or greater Transmission Lines (Not including communication towers and antennas)
Manufactured Home Sales		Public/Quasi-Public Buildings & Facilities
Manufacturing – Light		Reclamation Facility
Marine Sales		Recording Studio
Mini-Warehouse		Recreational Facility
Mobile Food Vendors		Recreational Vehicle Repair
Monorail		Recreational Vehicle Sales
Monument Sales		Recreational Vehicle and Boat Storage
Movie Theatre		Recyclable Collection
Office, General		Rental Store
Outside Storage		Restaurant
Parking Lot		Retail Sales and Service
Pawn Shop		School – Trade or Professional
Permanent Make-Up		Seasonal Outdoor Sales; See also “Temporary Outdoor Commercial Event”
Personal Services		Second Hand Store

2 of 3

COMPATABLE USES

MANUFACTURING PERMITTED USES	MD	MANUFACTURING PERMITTED USES	MD
Security Services		Temporary Government Facilities
Service Bar		Temporary Outdoor Commercial Event; See also “Seasonal Outdoor Sales” and “Carnival/Circus Temporary Use”
Service Station		Tire Sales and Installation
Shoe Repair		Training Facilities
Shopping Center		Transportation Service (Including tour guide services)
Sign Manufacturing		Truck/Trailer Rental
Spa/Retreat		Truck Repair
Sporting Goods		Truck Fueling
Sporting Goods — Firearms		Union Hall
Sun Tanning		Watch/Small Clock Repair
Swap Meets		Watchman’s Manufactured Home
Tattoo
Tavern (only as approved by special use permit)
Taxidermist
Temporary Trailer/Office/Commercial

Note: Any compatible users or than Permitted Use under the Clark County Zoning Code for MD Zoning will require additional permitted as specified by the Code.

3 of 3

FIRST AMENDMENT TO LEASE

Las Vegas Digital Exchange Campus

THIS FIRST LEASE AMENDMENT (“Amendment”) is entered into as of this 19th day of February, 2013, by and between Beltway Business Park Office No. 2, LLC, a Nevada limited liability company (“Landlord”) and InNEVation L.L.C., a Nevada limited liability company (“Tenant”) and amends the Lease Agreement between Landlord and Tenant dated April 24, 2012 (“Lease”) pursuant to which Tenant leased from Landlord the “Existing Premises” consisting of 24,967 rentable square feet, designated as Suite 300 at 6795 Edmond Street, Las Vegas Nevada (“Building”).

For good and valuable consideration, receipt of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Rental Area.

Commencing on the Expansion Premises Commencement Date (as defined below) Tenant shall Lease, and the Premises shall be expanded to include an additional 19,928 rentable square feet in the Building (the “Expansion Premises”) comprised as follows:

Suite 160: 6,989 RSF / 6,233 USF

Suite 260: 12,939 RSF / 11,540 USF

TOTAL: 19,928 RSF / 17,773 USF

The Expansion Premises is more particularly described in Exhibit A, as attached hereto and incorporated herein.

The lease and occupancy, by Tenant, of the Expansion Premises, shall be subject to the terms and conditions of the Lease and the term “Premises” as used throughout the Lease (subject to this Amendment) shall include the Expansion Premises.

2.	Term.

The term of the lease for the Expansion Premises shall be coterminous with the Term of the Lease (“Expansion Premises Term”).

3.	Commencement Date/Early Occupancy.

The “Expansion Premises Commencement Date” for the Expansion Premises is: March 1, 2013.

Tenant shall be allowed access to the Expansion Premises (without charge and without affecting the Expansion Premises Commencement Date) commencing on February 15, 2013 for the limited purpose of installing wiring, telephone service and furniture and for performing other work as Tenant deems necessary; provided such access is in an orderly manner so as to avoid unreasonably interfering with or interrupting the Landlord’s construction of the Building/Expansion Premises or normal business operations and quiet enjoyment of the other occupants in the Building, in full compliance with all Building rules and regulations (as reasonably adopted by Landlord for the construction of the Building) and all applicable governmental laws, rules, regulations, and codes. Tenant’s access and use of the Expansion Premises, for any reason (including but not limited to the performance of Tenant’s Work), shall be subject to Tenant’s compliance with every provisions of the Lease, except that Tenant shall not be liable for the payment of Rent until the Expansion Premises Commencement Date. Tenant shall obtain any and all permits, licenses, and approvals that may be required in order to make lawful Tenant’s entry onto the Building/Expansion Premises and performance of the Tenant’s Work. The rights granted to Tenant by this paragraph shall be restricted solely to the Expansion Premises and shall not extend to any other portion of the Building without Landlord’s prior written consent. Neither Landlord nor Landlord’s contractors shall have any responsibility or liability whatsoever for the maintenance of the Expansion Premises or any work performed by Tenant prior to the Expansion Premises Commencement Date. Tenant’s activities within the Building/Expansion Premises prior to the Expansion Premises Commencement Date shall be at its sole risk, and neither Landlord nor

Landlord’s contractors shall be responsible for the safety of Tenant or its agents or employees, or for the condition or loss of any items of personal property brought onto the Building/Expansion Premises. Tenant assumes full responsibility for any work performed and for all damages or losses arising from Tenant’s entry on the Building/Expansion Premises or performance of any work suffered by Tenant, Landlord, or either party’s agents, contractors, employees, or invitees, whether such damage or loss occurs in the Expansion Premises or in any other part of the Building. Tenant shall defend, indemnify, protect, and hold harmless Landlord, its heirs, successors, assigns, and Landlord’s Affiliates, against and from all liabilities, obligations, losses, damages, penalties, claims, liens, costs, and expenses (including, without limitation, attorney’s fees) paid, suffered, or incurred by Landlord as a result of any breach by Tenant of any covenant or condition of this paragraph, arising from Tenant’s early entry onto the Building/Expansion Premises.

4.	Base Rent.

Commencing on the Expansion Premises Commencement Date and continuing during the Expansion Premises Term the monthly Base Rent (on a Modified Gross basis) for the Expansion Premises shall be as follows:

Term	RSF	Rate/RSF/Month
03/01/13-08/31/13	6,500	$11,570.00 ($1.78 RSF)
09/01/13-12/31/13	13,000	$23,140.00 ($1.78 RSF)
01/01/14-05/16/14	19,928	$35,471.84 ($1.78 RSF)
05/17/14-05/16/15	19,928	$36,468.24 ($1.83 RSF)
05/17/15-05/16/16	19,928	$37,663.92 ($1.89 RSF)
05/17/16-05/16/17	19,928	$38,859.60 ($1.95 RSF)

Concurrent with the mutual execution and delivery of this Amendment, Tenant shall provide Landlord with the 1st month’s Base Rent, which shall be applied at the beginning of the 1st month of the Expansion Premises Term.

5.	Special Operating Expenses/Operating Expenses

During Months 1 – 6 of the Expansion Premises Term (3/01/13 to 8/31/13), Tenant shall be responsible for payment of “Special Operating Expenses” in the amount of: $2,600.00 per month (for 6,500 rentable square feet x $0.40 per rentable square feet).

Tenant is solely responsible for the cost of in-suite janitorial, HVAC and electrical services supplied to the Expansion Premises.

Tenant acknowledges that Operating Expenses (as defined in Section 4.2 of the Lease) are, in part, calculated as follows for the Expansion Premises:

“Project Common Area Expenses:” Consists of the maintenance and up-keep of developed perimeter Landscaping areas (generally located parallel to the public streets within the Project), security and general and administrative costs, monuments and those other costs associated with the common areas of the Project. Tenant shall initially be responsible for Project Common Area Expenses equal to: 2.704%.

[The method for calculation of the Building’s prorata share of Project Common Area Expenses shall be based on the number of acres of land assigned to the Building divided by the total number of acres in the Project. The calculation for the Premises prorata share of the Buildings Operating Expenses shall be based on the square feet of the Premises divided by the total square feet in the Building]

“Complex Common Area Expenses.” Consists of Operating Expense obligations of that certain block of buildings (the “Complex”); including, but not limited to expenses shared by multiple buildings within the Complex, such as shared utilities, parking lot sweeping etc. Tenant shall initially be responsible for Complex Common Area Expenses equal to: 13.875%.

[The method for calculation of the prorata share of the Complex Common Area Expenses shall be based upon the acreage of the Building Area divided by the acreage of the Complex. The calculation for the Premises prorata share of the Buildings Operating Expenses shall be based on the square feet of the Premises divided by the total square feet in the Building]

“Building Common Area Expenses:” Consists of Operating Expense obligations of the Building including, but are not limited to: (i) Real Property Taxes, (ii) All Risk Property Insurance, and (iii) Property Management and maintenance/repair expenses. Tenant shall initially be responsible for Building Common Area Expenses equal to: 27.562%.

[The calculation for the Premises prorata share of the Buildings Operating Expenses shall be based on the square feet of the Premises divided by the total square feet in the Building]

6.	AS IS.

Tenant accepts the Expansion Premises in its “as is” condition.

7.	Parking.

Commencing on the Expansion Premise Commencement Date (and continuing for the Expansion Premises Term) and subject to Exhibit F of the Lease, Tenant shall be allocated the following parking spaces for the Expansion Premises: 59 standard parking spaces (uncovered/unreserved) and 20 covered/reserved parking spaces, free of charge, for the duration of the Expansion Premises Term.

8.	Existing Furniture.

Tenant shall be allowed to use the existing furniture, fixtures and equipment (“FF&E”) which exist in Expansion Premises, at the Expansion Premises Commencement Date, at no additional charge. Landlord makes no warranty or representation as to the condition of such FF&E, nor its compatibility with Tenant’s use thereof. Tenant accepts the FF&E “AS IS” without any Landlord representation. The FF&E shall remain the property of Landlord and may not be removed by Tenant. At the expiration of the Expansion Premises Term (or prior termination), Tenant shall restore the FF&E to its prior condition, normal wear and tear excepted.

9. Except to the extent that terms are defined herein to the contrary, all terms used in this Amendment shall have the same meaning as the defined terms set forth in the Lease.

10. Except as expressly provided herein, this Amendment shall not alter, amend or otherwise modify the terms and provisions of the Lease.

11. Except as modified by this Amendment, the Lease shall remain in full force and affect. As amended hereby, the Lease is hereby ratified and confirmed in its entirety. This Amendment and the Lease embodies the entire agreement between the parties relating to the subject matter contained herein.

12, The parties agree that no commission is owed in connection with the execution of this Amendment. Landlord and Tenant covenant to pay, hold harmless and indemnify each other from and against any and all cost, expense or liability for and compensation, commissions or charges claimed by any other broker or agent utilized by the indemnitor with respect to this Amendment or the negotiation hereof.

13. The parties hereto may execute this Amendment simultaneously, in any number of counterparts, or in facsimile copies, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

[Signatures on Following Page]

	LANDLORD:	TENANT:

	BELTWAY BUSINESS PARK OFFICE NO. 2, LLC, a Nevada limited liability company	INNEVATION L.L.C., a Nevada limited liability company

	MANAGER:	MANAGER:
	Majestic Beltway Office Buildings, LLC, a Delaware limited liability company	Switch Communications Group, LLC, a Nevada limited liability company

Majestic Realty Co., a California corporation,
	Manager’s Agent	By: /s/ Rob Roy
By:	/s/ Edward P. Roski, Jr.	Its: Chief Executive Officer
Its:	President and Chairman of the Board
By:
Its:

MANAGER:
Thomas & Mack Beltway, LLC a Nevada limited liability company
By:	/s/ Thomas A. Thomas
Thomas A. Thomas, Manager

EXHIBIT A

EXPANSION PREMISES

(See Attached)

LEASED
SUITE 150
4,811 USF
5,395 RSF
AVAILABLE
SUITE 120
3,653 USF
4,095 RSF
LEASED
SUITE 110
5,194 USF
5,823 RSF
NORTH

FLOOR PLAN
6,233 USF 6,989 RSF

AVAILABLE SPACE

LAS VEGAS DIGITAL EXCHANGE CAMPUS / BUILDING G-2
6795 EDMOND STREET, SUITE 160, LAS VEGAS, NV. 8918

THOMAS & MACK
DEVELOPMENT GROUP

OPEN TO BELOW
NORTH

FLOOR PLAN
11,540 USF 12,939 RSF

# AVAILABLE SPACE

LAS VEGAS DIGITAL EXCHANGE CAMPUS / BUILDING G-2
6795 EDMOND STREET, SUITE 260, LAS VEGAS, NV. 89118

THOMAS & MACK
DEVELOPMENT GROUP

SECOND AMENDMENT TO LEASE

Las Vegas Digital Exchange Campus

THIS SECOND LEASE AMENDMENT (“Amendment”) is entered into as of this 14th day of March, 2013, by and between Beltway Business Park Office No. 2, LLC, a Nevada limited liability company (“Landlord”) and InNEVation L.L.C., a Nevada limited liability company (“Tenant”) and amends the Lease Agreement between Landlord and Tenant dated April 24, 2012 as amended on February 19, 2013 (collectively the “Lease”) pursuant to which Tenant leased from Landlord the “Existing Premises” consisting of 24,967 rentable square feet, designated as Suite 300 and 19,928 rentable square feet, designated as Suites 160 and 260; all at 6795 Edmond Street, Las Vegas Nevada (“Building”).

For good and valuable consideration, receipt of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Rental Area.

Commencing on the 2nd Expansion Premises Commencement Date (as defined below) Tenant shall Lease, and the Premises shall be expanded to include an additional 4,095 rentable square feet (3,653 USF) in the Building (the “2nd Expansion Premises”) comprising Suite 120.

The 2nd Expansion Premises is more particularly described in Exhibit A, as attached hereto and incorporated herein.

The lease and occupancy, by Tenant, of the 2nd Expansion Premises, shall be subject to the terms and conditions of the Lease and the term “Premises” as used throughout the Lease (subject to this Amendment) shall include the 2nd Expansion Premises.

2.	Term.

The term of the lease for the 2nd Expansion Premises shall be coterminous with the Term of the Lease (“2nd Expansion Premises Term”).

3.	Commencement Date/Early Occupancy.

The “2nd Expansion Premises Commencement Date” for the 2nd Expansion Premises is: March 1, 2013.

Tenant shall be allowed access to the 2nd Expansion Premises (without charge and without affecting the 2nd Expansion Premises Commencement Date) commencing on February 15, 2013 for the limited purpose of installing wiring, telephone service and furniture and for performing other work as Tenant deems necessary; provided such access is in an orderly manner so as to avoid unreasonably interfering with or interrupting the Landlord’s construction of the Building/2nd Expansion Premises or normal business operations and quiet enjoyment of the other occupants in the Building, in full compliance with all Building rules and regulations (as reasonably adopted by Landlord for the construction of the Building) and all applicable governmental laws, rules, regulations, and codes. Tenant’s access and use of the 2nd Expansion Premises, for any reason (including but not limited to the performance of Tenant’s Work), shall be subject to Tenant’s compliance with every provisions of this Lease, except that Tenant shall not be liable for the payment of Rent until the 2nd Expansion Premises Commencement Date. Tenant shall obtain any and all permits, licenses, and approvals that may be required in order to make lawful Tenant’s entry onto the Building/2nd Expansion Premises and performance of the Tenant’s Work. The rights granted to Tenant by this paragraph shall be restricted solely to the 2nd Expansion Premises and shall not extend to any other portion of the Building without Landlord’s prior written consent. Neither Landlord nor Landlord’s contractors shall have any responsibility or liability whatsoever for the maintenance of the 2nd Expansion Premises or any work performed by Tenant prior to the 2nd Expansion Premises Commencement Date. Tenant’s activities within the Building/2nd Expansion Premises prior to the 2nd Expansion Premises Commencement Date shall be at its sole risk, and neither Landlord nor Landlord’s contractors shall be responsible for the safety of Tenant or its agents or employees, or for the condition or loss of any items of personal property brought onto the

Building/2nd Expansion Premises. Tenant assumes full responsibility for the any work performed and for all damages or losses arising from Tenant’s entry on the Building/2nd Expansion Premises or performance of any work suffered by Tenant, Landlord, or either party’s agents, contractors, employees, or invitees, whether such damage or loss occurs in the 2nd Expansion Premises or in any other part of the Building. Tenant shall defend, indemnify, protect, and hold harmless Landlord, its heirs, successors, assigns, and Landlord’s Affiliates, against and from all liabilities, obligations, losses, damages, penalties, claims, liens, costs, and expenses (including, without limitation, attorney’s fees) paid, suffered, or incurred by Landlord as a result of any breach by Tenant of any covenant or condition of this paragraph, arising from Tenant’s early entry onto the Building/2nd Expansion Premises.

4.	Base Rent/Abatement.

Commencing on the 2nd Expansion Premises Commencement Date and continuing during the 2nd Expansion Premises Term the monthly Base Rent (on a Modified Gross basis) for the 2nd Expansion Premises shall be as follows:

Term	RSF	Rate/RSF/Month
Months 1 – 5	4,095	Abated
Months 6 – 12	4,095	$7,084.35 ($1.73 RSF)
Months 13 – 24	4,095	$7,289.10 ($1.78 RSF)
Months 25 – 36	4,095	$7,534.80 ($1.84 RSF)
Months 37 – 5/16/17	4,095	$7,739.55 ($1.89 RSF)

Provided Tenant is not in default under this Lease, beyond any applicable notice and cure period, Tenant shall be entitled to an abatement of Base Rent (the “Abated Base Rent”) for months: 1-5 (the “Abated Base Rent Period”) of the 2nd Expansion Premises Term. In the event Tenant defaults (at any time following all applicable notice and cure periods), all unamortized Abated Base Rent shall immediately become due and payable. The payment by Tenant of the unamortized portion of the Abated Base Rent in the event of a default shall not limit or affect any of Landlord’s other rights, pursuant to this Amendment, the Lease or at law or in equity. Only Base Rent, as set forth above, during the Abated Base Rent Period, shall be abated and all other additional rent shall remain as due and payable pursuant to the provisions of this Lease.

Concurrent with the mutual execution and delivery of this Amendment, Tenant shall provide Landlord with the 6th month’s Base Rent, which shall be applied at the beginning of the 6th month of the 2nd Expansion Premises Term.

5.	Operating Expenses

Tenant is solely responsible for the cost of in-suite janitorial, HVAC and electrical services supplied to the 2nd Expansion Premises.

Tenant acknowledges that Operating Expenses (as defined in Section 4.2 of the Lease) are, in part, calculated as follows for the 2nd Expansion Premises:

“Project Common Area Expenses:” Consists of the maintenance and up-keep of developed perimeter Landscaping areas (generally located parallel to the public streets within the Project), security and general and administrative costs, monuments and those other costs associated with the common areas of the Project. Tenant shall initially be responsible for Project Common Area Expenses equal to: 0.550%.

[The method for calculation of the Building’s prorata share of Project Common Area Expenses shall be based on the number of acres of land assigned to the Building divided by the total number of acres in the Project. The calculation for the Premises prorata share of the Buildings Operating Expenses shall be based on the square feet of the Premises divided by the total square feet in the Building]

“Complex Common Area Expenses.” Consists of Operating Expense obligations of that certain block of buildings (the “Complex”); including, but not limited to expenses shared by multiple buildings within the Complex, such as shared utilities, parking lot sweeping etc. Tenant shall initially be responsible for Complex Common Area Expenses equal to: 2.823%.

[The method for calculation of the prorata share of the Complex Common Area Expenses shall be based upon the acreage of the Building Area divided by the acreage of the Complex. The calculation for the Premises prorata share of the Buildings Operating Expenses shall be based on the square feet of the Premises divided by the total square feet in the Building]

“Building Common Area Expenses:” Consists of Operating Expense obligations of the Building including, but are not limited to: (i) Real Property Taxes, (ii) All Risk Property Insurance, and (iii) Property Management and maintenance/repair expenses. Tenant shall initially be responsible for Building Common Area Expenses equal to: 5.608%.

[The calculation for the Premises prorata share of the Buildings Operating Expenses shall be based on the square feet of the Premises divided by the total square feet in the Building]

6.	AS IS.

Tenant accepts the 2nd Expansion Premises in its “as is” condition.

7.	Parking.

Commencing on the 2nd Expansion Premise Commencement Date (and continuing for the 2nd Expansion Premises Term) and subject to Exhibit F of the Lease, Tenant shall be allocated the following parking spaces for the 2nd Expansion Premises: 18 standard parking spaces (uncovered/unreserved) and 2 covered/reserved parking spaces, free of charge, for the duration of the 2nd Expansion Premises Term.

8. Except to the extent that terms are defined herein to the contrary, all terms used in this Amendment shall have the same meaning as the defined terms set forth in the Lease.

9. Except as expressly provided herein, this Amendment shall not alter, amend or otherwise modify the terms and provisions of the Lease.

10. Except as modified by this Amendment, the Lease shall remain in full force and affect. As amended hereby, the Lease is hereby ratified and confirmed in its entirety. This Amendment and the Lease embodies the entire agreement between the parties relating to the subject matter contained herein.

11, The parties agree no commission earned in connection with the execution of this Amendment. Landlord and Tenant covenant to pay, hold harmless and indemnify each other from and against any and all cost, expense or liability for and compensation, commissions or charges claimed by any other broker or agent utilized by the indemnitor with respect to this Amendment or the negotiation hereof.

12. The parties hereto may execute this Amendment simultaneously, in any number of counterparts, or in facsimile copies, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

[Signatures on Following Page]

	LANDLORD:	TENANT:

	BELTWAY BUSINESS PARK OFFICE NO. 2, LLC, a Nevada limited liability company	INNEVATION L.L.C., a Nevada limited liability company

	MANAGER:	MANAGER:
	Majestic Beltway Office Buildings, LLC, a Delaware limited liability company	Switch Communications Group, LLC, a Nevada limited liability company

Majestic Realty Co., a California corporation,
	Manager’s Agent	By: /s/ Rob Roy

By:	/s/ Edward P. Roski, Jr.	Its: Chief Executive Officer

Its:	President and Chairman of the Board

By:

Its:

MANAGER:
Thomas & Mack Beltway, LLC a Nevada limited liability company

By:	/s/ Thomas A. Thomas
Thomas A. Thomas, Manager

EXHIBIT A

2ND EXPANSION PREMISES

(See Attached)

FLOORPLAN

3,653 USF/4,095 RSF

AVAILABLE SPACE LAS VEGAS DIGITAL EXCHANGE CAMPUS / BUILDING G-2
6795 EDMOND STREET, SUITE 120, LAS VEGAS, NV 89118

THOMAS & MACK
DEVELOPMENT GROUP

THIRD AMENDMENT TO LEASE

Las Vegas Digital Exchange Campus

THIS THIRD LEASE AMENDMENT (“Amendment”) is entered into as of this 20th day of August, 2013, by and between Beltway Business Park Office No. 2, LLC, a Nevada limited liability company (“Landlord”) and InNEVation L.L.C., a Nevada limited liability company (“Tenant”) and amends the Lease Agreement between Landlord and Tenant dated April 24, 2012 as amended (collectively the “Lease”) pursuant to which Tenant leased from Landlord the “Existing Premises” consisting of 24,967 rentable square feet, designated as Suite 300 and 19,928 rentable square feet, designated as Suites 160, 120 and 260; all at 6795 Edmond Street, Las Vegas Nevada (“Building”).

For good and valuable consideration, receipt of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Rental Area.

Commencing on the 3rd Expansion Premises Commencement Date (as defined below) Tenant shall Lease, and the Premises shall be expanded to include an additional 1,356 rentable square feet (1,210 USF) in the Building (the “3rd Expansion Premises”) comprising Suite 215.

The 3rd Expansion Premises is more particularly described in Exhibit A, as attached hereto and incorporated herein.

The lease and occupancy, by Tenant, of the 3rd Expansion Premises, shall be subject to the terms and conditions of the Lease and the term “Premises” as used throughout the Lease (subject to this Amendment) shall include the 3rd Expansion Premises.

2.	Term.

The term of the lease for the 3rd Expansion Premises shall be twenty-four (24) months (“3rd Expansion Premises Term”).

3.	Commencement Date/Early Occupancy.

The “3rd Expansion Premises Commencement Date” for the 3rd Expansion Premises is: October 1, 2013.

Tenant shall be allowed access to the 3rd Expansion Premises (without charge and without affecting the 3rd Expansion Premises Commencement Date) on August 22, 2013 for the purpose of installing wiring, telephone service and furniture and for performing other work as Tenant deems necessary; provided such access is in an orderly manner so as to avoid unreasonably interfering with or interrupting the Landlord’s normal business operations and quiet enjoyment of the other occupants in the Building, in full compliance with all Building rules and regulations (as reasonably adopted by Landlord for the construction of the Building) and all applicable governmental laws, rules, regulations, and codes. Tenant’s access and use of the 3rd Expansion Premises, for any reason (including but not limited to the performance of Tenant’s Work), shall be subject to Tenant’s compliance with every provision of this Lease, except that Tenant shall not be liable for the payment of Rent until the 3rd Expansion Premises Commencement Date. Tenant shall obtain any and all permits, licenses, and approvals that may be required in order to make lawful Tenant’s entry onto the Building/3rd Expansion Premises and performance of the Tenant’s Work. The rights granted to Tenant by this paragraph shall be restricted solely to the 3rd Expansion Premises and shall not extend to any other portion of the Building without Landlord’s prior written consent. Neither Landlord nor Landlord’s contractors shall have any responsibility or liability whatsoever for the maintenance of the 3rd Expansion Premises or any work performed by Tenant prior to the 3rd Expansion Premises Commencement Date. Tenant’s activities within the Building/3rd Expansion Premises prior to the 3rd Expansion Premises Commencement Date shall be at its sole risk, and neither Landlord nor Landlord’s contractors shall be responsible for the safety of Tenant or its agents or employees, or for the condition or loss of any items of personal property brought onto the Building/3rd Expansion Premises. Tenant assumes full responsibility for the any work performed and for all damages or losses arising from Tenant’s entry on the Building/3rd Expansion Premises or performance of any work suffered by Tenant, Landlord, or either party’s agents, contractors, employees, or invitees, whether such damage or loss occurs in the 3rd Expansion Premises or in any other part of the Building. Tenant shall defend, indemnify, protect, and hold harmless Landlord, its heirs, successors, assigns, and Landlord’s Affiliates, against and from all liabilities, obligations, losses, damages, penalties, claims, liens, costs, and expenses (including, without limitation, attorney’s fees) paid, suffered, or incurred by Landlord as a result of any breach by Tenant of any covenant or condition of this paragraph, arising from Tenant’s early entry onto the Building/3rd Expansion Premises.

4.	Base Rent/Abatement.

Commencing on the 3rd Expansion Premises Commencement Date and continuing during the 3rd Expansion Premises Term the monthly Base Rent (on a Modified Gross basis) for the 3rd Expansion Premises shall be as follows:

Term	RSF	Rate/RSF/Month
Months 1 – 12	1,356	$2,508.60 ($1.85 RSF)
Months 13 – 24	1,356	$2,562.84 ($1.89 RSF)

Concurrent with the mutual execution and delivery of this Amendment, Tenant shall provide Landlord with the 1st month’s Base Rent, which shall be applied at the beginning of the 1st month of the 3rd Expansion Premises Term.

5.	Operating Expenses

Tenant is solely responsible for the cost of in-suite janitorial, HVAC and electrical services supplied to the 3rd Expansion Premises.

Tenant acknowledges that Operating Expenses (as defined in Section 4.2 of the Lease) are, in part, calculated as follows for the 3rd Expansion Premises:

“Project Common Area Expenses:” Consists of the maintenance and up-keep of developed perimeter Landscaping areas (generally located parallel to the public streets within the Project), security and general and administrative costs, monuments and those other costs associated with the common areas of the Project. Tenant shall initially be responsible for Project Common Area Expenses equal to: 0.178%.

[The method for calculation of the Building’s prorata share of Project Common Area Expenses shall be based on the number of acres of land assigned to the Building divided by the total number of acres in the Project. The calculation for the Premises prorata share of the Buildings Operating Expenses shall be based on the square feet of the Premises divided by the total square feet in the Building]

“Complex Common Area Expenses.” Consists of Operating Expense obligations of that certain block of buildings (the “Complex”); including, but not limited to expenses shared by multiple buildings within the Complex, such as shared utilities, parking lot sweeping etc. Tenant shall initially be responsible for Complex Common Area Expenses equal to: 0.94%.

[The method for calculation of the prorata share of the Complex Common Area Expenses shall be based upon the acreage of the Building Area divided by the acreage of the Complex. The calculation for the Premises prorata share of the Buildings Operating Expenses shall be based on the square feet of the Premises divided by the total square feet in the Building]

“Building Common Area Expenses:” Consists of Operating Expense obligations of the Building including, but are not limited to: (i) Real Property Taxes, (ii) All Risk Property Insurance, and (iii) Property Management and maintenance/repair expenses. Tenant shall initially be responsible for Building Common Area Expenses equal to: 1.88%.

[The calculation for the Premises prorata share of the Buildings Operating Expenses shall be based on the square feet of the Premises divided by the total square feet in the Building]

6.	AS IS.

Tenant accepts the 3rd Expansion Premises in its “as is” condition.

7.	Parking.

Commencing on the 3rd Expansion Premise Commencement Date (and continuing for the 3rd Expansion Premises Term) and subject to Exhibit F of the Lease, Tenant shall be allocated the following parking spaces for the 3rd Expansion Premises: 4 standard parking spaces (uncovered/unreserved) and 2 covered/reserved parking spaces, free of charge, for the duration of the 3rd Expansion Premises Term.

8. Except to the extent that terms are defined herein to the contrary, all terms used in this Amendment shall have the same meaning as the defined terms set forth in the Lease.

9. Except as expressly provided herein, this Amendment shall not alter, amend or otherwise modify the terms and provisions of the Lease.

10. Except as modified by this Amendment, the Lease shall remain in full force and affect. As amended hereby, the Lease is hereby ratified and confirmed in its entirety. This Amendment and the Lease embodies the entire agreement between the parties relating to the subject matter contained herein.

11. The parties agree no commission earned in connection with the execution of this Amendment. Landlord and Tenant covenant to pay, hold harmless and indemnify each other from and against any and all cost, expense or liability for and compensation, commissions or charges claimed by any other broker or agent utilized by the indemnitor with respect to this Amendment or the negotiation hereof.

12. The parties hereto may execute this Amendment simultaneously, in any number of counterparts, or in facsimile copies, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

[Signatures on Following Page]

	LANDLORD:	TENANT:

	BELTWAY BUSINESS PARK OFFICE NO. 2, LLC, a Nevada limited liability company	INNEVATION L.L.C., a Nevada limited liability company
		By:	/s/ Rob Roy
Rob Roy, Manager
MANAGER:
Majestic Beltway Office Buildings, LLC, a Delaware limited liability company

Majestic Realty Co., a California corporation, Manager’s Agent

By:	/s/ Edward P. Roski, Jr.

Its:	President and Chairman of the Board

By:

Its:

MANAGER:
Thomas & Mack Beltway, LLC a Nevada limited liability company

By:	/s/ Thomas A. Thomas
Thomas A. Thomas, Manager

EXHIBIT A

3RD EXPANSION PREMISES

(See Attached)

ADJACENT TENANT SPACE
COMMON CORRIDOR
LOBBY
100
RECEPTION
101
ELEC. /DATA
102
GALLEY/ STORAGE
103
OPEN OFFICE
104
ADJACENT TENANT SPACE
OFFICE
105
OFFICE
106

FLOORPLAN
1,210 USF 1,356 RSF

SCALE
0 4 8 12 16

NORTH

AVAILABLE SPACE

LAS VEGAS DIGITAL EXCHANGE CAMPUS / BUILDING G-2
6795 EDMOND STREET, SUITE 260, LAS VEGAS, NV. 89118

THOMAS & MACK
DEVELOPMENT GROUP

FOURTH AMENDMENT TO LEASE

Las Vegas Digital Exchange Campus

THIS FOURH LEASE AMENDMENT (“Amendment”) is entered into as of this 1ST day of September, 2013, by and between Beltway Business Park Office No. 2, LLC, a Nevada limited liability company (“Landlord”) and InNEVation L.L.C., a Nevada limited liability company (“Tenant”) and amends the Lease Agreement between Landlord and Tenant dated April 24, 2012 as amended (collectively the “Lease”) pursuant to which Tenant leased from Landlord the “Existing Premises” consisting of 26,323 rentable square feet, designated as Suites 300, 160, 120, 260, 215 at 6795 Edmond Street, Las Vegas Nevada (“Building”).

For good and valuable consideration, receipt of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Rental Area.

Commencing on the 4th Expansion Premises Commencement Date (as defined below) Tenant shall Lease, and the Premises shall be expanded to include an additional 7,536 rentable square feet (6,721 USF) in the Building (the “4th Expansion Premises”) comprising Suite 220.

The 4th Expansion Premises is more particularly described in Exhibit A, as attached hereto and incorporated herein.

The lease and occupancy, by Tenant, of the 4th Expansion Premises, shall be subject to the terms and conditions of the Lease and the term “Premises” as used throughout the Lease (subject to this Amendment) shall include the 4th Expansion Premises.

2.	Term.

The term of the lease for the 4th Expansion Premises shall be coterminous with the Term of the Lease (“4th Expansion Premises Term”).

3.	Commencement Date/Early Occupancy.

The “4th Expansion Premises Commencement Date” for the 4th Expansion Premises is: October 1, 2013.

Tenant shall be allowed access to the 4th Expansion Premises (without charge and without affecting the 4th Expansion Premises Commencement Date) commencing on August 22, 2013 for the purpose of installing wiring, telephone service and furniture and for performing other work as Tenant deems necessary; provided such access is in an orderly manner so as to avoid unreasonably interfering with or interrupting the Landlord’s normal business operations and quiet enjoyment of the other occupants in the Building, in full compliance with all Building rules and regulations (as reasonably adopted by Landlord for the construction of the Building) and all applicable governmental laws, rules, regulations, and codes. Tenant’s access and use of the 4th Expansion Premises, for any reason (including but not limited to the performance of Tenant’s Work), shall be subject to Tenant’s compliance with every provisions of this Lease, except that Tenant shall not be liable for the payment of Rent until the 4th Expansion Premises Commencement Date. Tenant shall obtain any and all permits, licenses, and approvals that may be required in order to make lawful Tenant’s entry onto the Building/4th Expansion Premises and performance of the Tenant’s Work. The rights granted to Tenant by this paragraph shall be restricted solely to the 4th Expansion Premises and shall not extend to any other portion of the Building without Landlord’s prior written consent. Neither Landlord nor Landlord’s contractors shall have any responsibility or liability whatsoever for the maintenance of the 4th Expansion Premises or any work performed by Tenant prior to the 4th Expansion Premises Commencement Date. Tenant’s activities within the Building/4th Expansion Premises prior to the 4th Expansion Premises Commencement Date shall be at its sole risk, and neither Landlord nor Landlord’s contractors shall be responsible for the safety of Tenant or its agents or employees, or for the condition or loss of any items of personal property brought onto the Building/4th Expansion Premises. Tenant assumes full responsibility for the any work performed and for all damages or losses arising from Tenant’s entry on the Building/4th Expansion Premises or performance of any work suffered by Tenant, Landlord, or either party’s agents, contractors, employees, or invitees, whether such damage or loss occurs in the 4th Expansion Premises or in any other part of the Building. Tenant shall defend, indemnify, protect, and hold harmless Landlord, its heirs, successors, assigns, and Landlord’s Affiliates, against and from all liabilities, obligations, losses, damages, penalties, claims, liens, costs, and expenses (including, without limitation, attorney’s fees) paid, suffered, or incurred by Landlord as a result of any breach by Tenant of any covenant or condition of this paragraph, arising from Tenant’s early entry onto the Building/4th Expansion Premises.

4.	Base Rent.

Commencing on the 4th Expansion Premises Commencement Date and continuing during the 4th Expansion Premises Term the monthly Base Rent (on a Modified Gross basis) for the 4th Expansion Premises shall be as follows:

Term	RSF	Rate/RSF/Month
Months 1 - 12	7,536	$14,318.40 ($1.90 RSF)
Months 13 – 24	7,536	$14,770.56 ($1.96 RSF)
Months 25 – 36	7,536	$15,222.72 ($2.02 RSF)
Months 37 – 5/16/17	7,536	$15,674.88 ($2.08 RSF)

Concurrent with the mutual execution and delivery of this Amendment, Tenant shall provide Landlord with the 1st month’s Base Rent, which shall be applied at the beginning of the 1st month of the 4th Expansion Premises Term.

5.	Operating Expenses

Tenant is solely responsible for the cost of in-suite janitorial, HVAC and electrical services supplied to the 4th Expansion Premises.

Tenant acknowledges that Operating Expenses (as defined in Section 4.2 of the Lease) are, in part, calculated as follows for the 4th Expansion Premises:

“Project Common Area Expenses:” Consists of the maintenance and up-keep of developed perimeter Landscaping areas (generally located parallel to the public streets within the Project), security and general and administrative costs, monuments and those other costs associated with the common areas of the Project. Tenant shall initially be responsible for Project Common Area Expenses equal to: 0.991%.

[The method for calculation of the Building’s prorata share of Project Common Area Expenses shall be based on the number of acres of land assigned to the Building divided by the total number of acres in the Project. The calculation for the Premises prorata share of the Buildings Operating Expenses shall be based on the square feet of the Premises divided by the total square feet in the Building]

“Complex Common Area Expenses.” Consists of Operating Expense obligations of that certain block of buildings (the “Complex”); including, but not limited to expenses shared by multiple buildings within the Complex, such as shared utilities, parking lot sweeping etc. Tenant shall initially be responsible for Complex Common Area Expenses equal to: 5.25%.

[The method for calculation of the prorata share of the Complex Common Area Expenses shall be based upon the acreage of the Building Area divided by the acreage of the Complex. The calculation for the Premises prorata share of the Buildings Operating Expenses shall be based on the square feet of the Premises divided by the total square feet in the Building]

“Building Common Area Expenses:” Consists of Operating Expense obligations of the Building including, but are not limited to: (i) Real Property Taxes, (ii) All Risk Property Insurance, and (iii) Property Management and maintenance/repair expenses. Tenant shall initially be responsible for Building Common Area Expenses equal to: 10.42%.

[The calculation for the Premises prorata share of the Buildings Operating Expenses shall be based on the square feet of the Premises divided by the total square feet in the Building]

6.	AS IS.

Tenant accepts the 4th Expansion Premises in its “as is” condition.

7.	Parking.

Commencing on the 4th Expansion Premise Commencement Date (and continuing for the 4th Expansion Premises Term) and subject to Exhibit F of the Lease, Tenant shall be allocated the following parking spaces for the 4th Expansion Premises: 30 standard parking spaces (uncovered/unreserved) and 4 covered/reserved parking spaces, free of charge, for the duration of the 4th Expansion Premises Term.

8. Except to the extent that terms are defined herein to the contrary, all terms used in this Amendment shall have the same meaning as the defined terms set forth in the Lease.

9. Except as expressly provided herein, this Amendment shall not alter, amend or otherwise modify the terms and provisions of the Lease.

10. Except as modified by this Amendment, the Lease shall remain in full force and affect. As amended hereby, the Lease is hereby ratified and confirmed in its entirety. This Amendment and the Lease embodies the entire agreement between the parties relating to the subject matter contained herein.

11. The parties agree no commission earned in connection with the execution of this Amendment. Landlord and Tenant covenant to pay, hold harmless and indemnify each other from and against any and all cost, expense or liability for and compensation, commissions or charges claimed by any other broker or agent utilized by the indemnitor with respect to this Amendment or the negotiation hereof.

12. The parties hereto may execute this Amendment simultaneously, in any number of counterparts, or in facsimile copies, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

[Signatures on Following Page]

	LANDLORD:	TENANT:

	BELTWAY BUSINESS PARK OFFICE NO. 2, LLC, a Nevada limited liability company	INNEVATION L.L.C., a Nevada limited liability company

		By:	/s/ Rob Roy
Rob Roy, Manager
MANAGER:
Majestic Beltway Office Buildings, LLC, a Delaware limited liability company

Majestic Realty Co., a California corporation, Manager’s Agent

By:	/s/ Edward P. Roski, Jr.

Its:	President and Chairman of the Board

By:

Its:

MANAGER:
Thomas & Mack Beltway, LLC a Nevada limited liability company

By:	/s/ Thomas A. Thomas
Thomas A. Thomas, Manager

EXHIBIT A

4TH EXPANSION PREMISES

(See Attached)

FLOORPLAN
6,721 USF 7,536 RSF
AVAILABLE
SUITE 260
11,540 USF
12,939 RSF
LEASED
SUITE 210
2,829 USF
3,172 RSF
AVAILABLE
SUITE 215
1,210 USF
1,356 RSF
NORTH

AVAILABLE SPACE

LAS VEGAS DIGITAL EXCHANGE CAMPUS / BUILDING G-2
6795 EDMOND STREET, SUITE 220, LAS VEGAS, NV. 89118

THOMAS & MACK
DEVELOPMENT GROUP

FIFTH AMENDMENT TO LEASE

LAS VEGAS DIGITAL EXCHANGE CAMPUS

THIS FIFTH AMENDMENT TO LEASE (“Amendment”) is entered into as of this 12th day of January, 2015, by and between Beltway Business Park Office No. 2, LLC, a Nevada limited liability company (“Landlord”) and InNEVation L.L.C., a Nevada limited liability company (“Tenant”) and amends the Lease Agreement between Landlord and Tenant dated April 24, 2012 as amended (collectively the “Lease”) pursuant to which Tenant leased from Landlord the “Existing Premises” consisting of 57,882 rentable square feet, designated as Suites 100, 120, 160, 215, 260 and 300 at 6795 Edmond Street, Las Vegas Nevada (“Building”).

For good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Rental Area.

Commencing on the 5th Expansion Premises Commencement Date (as defined below) Tenant shall Lease, and the Premises shall be expanded to include an additional 5,853 rentable square feet in the Building (the “5th Expansion Premises”) comprising Suite 110.

The 5th Expansion Premises is more particularly described in Exhibit A, as attached hereto and incorporated herein.

The lease and occupancy, by Tenant, of the 5th Expansion Premises, shall be subject to the terms and conditions of the Lease and the term “Premises” as used throughout the Lease (subject to this Amendment) shall include the 5th Expansion Premises.

2.	Term.

The term (“5th Expansion Premises Term”) of the lease of the 5th Expansion Premises shall be coterminous with the Term of the Lease (May 16, 2017).

3.	Commencement Date.

The “5th Expansion Premises Commencement Date” for the 5th Expansion Premises is: January 1, 2015.

4.	Base Rent/Abatement.

Commencing on the 5th Expansion Premises Commencement Date and continuing during the 5th Expansion Premises Term the monthly Base Rent (on a Modified Gross basis) for the 5th Expansion Premises shall be as follows:

Term	Rate Per Month
Months 1 - 12	$10,067.16 ($1.72 RSF)

On the first day of the calendar month after which the first annual anniversary of the 5th Expansion Premises Commencement Date falls (during both the initial term and during all Renewal Terms), the Base Rent for the 5th Expansion Premises set forth above shall be increased by three (3%) (“Base Rent Adjustment”). On each annual anniversary of such initial adjustment date thereafter, the Base Rent, as adjusted and paid in the month prior to such annual anniversary, shall be increased by the Base Rent Adjustment.

Notwithstanding the above schedule of Base Rent to the contrary, as long as Tenant is not in default under this Lease, Tenant shall be entitled to an abatement of Base Rent for month one (1) (the “Abated Base Rent”) of the first year of the 5th Expansion Premises Term. In the event Tenant defaults (at any time following all applicable notice and cure periods), all Abated Base Rent shall immediately become due and payable. The payment by Tenant of the Abated Base Rent in the event of a default shall not limit or affect any of Landlord’s other rights, pursuant to this Amendment, the Lease or at law or in equity. Only Base Rent shall be abated as set forth above, and all other additional rent, Operating Expenses and other costs and charges specified in the Lease shall remain as due and payable pursuant to the provisions of the Lease.

Concurrent with the mutual execution and delivery of this Amendment, Tenant shall provide Landlord with the 2nd month’s Base Rent, which shall be applied at the beginning of the 2nd month of the 5th Expansion Premises Term.

5.	Operating Expenses

Tenant is solely responsible for the cost of in-suite janitorial, HVAC and electrical services supplied to the 5h Expansion Premises.

Tenant acknowledges that Operating Expenses (as defined in Section 4.2 of the Lease) are, in part, calculated as follows for the 5th Expansion Premises:

“Project Common Area Expenses:” Consists of the maintenance and up-keep of developed perimeter Landscaping areas (generally located parallel to the public streets within the Project), security and general and administrative costs, monuments and those other costs associated with the common areas of the Project. Tenant shall initially be responsible for Project Common Area Expenses equal to: 0.77%.

[The method for calculation of the Building’s prorata share of Project Common Area Expenses shall be based on the number of acres of land assigned to the Building divided by the total number of acres in the Project. The calculation for the Premises prorata share of the Buildings Operating Expenses shall be based on the square feet of the Premises divided by the total square feet in the Building]

“Complex Common Area Expenses.” Consists of Operating Expense obligations of that certain block of buildings (the “Complex”); including, but not limited to expenses shared by multiple buildings within the Complex, such as shared utilities, parking lot sweeping etc. Tenant shall initially be responsible for Complex Common Area Expenses equal to: 4.08%.

[The method for calculation of the prorata share of the Complex Common Area Expenses shall be based upon the acreage of the Building Area divided by the acreage of the Complex. The calculation for the Premises prorata share of the Buildings Operating Expenses shall be based on the square feet of the Premises divided by the total square feet in the Building]

“Building Common Area Expenses:” Consists of Operating Expense obligations of the Building including, but are not limited to: (i) Real Property Taxes, (ii) All Risk Property Insurance, and (iii) Property Management and maintenance/repair expenses. Tenant shall initially be responsible for Building Common Area Expenses equal to: 8.10%.

[The calculation for the Premises prorata share of the Buildings Operating Expenses shall be based on the square feet of the Premises divided by the total square feet in the Building]

6.	AS IS.

Tenant accepts the 5th Expansion Premises in its “as is” condition.

7.	Parking.

Commencing on the 5th Expansion Premise Commencement Date (and continuing for the 5th Expansion Premises Term) and subject to Exhibit F of the Lease, Tenant shall be allocated the following parking spaces for the 5th Expansion Premises: 21 standard parking spaces (uncovered/unreserved) and 5 covered/reserved parking spaces, free of charge, for the duration of the 5th Expansion Premises Term.

8. Except to the extent that terms are defined herein to the contrary, all terms used in this Amendment shall have the same meaning as the defined terms set forth in the Lease.

9. Except as expressly provided herein, this Amendment shall not alter, amend or otherwise modify the terms and provisions of the Lease.

10. Except as modified by this Amendment, the Lease shall remain in full force and affect. As amended hereby, the Lease is hereby ratified and confirmed in its entirety. This Amendment and the Lease embodies the entire agreement between the parties relating to the subject matter contained herein.

11. The parties agree no commission earned in connection with the execution of this Amendment. Landlord and Tenant covenant to pay, hold harmless and indemnify each other from and against any and all cost, expense or liability for and compensation, commissions or charges claimed by any other broker or agent utilized by the indemnitor with respect to this Amendment or the negotiation hereof.

12. The parties hereto may execute this Amendment simultaneously, in any number of counterparts, or in facsimile copies, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

[Signatures on Following Page]

	LANDLORD:	TENANT:

	BELTWAY BUSINESS PARK OFFICE NO. 2, LLC, a Nevada limited liability company	INNEVATION L.L.C., a Nevada limited liability company

		By:	/s/ Rob Roy
Rob Roy, Manager

MANAGER:
Majestic Beltway Office Buildings, LLC, a Delaware limited liability company

Majestic Realty Co., a California corporation,
Manager’s Agent

By:	/s/ Edward P. Roski, Jr.

Its:	President and Chairman of the Board

By:

Its:

MANAGER:
Thomas & Mack Beltway, LLC a Nevada limited liability company

By:	/s/ Thomas A. Thomas
Thomas A. Thomas, Manager

EXHIBIT A

5TH EXPANSION PREMISES

(See Attached)

Metropolitan

| REV | DATE | DES | | | |
|---|---|---|---|---|---|
| | | | METLIFE<br><br>OVERALL PLAN | DRAWN BY : MEM<br>DATE : 10/2/06<br>SCALE : NONE<br>FLOOR # :<br>PROPOSAL # : MM2348<br>SALES ID : 83<br>FILE : | RCF<br>River City Furniture<br>6454 Centre Park Drive<br>West Chester, Ohio 45069<br>Phone 513.771.5550 Fax 513.771.5533 |

PAGE:

1 OF 1

SIXTH AMENDMENT TO LEASE

LAS VEGAS DIGITAL EXCHANGE CAMPUS

THIS SIXTH AMENDMENT TO LEASE (“Amendment”) is entered into as of this 19th day of January, 2015, by and between Beltway Business Park Office No. 2, LLC, a Nevada limited liability company (“Landlord”) and InNEVation L.L.C., a Nevada limited liability company (“Tenant”) and amends the Lease Agreement between Landlord and Tenant dated April 24, 2012 as amended pursuant to that: First Amendment dated February 19, 2013, Second Amendment dated March 14, 2013, Third amendment dated August 20, 2013, Fourth Amendment Dated September 1, 2013 and Fifth Amendment dated January 12, 2015 (collectively the “Lease”), wherein Tenant leased from Landlord the “Existing Premises” consisting of 63,735 rentable square feet, designated as Suites 110, 120, 160, 215, 220, 260 and 300 at 6795 Edmond Street, Las Vegas Nevada (“Building”).

For good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Commencement Date.

The “5th Expansion Premises Commencement Date” for the 5th Expansion Premises (Suite 110) is: February 1, 2015.

2. Except to the extent that terms are defined herein to the contrary, all terms used in this Amendment shall have the same meaning as the defined terms set forth in the Lease.

3. Except as expressly provided herein, this Amendment shall not alter, amend or otherwise modify the terms and provisions of the Lease.

4. Except as modified by this Amendment, the Lease shall remain in full force and affect. As amended hereby, the Lease is hereby ratified and confirmed in its entirety. This Amendment and the Lease embodies the entire agreement between the parties relating to the subject matter contained herein.

5, The parties agree no commission earned in connection with the execution of this Amendment. Landlord and Tenant covenant to pay, hold harmless and indemnify each other from and against any and all cost, expense or liability for and compensation, commissions or charges claimed by any other broker or agent utilized by the indemnitor with respect to this Amendment or the negotiation hereof.

6. The parties hereto may execute this Amendment simultaneously, in any number of counterparts, or in facsimile copies, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

[Signatures on Following Page]

	LANDLORD:	TENANT:

	BELTWAY BUSINESS PARK OFFICE NO. 2, LLC, a Nevada limited liability company	INNEVATION L.L.C., a Nevada limited liability company

		By:	/s/ Rob Roy
Rob Roy, Manager

MANAGER:
Majestic Beltway Office Buildings, LLC, a Delaware limited liability company

Majestic Realty Co., a California corporation, Manager’s Agent

By:	/s/ Edward P. Roski, Jr.

Its:

By:

Its:

MANAGER:
Thomas & Mack Beltway, LLC a Nevada limited liability company

By:	/s/ Thomas A. Thomas
Thomas A. Thomas, Manager

SEVENTH AMENDMENT TO LEASE

LAS VEGAS DIGITAL EXCHANGE CAMPUS

THIS SEVENTH AMENDMENT TO LEASE (“Amendment”) is entered into as of this 15th day of November, 2015, by and between Beltway Business Park Office No. 2, LLC, a Nevada limited liability company (“Landlord”) and InNEVation L.L.C., a Nevada limited liability company (“Tenant”) and amends the Lease Agreement between Landlord and Tenant dated April 24, 2012 as amended pursuant to that First Amendment dated February 19, 2013, Second Amendment dated March 14, 2013, Third amendment dated August 20, 2013, Fourth Amendment dated September 1, 2013, Fifth Amendment dated January 12, 2015 and Sixth Amendment dated January 9, 2015 (collectively the “Lease”), wherein Tenant leased from Landlord the “Existing Premises” consisting of 63,735 rentable square feet, designated as Suites 110, 120, 160, 215, 220, 260 and 300 at 6795 Edmond Street, Las Vegas Nevada (“Building”). .

For good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Rental Area. Commencing on the 6th Expansion Premises Commencement Date (as defined below) Tenant shall Lease, and the Premises shall be expanded to include an additional 1,356 rentable square feet in the Building (the “6th Expansion Premises”) comprising Suite 215. Commencing on 6th Expansion Premises Commencement Date Suite 215 will be designated as a portion of Suite 220.1

The lease and occupancy, by Tenant, of the 6th Expansion Premises, shall be subject to the terms and conditions of the Lease, as amended hereby, and the term “Premises” as used throughout the Lease (subject to this Amendment) shall include the 6th Expansion Premises.

2. Term. The term (“6th Expansion Premises Term”) of the lease of the 6th Expansion Premises shall be coterminous with the Term of the Lease (expiring May 16, 2017).

3. Commencement Date. The “6th Expansion Premises Commencement Date” for the 6th Expansion Premises is: October 1, 2015.

4. Base Rent. Commencing on the 6th Expansion Premises Commencement Date and continuing during the 6th Expansion Premises Term the monthly Base Rent (on a Modified Gross basis) for the 6th Expansion Premises shall be as follows:

Term	Rate Per Month
Oct. 1, 2015-Sept. 30, 2016	$17,853.36 ($2.01 RSF x 8.892RSF)
Oct. 1, 2016-Sept. 30, 2017	$18,383.60 ($2.07 RSF x 8.892RSF)

5. Operating Expenses. Tenant is solely responsible for the cost of in-suite janitorial, HVAC and electrical services supplied to the 6th Expansion Premises.

[1]	Suite 215 will cease to exist as a separately designated suite.

Tenant acknowledges that Operating Expenses (as defined in Section 4.2 of the Lease) are, in part, calculated as follows for the portion of the Premises comprising Suites 215 and 220:

“Project Common Area Expenses:” Consists of the maintenance and up-keep of developed perimeter Landscaping areas (generally located parallel to the public streets within the Project), security and general and administrative costs, monuments and those “ other costs associated with the common areas of the Project. Tenant shall initially be responsible for Project Common Area Expenses equal to: 1,125%.

[The method for calculation of the Building’s prorata share of Project Common Area Expenses shall be based on the number of acres of land assigned to the Building divided by the total number of acres in the Project.]

“Complex Common Area Expenses.” Consists of Operating Expense obligations of that certain block of buildings (the “Complex”): including, but not limited to expenses shared by multiple buildings within the Complex, such as shared utilities, parking lot sweeping etc. Tenant shall initially be responsible for Complex Common Area Expenses equal to: 6.19%.

[The method for calculation of the prorata share of the Complex Common Area Expenses shall be based upon the acreage of the Building Area divided by the acreage of the Complex.]

“Building Common Area Expenses:” Consists of Operating Expense obligations of the Building including, but are not limited to: (i) Real. Property Taxes, (ii) All Risk property Insurance, and (iii) Property Management and maintenance/repair expenses. Tenant shall initially be responsible for Building Common Area Expenses equal to: 12.30%.

[The calculation for the Premises prorata share of the Buildings Operating Expenses shall be based on the square feet of the Premises divided by the total square feet in the Building]

6. AS IS. Tenant accepts the 6th Expansion Premises in its “AS IS” condition.

7. Except to the extent that terms are defined herein to the contrary, all terms used in this Amendment shall have the same meaning as the defined terms set forth in the Lease.

8. Except as expressly provided herein, this Amendment shall not alter, amend or otherwise modify the terms and provisions of the Lease.

9. Except as modified by this Amendment, the Lease shall remain in full force and affect. As amended hereby, the Lease is hereby ratified and confirmed in its entirety. This Amendment and the Lease embodies the entire agreement between the parties relating to the subject matter contained herein.

10. The parties agree no commission earned in connection with the execution of this Amendment. Landlord and Tenant covenant to pay, hold harmless and indemnify each other from and against any and all cost, expense or liability for and compensation, commissions or charges claimed by any other broker or agent utilized by the indemnitor with respect to this Amendment or the negotiation hereof.

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11. The parties hereto may execute this Amendment simultaneously, in any number of counterparts, or in facsimile copies, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

[Signatures on Following Page]

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LANDLORD:		TENANT:

BELTWAY BUSINESS PARK OFFICE NO. 2, LLC, a Nevada limited liability company		INNEVATION L.L.C., a Nevada limited liability company

MANAGER:
		By:	/s/ Rob Roy
Majestic Beltway Office Buildings, LLC, a Delaware limited liability company			Rob Roy, Manager

Majestic Realty Co., a California corporation, Manager’s Agent

By:	/s/ Edward P. Roski, Jr.
Its:	Edward P. Roski, Jr.
President and Chairman of the Board

By:
Its:

MANAGER:

Thomas & Mack Beltway, LLC a Nevada limited liability company

By:	/s/ Thomas A. Thomas
Thomas A. Thomas, Manager

EIGHTH AMENDMENT TO LEASE

LAS VEGAS DIGITAL EXCHANGE CAMPUS

THIS EIGHTH AMENDMENT TO LEASE (“Amendment”) is entered into as of this 17th day of January, 2017, by and between Beltway Business Park Office No. 2, LLC, a Nevada limited liability company (“Landlord”) and InNEVation L.L.C., a Nevada limited liability company (“Tenant”) and amends the Lease Agreement between Landlord and Tenant dated April 24, 2012 as amended pursuant to that: First Amendment dated February 19, 2013, Second Amendment dated March 14, 2013, Third amendment dated August 20, 2013, Fourth Amendment dated September 1, 2013, Fifth Amendment dated January 12, 2015, Sixth Amendment dated January 9, 2015 and Seventh Amendment dated November 1,2015 (collectively the “Lease”), wherein Tenant leased from Landlord the “Existing Premises” consisting of 63,735 rentable square feet, designated as Suites 110, 120, 160, 215, 220, 260 and 300 at 6795 Edmond Street, Las Vegas Nevada (“Building”).

For good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Rental Area.

Suite 210

Commencing on January 17, 2017 (“7th Expansion Premises Commencement Date”) and terminating coterminous with the term of the Lease (“7th Expansion Premises Term”) Tenant shall Lease, and the Premises shall be expanded to include an additional 3,172 rentable square feet in the Building (the “7th Expansion Premises”) comprising Suite 210.

The lease and occupancy, by Tenant, of the 7th Expansion Premises, shall be subject to the terms and conditions of the Lease, as amended hereby, and the term “Premises” as used throughout the Lease (subject to this Amendment) shall include the 7th Expansion Premises.

Tenant accepts the 7th Expansion Premises in its “AS-IS” condition; provided, however, Landlord’s service, maintenance and repair obligations under the Lease shall remain in full force and effect.

Suite 150

Commencing on May 16, 2017 (“8th Expansion Premises Commencement Date”) and terminating coterminous with the term of the Lease (“8th Expansion Premises Term”) Tenant shall Lease, and the Premises shall be expanded to include an additional 5,395 rentable square feet in the Building (the “8th Expansion Premises”) comprising Suite 150.

The lease and occupancy, by Tenant, of the 8th Expansion Premises, shall be subject to the terms and conditions of the Lease, as amended hereby, and the term “Premises” as used throughout the Lease (subject to this Amendment) shall include the 8th Expansion Premises.

Tenant accepts the 8th Expansion Premises in its “AS-IS” condition; provided, however, Landlord’s service, maintenance and repair obligations under the Lease shall remain in full force and effect.

2.	Term.

The term of the Lease for the entire Premises is hereby extended for an additional 60 months commencing May 15, 2017 and terminating on May 14, 2022 (“Extended Lease Term”). Tenant’s occupancy during the Extended Lease Term shall be under the same covenants, agreements, terms, provisions and conditions as are contained in the Lease for the current term, except as otherwise set forth in this Amendment.

3.	Base Year.

Effective January 17, 2017, the Base Year for the Lease is: 2017.

4.	Base Rent.

Commencing on January 17, 2017 and continuing during the Extended Lease Term the monthly Base Rent (on a Modified Gross basis) for the entire Premises shall be as follows:

Term	Rate Per Month
01/20/2017 - 05/15/2017	$130.410.15
05/16/2017 - 01/19/2018	$140.930.40

On January 17, 2018, the Base Rent for the Premises set forth above shall be increased by three (3%) (“Base Rent Adjustment”). On each annual anniversary of such initial adjustment date thereafter, the Base Rent, as adjusted and paid in the month prior to such annual anniversary, shall be increased by the Base Rent Adjustment.

5.	Operating Expenses

Tenant is solely responsible for the cost of in-suite janitorial, HVAC and electrical services supplied to the 7th Expansion Premises and 8th Expansion Premises.

Tenant acknowledges that Operating Expenses (as defined in the Lease) are, in part, calculated as follows for the 7th Expansion Premises and 8th Expansion Premises:

“Project Common Area Expenses:” Consists of the maintenance and up-keep of developed perimeter Landscaping areas (generally located parallel to the public streets within the Project), security and general and administrative costs, monuments and those other costs associated with the common areas of the Project. Tenant shall initially be responsible for Project Common Area Expenses equal to: (i) 7th Expansion Premises: 0.417% and (ii) 8th Expansion Premised: 0.709%.

[The method for calculation of the Building’s prorata share of Project Common Area Expenses shall be based on the number of acres of land assigned to the Building divided by the total number of acres in the Project.]

“Complex Common Area Expenses.” Consists of Operating Expense obligations of that certain block of buildings (the “Complex”); including, but not limited to expenses shared by multiple buildings within the Complex, such as shared utilities, parking lot sweeping etc. Tenant shall initially be responsible for Complex Common Area Expenses equal to: Tenant shall initially be responsible for Project Common Area Expenses equal to: (i) 7th Expansion Premises: 2.21% and (ii) 8th Expansion Premised: 3.76%.

[The method for calculation of the prorata share of the Complex Common Area Expenses shall be based upon the acreage of the Building Area divided by the acreage of the Complex.]

“Building Common Area Expenses:” Consists of Operating Expense obligations of the Building including, but are not limited to: (i) Real Property Taxes, (ii) All Risk Property Insurance, and (iii) Property Management and maintenance/repair expenses. Tenant shall initially be responsible for Building Common Area Expenses equal to: Tenant shall initially be responsible for Project Common Area Expenses equal to: (i) 7th Expansion Premises: 4.39% and (ii) 8th Expansion Premised: 7.46%.

[The calculation for the Premises prorata share of the Buildings Operating Expenses shall be based on the square feet of the Premises divided by the total square feet in the Building]

6. Except to the extent that terms are defined herein to the contrary, all terms used in this Amendment shall have the same meaning as the defined terms set forth in the Lease.

7. Except as expressly provided herein, this Amendment shall not alter, amend or otherwise modify the terms and provisions of the Lease.

8. Except as modified by this Amendment, the Lease shall remain in full force and affect. As amended hereby, the Lease is hereby ratified and confirmed in its entirety. This Amendment and the Lease embodies the entire agreement between the parties relating to the subject matter contained herein.

9. The parties agree no commission earned in connection with the execution of this Amendment. Landlord and Tenant covenant to pay, hold harmless and indemnify each other from and against any and all cost, expense or liability for and compensation, commissions or charges claimed by any other broker or agent utilized by the indemnitor with respect to this Amendment or the negotiation hereof.

10. Except for Thomas & Mack Development Group and Majestic Reality Co. pursuant to a separate agreement, the parties hereto may execute this Amendment simultaneously, in any number of counterparts, or in facsimile copies, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

[Signatures on Following Page]

	LANDLORD:	TENANT:

	BELTWAY BUSINESS PARK OFFICE NO. 2, LLC,	INNEVATION L.L.C.,
a Nevada limited liability company
a Nevada limited liability company

		By:	/s/ Thomas Morton
		Its:	President

MANAGER:
Majestic Beltway Office Buildings, LLC,
a Delaware limited liability company

Majestic Realty Co., a California corporation, Manager’s Agent

By:	/s/ Edward P. Roski, Jr.

Its:	President and Chairman of the Board Chief Executive Officer, Assistant Secretary and Treasurer

By:

Its:

MANAGER:
Thomas & Mack Beltway, LLC a Nevada limited liability company

By:	/s/ Thomas A. Thomas
Thomas A. Thomas, Manager